As filed with the Securities and Exchange Commission on November 22, 2022

Registration No. 333-267796

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	86-2409612
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

5269 W. 62nd Avenue,

Arvada, Colorado 80003

Telephone: (303) 431-3435

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sundie Seefried

Chief Executive Officer

5269 W. 62nd Avenue,

Arvada, Colorado 80003

Telephone: (303) 431-3435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED NOVEMBER 22, 2022

SHF Holdings, Inc.

Up to 5,750,000 Shares of Class A Common Stock Underlying Public Warrants

Up to 16,360,000 Shares of Class A Common Stock Underlying Series A Convertible Preferred

Up to 1,022,500 Shares of Class A Common Stock Underlying PIPE Warrants

This prospectus relates to the issuance by us of up to an aggregate of 5,750,000 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issuable upon the exercise of 5,750,000 warrants, each of which is exercisable at a price of $11.50 per share (the “Public Warrants”), originally issued in the initial public offering of SHF Holdings, Inc. (f/k/a Northern Lights Acquisition Corp.), a Delaware corporation (the “Company”), by the holders thereof. The Public Warrants were purchased by the holders thereof in the Company’s initial public offering as a component of the public units issued in the offering, which units were issued at a purchase price of $10.00 per unit. We will receive the proceeds from any exercise of the Public Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to 17,382,500 shares of Class A Common Stock, consisting of (i) up to 16,360,000 shares of Class A Common Stock (the “Conversion Shares”) issuable upon the conversion of shares of Series A Convertible Preferred Stock offered and sold to the Selling Stockholders at a purchase price of $1,000.00 per share in a private offering (the “PIPE Offering”) that closed concurrently with our Business Combination (as defined below), assuming a Conversion Price (as defined below) of $1.25, and (ii) up to 1,022,500 shares of Class A Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants to purchase Class A Common Stock, each of which is initially exercisable at a price of $11.50 per share (the “PIPE Warrants”), offered and sold to the Selling Stockholders in the PIPE Offering.

We are registering the Conversion Shares and the Warrant Shares for resale by the Selling Stockholders pursuant to the Selling Stockholders’ registration rights under that certain Amended and Restated Registration Rights Agreement (as defined below) between us and the Selling Stockholders. Our registration of the Conversion Shares and the Warrant Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Class A Common Stock registered hereby. The Selling Stockholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Class A Common Stock and Public Warrants are listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbols “SHFS” and “SHFSW,” respectively. On November 21, 2022, the closing price of our Class A Common Stock was $4.09 per share and the closing price of our Public Warrants was $0.09 per Warrant, which differ from the prices at which the Public Warrants, the PIPE Shares, and the PIPE Warrants were purchased, as noted above.

As of the date of this prospectus, based on the closing price of our Class A Common Stock of $4.09 on November 21, 2022, the Public Warrants and the PIPE Warrants (which we refer to collectively as the “Warrants”) are “out of the money,” which means that the trading price of the shares of Class A Common Stock underlying the Warrants is below the $11.50 exercise price of the Warrants. For so long as the Warrants remain “out of the money,” we do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. Accordingly, the exercises of the Warrants, and the cash proceeds from such exercises, are dependent on the market price of our Class A Common Stock. To the extent that the market prices of the Class A Common Stock exceed $11.50, respectively, holders of the Warrants may exercise their Warrants and sell the underlying Class A Common Stock, which may have negative impact on the market prices of the Class A Common Stock. See “Risk Factors—There is no guarantee that the Warrants will be in the money, and they may expire worthless” for more information.

The shares of Class A Common Stock underlying the Public Warrants and PIPE Warrants that are being registered for issuance and resale under this prospectus represent approximately 24.5% of the total shares of Class A Common Stock outstanding as of November 22, 2022 (assuming that all Public Warrants and PIPE Warrants are exercised). The sale of all the shares of Class A Common Stock being offered in this prospectus, or the perception that such sales may occur, could result in a significant decline in the public trading price of our shares of Class A Common Stock. Despite such a decline in the public trading price, the Selling Stockholders may experience a positive rate of return on their investment in our Class A Common Stock, but our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the trading price. For example, based on the closing price of our Class A Common Stock of $4.09 as of November 21, 2022, the Selling Stockholders would experience a potential profit of up to approximately $2.84 per share, or approximately $46.5 million in the aggregate.

See the section entitled “Risk Factors” beginning on page 10 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November ___, 2022

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. This prospectus relates, in part, to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of the Public Warrants and the PIPE Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On September 28, 2022 (the “Closing Date”), the Company consummated the previously announced business combination pursuant to that certain Unit Purchase Agreement, dated as of February 11, 2022 (as amended by that certain First Amendment to the Unit Purchase Agreement dated September 19, 2022, that certain Second Amendment to the Unit Purchase Agreement dated September 22, 2022, and that certain Third Amendment to the Unit Purchase Agreement dated September 28, 2022, the “Unit Purchase Agreement”), by and among the Company, 5AK, LLC, a Delaware limited liability company (the “Sponsor”), in its capacity as the representative for the stockholders of the Company other than the Seller (as defined below), SHF, LLC, a Colorado limited liability company doing business as Safe Harbor Financial (“SHF”), SHF Holding Co., LLC, a Colorado limited liability company (the “Seller”), and Partner Colorado Credit Union, a Colorado corporation (“PCCU”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), the Company changed its name to “SHF Holdings, Inc.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “SHF Holdings,” “we,” “us,” “our,” and similar terms refer to SHF Holdings, Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “outlook,” “forecast,” “possible,” “potential,” “predict,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

●

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

●	our financial and business performance, including financial projections and business metrics;

●	our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of our business model;

●	demand for our platform and services and the drivers of that demand;

●	our estimated total addressable market and other industry projections, and our projected market share;

●	our ability to scale in a cost-effective manner;

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●	developments and projections relating to our competitors and industry;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	expectations regarding the time during which we will be an emerging growth under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”);

●	our future capital requirements and sources and uses of cash;

●	our ability to obtain funding for our operations;

●	our business, expansion plans and opportunities; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

●	the outcome of any legal proceedings;

●	changes in applicable laws or regulations;

●	our ability to execute our business model, including market acceptance of our planned products and services;

●	that we have identified a material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

●	the ability to maintain the listing of our securities on Nasdaq or any other exchange;

●	the possibility that we may be adversely affected by other economic, business or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

We are one of the first financial services providers to offer reliable access to banking solutions for cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its partners, serves the regulated cannabis industry and implements the highest standard of accountability, transparency, monitoring, reporting, and risk mitigation measures while meeting BSA obligations in line with FinCEN guidance on CRBs. Over the past seven years, Safe Harbor has processed over $12 billion in transactions with operations spanning 20 states with regulated cannabis markets.

Background and Recent Developments

General

We were originally known as Northern Lights Acquisition Corp. On September 28, 2022, we consummated the Business Combination with SHF, the Seller, and PCCU. In connection with the Closing of the Business Combination, we changed our name to “SHF Holdings, Inc.” SHF was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While the Company was the legal acquirer in the Business Combination, because SHF was deemed the accounting acquirer, the historical financial statements of SHF became the historical financial statements of the combined company, upon the consummation of the Business Combination.

Concurrently with the execution of the Unit Purchase Agreement, the Company entered into a securities purchase agreement (the “Original Securities Purchase Agreement”) with certain investors (collectively, the “Original PIPE Investors”), pursuant to which, among other things, the Original PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Original PIPE Investors, such Original PIPE Investors committed to purchase $60 million of shares of Class A Convertible Preferred Stock (the “PIPE Shares”) and warrants (the “PIPE Warrants”) to purchase up to a number of shares of the Class A Common Stock equal to 50% of shares of the Class A Common Stock issuable upon conversion of the PIPE Shares (the “Conversion Shares”). On September 27, 2022, the Company, certain of the Original PIPE Investors, and certain additional investors (the “PIPE Investors”) entered into that certain Amended and Restated Securities Purchase Agreement (the “Amended and Restated Securities Purchase Agreement”), which amended the Original Securities Purchase Agreement to, among other matters, reduce the amount of PIPE Shares to be issued from $60 million of Class A Convertible Preferred Stock to $20.45 million of Class A Convertible Preferred Stock. In connection with the Amended and Restated Securities Purchase Agreement, on September 27, 2022, the Company entered into that certain Amended and Restated Registration Rights Agreement with the PIPE Investors, which gave certain registration rights to the PIPE Investors with respect to the PIPE Shares and the shares of Class A Common Stock underlying the PIPE Warrants. The sale of the PIPE Shares and the PIPE Warrants was consummated concurrently with the Closing.

The PIPE Shares and the PIPE Warrants were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2) and/or Regulation D promulgated thereunder.

Pursuant to our prior amended and restated certificate of incorporation, each issued and outstanding share of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), converted into one share of Class A Common Stock, at the Closing.

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Our Class A Common Stock and Public Warrants are currently listed on the on the NASDAQ under the symbols “SHFS” and “SHFSW,” respectively.

The rights of holders of our Class A Common Stock and Warrants are governed by our Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”), our bylaws (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”).

Recent Developments

On October 31, 2022, the Company entered into an Agreement and Plan of Merger (the “Abaca Merger Agreement”) by and among the Company, SHF Merger Sub I, a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub I”), SHF Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca (“Abaca”) and Dan Roda, solely in such individual’s capacity as the representative of the security holders of Abaca (the “Abaca Stockholders’ Representative”). On November 11, 2022, the parties to the Abaca Merger Agreement entered into an amendment to the Abaca Merger Agreement to modify the number of shares of the Company’s Class A Common Stock to be issued as consideration thereunder. On November 15, 2022, the parties consummated the transactions contemplated by the Abaca Merger Agreement, as amended. Pursuant to the Abaca Merger Agreement, as amended, (a) Merger Sub I merged with and into Abaca, with Abaca surviving as a direct wholly-owned subsidiary of the Company (“Merger I”) and (b) immediately following the effective time of the Merger I, Abaca merged with and into Merger Sub II (“Merger II” and, collectively with Merger I, the “Mergers”), with Merger Sub II surviving Merger II as a direct wholly-owned subsidiary of the Company.

Pursuant to the Abaca Merger Agreement, as amended, the Company acquired Abaca in exchange for $30,000,000, paid in a combination of cash and shares of the Company as follows: (a) cash consideration in an amount equal to (i) $9,000,000 ($3,000,000 was payable at the closing of the Mergers (the “Merger Closing”), with an additional $3,000,000 payable at each of the one-year and two-year anniversaries of the Merger Closing), (collectively, the “Cash Consideration”); and (b) 2,100,000 shares of Class A Common Stock at the Closing Date and $12,600,000 (minus an outstanding note balance of $500,000, plus accrued interest) in shares of Class A Common Stock at the one-year anniversary of the Merger Closing based on a 10-day VWAP (collectively, the “Share Consideration”). Each of the Company, the Merger Subs, and Abaca provided customary representations, warranties and covenants in the Agreement.

Founded in 2017, Abaca is an industry-leading cannabis financial technology platform that has processed more than $3 billion in gross transactions and adds more than 300 new accounts held with its FDIC-insured bank clients to facilitate traditional banking services for operators ranging from single dispensaries to multi-state and national operators. Abaca’s people, processes, and technology provide a complete cannabis solution to financial institutions, managing their regulatory risk at scale, enabling Abaca to provide cannabis businesses a full suite of specialized financial and treasury services available to the industry via its secure, digital platform.

Emerging Growth Company

We are an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the Company’s initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

Corporate Information

The Company was incorporated in the State of Delaware on February 26, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company completed its initial public offering in June 2021. In September 2022, the Company consummated the Business Combination. In connection with the Business Combination, we changed our name to “SHF Holdings, Inc.” Our principal executive offices are located at 5269 W. 62nd Avenue, Arvada, Colorado 80003 and our telephone number is (303) 431-3435. Our website address is https://shfinancial.org/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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THE OFFERING

Issuer	SHF Holdings, Inc. (f/k/a Northern Lights Acquisition Corporation)

Issuance of Class A Common Stock

Shares of Class A Common Stock Offered by us	5,750,000 shares of Class A Common Stock issuable upon exercise of the Public Warrants

Shares of Class A Common Stock Outstanding Prior to Exercise of All Public Warrants	20,815,912 shares (as of November 22, 2022).

Shares of Class A Common Stock Outstanding Assuming Exercise of All Public Warrants	26,565,912 shares (based on total shares outstanding as of November 22, 2022).

Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $66.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. As of the date of this prospectus, based on the closing price of our Class A Common Stock of $4.09 on November 21, 2022, the Public Warrants are “out of the money,” which means that the trading price of the shares of Class A Common Stock underlying the Public Warrants is below the $11.50 exercise price of the Public Warrants. For so long as the Public Warrants remain “out of the money,” we do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. Accordingly, the exercises of the Public Warrants, and the cash proceeds from such exercises, are dependent on the market price of our Class A Common Stock. We expect to use any net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Common Stock and Warrants

Shares of Class A Common Stock Offered by the Selling Stockholders	17,382,500 shares (including (i) up to 16,360,000 shares of Class A Common Stock that may be issued upon the conversion of the PIPE Shares, assuming a Conversion Price of $1.25, and (ii) up to 1,022,500 shares of Class A Common Stock that may be issued upon the exercise of the PIPE Warrants).

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities-Warrants” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders. If all of the PIPE Warrants were exercised for cash, we would receive proceeds of up to an aggregate of approximately $11.8 million. As of the date of this prospectus, based on the closing price of our Class A Common Stock of $4.09 on November 21, 2022, the PIPE Warrants are “out of the money,” which means that the trading price of the shares of Class A Common Stock underlying the PIPE Warrants is below the $11.50 exercise price of the PIPE Warrants. For so long as the PIPE Warrants remain “out of the money,” we do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. Accordingly, the exercises of the PIPE Warrants, and the cash proceeds from such exercises, are dependent on the market price of our Class A Common Stock.

Market for Class A Common Stock and Warrants	Our Class A Common Stock and Public Warrants are currently traded on the NASDAQ under the symbols “SHFS” and “SHFSW,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

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SUMMARY RISK FACTORS

An investment in shares of our Class A Common Stock involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

Risks Related to our Business and Industry, including:

●	Substantially all of SHF’s CRB customers’ deposits are currently held at PCCU, which means that our growth will be restricted until we can enter into agreements with additional financial institutions.
●	SHF has only recently begun its loan program, which may make it more difficult for SHF to compete with other lenders, brokers and servicers.
●	SHF’s loan program is currently substantially dependent on PCCU, currently the largest funding source for SHF’s loans, which may limit the types, terms and amounts of loans that we may offer.
●	SHF may face competition from traditional financial institutions and other lenders and service providers for its lending and other services, which may adversely affect SHF’s ability to achieve our business goals and its results of operations.
●	SHF intends to focus its lending to CRBs on commercial loans, which could increase the risk in SHF’s loan portfolio, resulting in higher provisions for loan losses and adversely affecting SHF’s results of operations.
●	Loans to CRBs secured by properties and assets that are, and will be, subject to extensive regulations, such that if such collateral was foreclosed upon those regulations may result in significant costs and materially and adversely affect SHF’s business, financial condition, liquidity and results of operations.
●	SHF is obligated to indemnify PCCU for all losses resulting from defaults of the CRB loans made by PCCU to SHF’s customers.
●	If SHF’s allowance for loan losses is not sufficient to cover actual loan losses for loans held in SHF’s portfolio or for which it was otherwise responsible, SHF’s results of operations and financial condition will be negatively affected.
●	Certain assets of CRB borrowers may not be used as collateral or transferred due to applicable state laws and regulations governing the cannabis industry, and such restrictions could negatively impact our profitability.
●	Foreclosure of security interests on loans to CRBs that are in default could result in losses.
●	Interest rate volatility could significantly reduce our profitability, business, financial condition, results of operations and liquidity.
●	SHF may become subject to regulation in additional states as it expands its operations.
●	SHF is dependent on PCCU for certain administrative services.
●	Actual or threatened public health crises, epidemics, or outbreaks, such as the outbreak of COVID-19, may have a material adverse effect on SHF’s business, financial condition, and results of operations.
●	An information systems interruption or breach in security of SHF’s systems could adversely affect us.
●	SHF may suffer uninsured losses or suffer material losses in excess of insurance limits.
●	An adverse outcome in litigation to which SHF is or becomes a party could materially and adversely affect us.
●	SHF identified material weaknesses in its internal control over financial reporting for the year ended December 31, 2020. Such material weaknesses could adversely affect SHF’s ability to report its results of operations and financial condition accurately and in a timely manner.

Additional Risks Related to the Cannabis Industry, including:

●	SHF provides services to financial institutions that provide banking services to businesses in or ancillary to the state licensed cannabis industry, which could expose us to additional liabilities and regulatory compliance cost and adversely impact our business, operations, financial condition, brand and reputation.
●	SHF, its financial institution clients and their CRB customers are subject to a variety of laws regarding financial transactions related to cannabis, which could subject their CRB customers to legal claims or otherwise adversely affect our business.
●	The conduct of third parties may jeopardize our business and regulatory compliance.

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●	We may be subject to constraints on marketing our services, which could adversely impact our results of operations and our growth opportunities.
●	Service providers to cannabis businesses may be subject to unfavorable U.S. tax treatment.
●	Cannabis businesses may be subject to civil asset forfeiture.
●	Because we provide services to companies that provide services to CRBs, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.
●	There may be difficulty enforcing certain of our commercial agreements and contracts.
●	Certain of our directors, officers, employees and investors who are not U.S. citizens may face constraints on cross-border travel into the United States.

Risks Related to SHF’s Organization and Structure, including:

●	Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.
●	SHF depends on key management personnel and other experienced employees.
●	Failure by SHF’s directors, officers or employees to comply with applicable policies, regulations and rules could materially and adversely affect us.
●	Changes in accounting rules, assumptions or judgments could materially and adversely affect SHF.
●	If SHF fails to implement and maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, investors could lose confidence in SHF’s financial results, which could materially and adversely affect SHF.

Risks Related to an Investment in Our Securities

●	The Selling Stockholders may purchase shares of Class A Common Stock at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.
●	Sales of our Class A Common Stock, or the perception of such sales, by us or the Selling Stockholders pursuant to this prospectus in the public market or otherwise could cause the market price for our Class A Common Stock to decline and certain Selling Stockholders still may receive significant proceeds.
●	Resales of the shares of Class A Common Stock could depress the market price of our Class A Common Stock.
●	There is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.
●	A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
●	If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
●	The Company’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and the PIPE.
●	Our only significant asset will be our ownership interest in SHF and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations.
●	The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
●	The Company’s ability to be successful will depend upon the efforts of the Company’s Board and key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s post-Business Combination business.
●	The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of the Company’s financial condition or results of operations and, accordingly, you will have limited financial information on which to evaluate the financial performance of the Company and your investment decision.
●	A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock or public warrants to drop significantly, even if SHF’s business is doing well.

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●	The terms of our PIPE financing completed in conjunction with the Business Combination could have an adverse impact of the trading prices of the Class A Common Stock.
●	The grant of registration rights to PCCU and the Seller in connection with the Business Combination pursuant to the Unit Purchase Agreement, and to the PIPE Investors in connection with the Amended and Restated Securities Purchase Agreement, may adversely affect the market price of our Class A Common Stock.
●	The underwriters of the Company’s initial public offering may waive or release parties to the lock-up agreements entered into in connection with the Business Combination, which could adversely affect the price of the Company’s securities, including its common stock.
●	The Company may issue additional shares of common or preferred stock under the Equity Incentive Plan or otherwise, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.
●	Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
●	If securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding the Class A Common Stock of the post-combination company adversely, then the price and trading volume of the Class A Common Stock of the post-combination company could decline.
●	We may be unable to obtain additional financing to fund our operations and growth.
●	Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
●	We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.
●	We may seek warrant holder approval to amend the terms of the warrants in a manner that may be adverse to holders. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.
●	We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
●	Warrants are exercisable for Class A Common Stock, and the exercise of such Warrants would increase the number of shares eligible for resale in the public market and result in dilution to our stockholders.
●	Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our common stock.
●	Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
●	The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
●	Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.
●	We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
●	Our financial statement footnotes include disclosure regarding the substantial doubt about our ability to continue as a going concern

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and “Summary Risk Factors,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition, liquidity, results of operations and prospects.

RISKS RELATED TO SHF’S BUSINESS

Substantially all of SHF’s CRB customers’ deposits are currently held at PCCU, which means that our growth will be restricted until we can enter into agreements with additional financial institutions.

Substantially all of the deposits of SHF’s CRB customers are currently held at PCCU, which as of the date of this prospectus constitutes approximately 22.8% of PCCU’s total assets. Under the Second Amended and Restated Support Services Agreement, PCCU has agreed to maintain its ratio of CRB-related deposits to total assets to 65% or greater unless a lower ratio is required by applicable regulatory or policy requirements. There can be no assurances that PCCU will be able to maintain this ratio of CRB-related deposits to total assets, or that its total assets will grow so as to permit its CRB deposits to grow. Therefore, unless we are able to expand the number of financial institutions at which deposits onboarded and monitored by SHF are held, our growth will be limited to the extent that PCCU’s assets may grow, if at all. Although under SHF’s Second Amended and Restated Account Servicing Agreement with PCCU, SHF is not restricted from onboarding and monitoring deposits at other financial institutions, there can be no assurances that we will be able to expand the number of financial institutions with which we will onboard and monitor deposits or, if we are able to enter into agreements with additional financial institutions, whether the terms of those agreements will be on comparable terms. In addition, if PCCU were to terminate either or both of the Second Amended and Restated Support Services Agreement or the Second Amended and Restated Account Servicing Agreement, our operations would be materially impaired if we were not able to obtain from third parties the services SHF receives from PCCU under the Second Amended and Restated Support Services Agreement or if we were not able to enter into arrangements with other financial institutions to host the deposits of SHF’s customers.

SHF has only recently begun its loan program, which may make it more difficult for SHF to compete with other lenders, brokers and servicers.

SHF, through its predecessor entity, began offering loan services through PCCU to CRBs in 2020. As a result, SHF’s loan program may be subject to factors inherent in a start-up business, such as competing with existing entities who have been offering loans and other lending-related services for longer than SHF has, ensuring that SHF’s systems are compliant with applicable laws and regulations, and ensuring that SHF’s systems and personnel are able to handle the anticipated pipeline of loan applications. The time to fully ramp-up SHF’s lending and loan servicing operations may be more difficult for SHF to compete against lenders and brokers that have been lending to CRBs for a longer period of time.

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SHF’s loan program is currently substantially dependent on PCCU, currently the largest funding source for SHF’s loans, which may limit the types, terms and amounts of loans that we may offer.

SHF’s loan program currently depends on PCCU as SHF’s largest funding source for new loans to CRBs. To date, with the exception of one $500,000 loan funded directly by SHF during April 2022, all of SHF’s loans have been funded by PCCU. Under PCCU’s loan policy for loans to CRBs, PCCU’s board has approved aggregate lending limits at the lesser of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as (i) real estate secured, (ii) construction, (iii) unsecured and (iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. As of December 31, 2021, PCCU’s net worth was $61.9 million and CRB-related deposits were $146.3 million. In addition, loans to any one borrower or group of associated borrowers are limited by applicable NCUA regulations to the greater of $100,000 or 15% of PCCU’s net worth. As a result, our ability to expand our loan program will be limited by PCCU’s growth unless we are able to expand our capacity to make loans directly or find other financial institutions and lenders willing to make loans to CRBs. In addition, even if we are able to identify additional lenders, we may not be able to negotiate comparable terms.

SHF may face competition from traditional financial institutions and other lenders and service providers for its lending and other services, which may adversely affect SHF’s ability to achieve our business goals and its results of operations.

SHF operates in an increasingly competitive market for its lending, compliance, customer intake and management services. Our competitors for our compliance and customer-focused services include both traditional financial institutions and fintech companies. Lending competitors include both private investment funds and public REITs focused on the cannabis industry, as well as traditional financial institutions that have begun offering loans to CRBs. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. In particular, because traditional financial institutions may have a cost of funds more comparable to ours, we may face greater competition in providing loans to CRBs. There can be no assurances that we will be able to successfully compete against these competitors, which may adversely affect SHF’s ability to achieve its business goals and its results of operations.

SHF intends to focus its lending to CRBs on commercial loans, which could increase the risk in SHF’s loan portfolio, resulting in higher provisions for loan losses and adversely affecting SHF’s results of operations.

SHF intends to focus its lending efforts on commercial loans to CRBs, including commercial real estate loans, commercial business secured by other assets such as equipment or accounts receivable, and unsecured loans. Historically, these loans have had higher risks than other types of loans, such as loans secured by residential real estate. For example, repayment of commercial real estate loans and commercial business loans are dependent on income being generated by the rental property or business in amounts sufficient to cover operating expenses and debt service. If the borrowers of these types of loans default, the collateral may not be liquidated as easily and may involve expensive workout techniques. Commercial lending may also involve large balances of loans to single borrowers or related groups of borrowers. If these loans become nonperforming, SHF may have to increase its reserves for loan losses, which would negatively affect its results of operations.

In addition, loans secured by commercial real estate may deteriorate in value during the time the credit is extended. Real estate values and the real estate markets are generally affected by a variety of factors including, but not limited to, changes in economic conditions, fluctuations in interest rates, the availability of credit, changes in tax laws and other statutes, regulations, and policies, and acts of nature. Weakening of the real estate market could result in an increase loan defaults and a reduction in the value of the collateral securing those loans, which in turn could adversely affect our profitability and asset quality. If the collateral securing a loan is liquidated to satisfy the debt during a period of reduced real estate values, our earnings and capital could be adversely affected.

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Loans to CRBs secured by properties and assets that are, and will be, subject to extensive regulations, such that if such collateral was foreclosed upon those regulations may result in significant costs and materially and adversely affect SHF’s business, financial condition, liquidity and results of operations.

The loans presently funded by our financial institution clients, and the loans that are expected to be made in the future, may be secured by properties and assets that are, and will be, subject to various state and local laws and regulatory requirements, and we, our client financial institutions, or a third party would be subject to such requirements if such collateral was foreclosed upon. State and local property regulations may restrict the use of collateral or the ability to foreclose on the collateral. Among other things, these restrictions may relate to cultivation of cannabis, the use of water and the discharge of waste water, fire and safety, seismic conditions, asbestos-cleanup or hazardous material abatement requirements. Neither SHF, its financial institution clients, nor third parties engaged to assist with the liquidation or foreclosure process will take possession of cannabis inventory, cannabis paraphernalia or other cannabis-related assets, nor will they take title to real estate used in cannabis-related businesses. Applicable regulations under state law that govern CRBs generally do not permit the taking of title to real estate involved in commercial sales of cannabis, whether through foreclosure or otherwise, without prior regulatory approval. The sale of a license or other realization of the value of licenses also requires the approval of state and local regulatory authorities. While the loan agreements and related security agreements provide for foreclosure remedies, receivership remedies and/or other remedies that would permit the sale or other realization of real property collateral, the regulatory requirements and statutory prohibitions related to real property used in cannabis-related operations may cause significant delays or difficulties in realizing upon the expected value of such real property collateral. We make no assurance that existing regulatory policies will not materially and adversely affect the value of such collateral, or that additional regulations will not be adopted that would increase such potential material adverse effect. The negative affect on such collateral could have a material adverse effect on SHF’s business, financial condition, liquidity and results of operations.

SHF is obligated to indemnify PCCU for all losses resulting from defaults of the CRB loans made by PCCU to SHF’s customers.

Pursuant to SHF’s Loan Servicing Agreement with PCCU, SHF has agreed to indemnify PCCU for all losses resulting from the defaults of loans made by PCCU to CRB customers. This means that SHF will be solely responsible for all costs of negotiating forbearances or refinancing the defaulted loans, loss mitigation, and collection efforts, whether conducted directly or by an affiliate or third party, including realizing the proceeds from any collateral as a result of a sale of collateral by the borrower or through a third party engaged to assist the borrower n the liquidation process. SHF’s indemnity is subordinate to PCCU’s other means of collecting on the loans including repossession of collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not parties to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the borrowers. As a result, we will be required to establish loan loss reserves relating to these loans, even though we are not the funding lender. Because these loans will not be an asset on our balance sheet, the loan loss reserves are anticipated to be reflected as a liability in our financial statements, versus a contra-asset.

If SHF’s allowance for loan losses is not sufficient to cover actual loan losses for loans held in SHF’s portfolio or for which it was otherwise responsible, SHF’s results of operations and financial condition will be negatively affected.

In the event loan customers do not repay their loans according to their terms and the proceeds of liquidating the collateral securing these loans is insufficient to satisfy any remaining loan balance, SHF may experience significant indemnity losses associated with these loans. Such credit risk is inherent in the lending business, and failure to adequately assess such credit risk could have a material adverse effect on our financial condition and results of operations. SHF will be required to establish loan loss reserves for all loans for which it is the lender, for all SHF originated loans made by PCCU to CRB customers, and in other instances where it may be contractually liable to indemnify a lender for loan losses. The determination of the appropriate level of the allowance for loan losses involves a high degree of subjectivity and judgment and will require SHF to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Although we have agreed with PCCU in the Loan Servicing Agreement that we will maintain or have access to sufficient liquidity to satisfy our indemnity obligations to PCCU under the Loan Servicing Agreement, we cannot be certain that our loan loss reserves will be adequate over time to cover losses in PCCU-funded loans or loans funded by other funding sources in SHF’s portfolio because of unanticipated adverse changes in the economy, market conditions or events adversely affecting specific customers, industries or markets, or borrowers repaying their loans. If SHF’s loan loss reserves are not adequate, our business, financial condition, including our liquidity and capital, and results of operations could be materially adversely affected. In addition, charge-offs of defaulted loans in future periods that exceed the related reserves may require us to add to our loan loss reserves, which would result in a decrease in net income and capital, and could have a material adverse effect on our financial condition and results of operations.

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Certain assets of CRB borrowers may not be used as collateral or transferred due to applicable state laws and regulations governing the cannabis industry, and such restrictions could negatively impact our profitability.

Each state that has legalized cannabis in some form has adopted its own set of laws and regulations that differ from one another. In particular, laws and regulations differ among states and even localities regarding the collateralization or transferability of cannabis-related assets, such as cannabis licenses, cannabis inventory, and ownership interests in licensed cannabis companies. Some state laws and regulations where borrowers operate may prohibit the collateralization or transferability of certain cannabis-related assets. Other states may allow the collateralization or transferability of cannabis-related assets, but with restrictions, such as meeting certain eligibility requirements, utilization of state receiverships, and/or upon approval by the applicable regulatory authority. Prohibitions or restrictions on the ability to take possession of certain cannabis-related assets securing the loans of our borrowers could have a material adverse effect on SHF’s business, financial condition, liquidity and results of operations. In addition, because the sales of such assets may be forced upon the borrower when time may be of the essence and available to a limited number of potential purchasers, the sales prices may be less than the prices obtained with more time in a larger market.

Foreclosure of security interests on loans to CRBs that are in default could result in losses.

In general, a foreclose procedure is required to liquidate collateral provided on loans in default. Alternatively, a borrower may be required under the terms of the loan documents to dispose of certain business assets to satisfy the loan commitments. Foreclosure processes and other liquidations of collateral are often lengthy and expensive. Results of foreclosure and liquidation processes may be uncertain, as claims may be asserted by the relevant borrower or by other creditors or investors in such borrower that interfere with the foreclosure or liquidation process, such as claims that challenge the validity or enforceability of the loan or the priority or perfection of the security interests. Borrowers may resist foreclosure actions or may refuse to comply with loan requirements by asserting numerous claims, counterclaims and defenses against our client financial institutions or us, including, without limitation, lender liability claims and defenses, even when the assertions may have no merit, in an effort to prolong the foreclosure action or delay the liquidation of collateral and seek to force us or the financial institution into a modification or buy-out of the loan for less than the amount owed. Additionally, the transfer of certain collateral to us or our financial institution clients may be limited or prohibited by applicable laws, regulations and/or public company listing standards. See “Loans to CRBs secured by properties and assets that are, and will be, subject to extensive regulations, such that if such collateral was foreclosed upon those regulations may result in significant costs and materially and adversely affect SHF’s business, financial condition, liquidity and results of operations.” For transferable collateral, foreclosure, or other remedies available may be subject to certain laws and regulations, including the need for regulatory disclosure and/or approval of such transfer. If federal law were to change to permit cannabis companies to seek federal bankruptcy protection, the applicable borrower could file for bankruptcy, which would have the effect of staying the foreclosure actions or liquidation processes and delaying the foreclosure or liquidation processes and potentially result in reductions or discharges of debt owed. Foreclosure or forced liquidation may create a negative public perception of the collateral property, resulting in a diminution of its value. Moreover, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to repay the loan in full. Any costs or delays involved in the foreclosure or a liquidation of the underlying property will reduce the net proceeds realized and, thus, increase the potential for loss. In the event a borrower defaults on any of its loan obligations and such debt obligations are equitized, neither SHF nor its financial institution clients will hold such equity interests, which may result in additional losses on loans to such entity.

Interest rate volatility could significantly reduce our profitability, business, financial condition, results of operations and liquidity.

Our earnings will depend in part on the relationship between the yield on our earning assets, primarily loans and investment securities, and the cost of funds, primarily borrowings. This net interest margin is susceptible to significant fluctuation and is affected by economic and competitive factors that influence the yields and rates for, and the volume and mix of, our interest-earning assets and interest-bearing liabilities. Interest rate risk is exposure to movement in interest rates that could have an adverse impact on our net interest income. Interest rate risk arises from the imbalance in the repricing, maturity and/or cash flow characteristics of assets and liabilities. Although neither the Company nor SHF currently have any borrowings from third parties, to the extent that either incur indebtedness that will be subject to interest rate risk to the degree that our interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than our interest earning assets. In addition, increases in interest rates could reduce the pipeline of borrowers desiring to obtain loans from us or through our loan program if these borrowers seek alternate sources of capital. As a result, fluctuations in interest rates could have a material adverse impact on our business, financial condition, results of operations or liquidity.

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SHF may become subject to regulation in additional states as it expands its operations.

SHF was previously considered a credit union service organization (“CUSO”) and as a result of its status as a Colorado limited liability company and its relationship with PCCU, a Colorado-chartered credit union, SHF is subject to various Colorado and federal laws, rules and regulations. Although SHF is no longer considered a CUSO following the closing of the Business Combination, SHF may become subject to the laws of additional states as it expands its operations by opening offices, maintaining employees or otherwise establishing a substantial footprint in additional states.

SHF is dependent on PCCU for certain administrative services.

Pursuant to the Second Amended and Restated Support Services Agreement, PCCU has been providing SHF with certain administrative services, including services relating to information technology and systems, accounting and financial services, human resources and marketing. SHF may also request that certain PCCU employees be available to SHF on a shared basis to perform duties for SHF. For these services, SHF currently pays PCCU a monthly fee equal to $30.96 per CRB account in addition to reimbursement of direct expenses. Under the Second Amended and Restated Support Services Agreement, PCCU is also entitled to retain 25% of all investment income derived from CRB cash and investments. We are building out our team so that these operational functions will be handled internally. Although we believe the fees due to PCCU under the Second Amended and Restated Support Services Agreement to be reasonable, these fees may result in higher expenses than we would otherwise incur. In addition, we may not be able to bring these functions in-house and, even if we are able to do so, we may continue to rely on third parties for all or part of these functions. Reliance on a third party, including PCCU, may result in significant expenses and operational issues over which we will not have direct control.

Actual or threatened public health crises, epidemics, or outbreaks, such as the outbreak of COVID-19, may have a material adverse effect on SHF’s business, financial condition, and results of operations.

SHF’s business operations and supply chains may be negatively impacted by regional or global public health crises, epidemics, or outbreaks. For example, in December 2019, a novel strain of coronavirus, now known as COVID-19. The COVID-19 outbreak led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. While many of these measures have since been lifted, should the United States experience a new outbreak of COVID-19 or another contagious disease, governments may impose new measures or restrictions that may adversely impact SHF’s business, financial condition, and results of operations. In addition, a significant public health crisis, epidemic or outbreak of contagious disease in the human population may adversely affect the economies and financial markets of many countries, including those in which SHF operates, resulting in an economic downturn that could affect the supply or demand for SHF’s products and services.

An information systems interruption or breach in security of SHF’s systems could adversely affect us.

SHF relies on information technology and other computer resources to perform important operational and marketing activities as well as to maintain its business and employee records and financial data. SHF’s computer systems are currently hosted by PCCU and are subject to damage or interruption from power outages, computer attacks by hackers, viruses, catastrophes, hardware and software failures and breach of data security protocols by its personnel or third-party service providers. Although SHF has implemented administrative and technical controls and taken other actions to minimize the risk of cyber incidents and otherwise protect its information technology, computer intrusion efforts are becoming increasingly sophisticated and even the controls that SHF has installed might be breached. Further, many of these computer resources are provided to SHF or are maintained on SHF’s behalf by third-party service providers pursuant to agreements that specify certain security and service level standards, but which are ultimately outside of SHF’s control. If SHF were to experience a significant period of disruption in information technology systems that involve interactions with customers or suppliers, it could result in the loss of sales and customers and significant incremental costs, which could adversely affect its business. Additionally, security breaches of information technology systems could result in the misappropriation or unauthorized disclosure of proprietary, personal and confidential information, including information related to employees, counter-parties, and customers, which could result in significant financial or reputational damage and liability under data privacy laws and regulations.

SHF may not be successful in integrating acquisitions, expanding into new markets or implementing its growth strategies.

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SHF may suffer uninsured losses or suffer material losses in excess of insurance limits.

In addition to difficulties with respect to claim assessment and liability and reserve estimation, some types of claims may not be covered by insurance or may exceed applicable coverage limits. SHF may also be responsible for applicable self-insured retentions with respect to its insurance policies. Furthermore, any product liability or warranty claims made against SHF, whether or not they are viable, may lead to negative publicity, which could impact SHF’s reputation and future sales.

Because of the uncertainties inherent in litigation, we cannot provide assurance that SHF’s insurance coverage, indemnity arrangements and reserves will be adequate to cover liability for any damages, the cost of litigation, or any other related expenses surrounding the current claims to which SHF is subject or any future claims that may arise. Such damages and expenses, to the extent that they are not covered by insurance, could materially and adversely affect our consolidated financial statements and results.

An adverse outcome in litigation to which SHF is or becomes a party could materially and adversely affect us.

SHF is not aware of any pending litigation. However, in the future, it may become subject to litigation, including claims relating to its operations, breach of contract, securities offerings, relation to the cannabis industry, or otherwise in the ordinary course of business or otherwise. Some of these claims may result in significant defense costs and potentially significant judgments against SHF, some of which are not, or cannot be, insured against. We cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against SHF may result in significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact SHF’s earnings and cash flows, thereby materially and adversely affecting us. Litigation or the resolution of litigation may affect the availability or cost of SHF’s insurance coverage, which could materially and adversely impact us.

SHF identified material weaknesses in its internal control over financial reporting for the year ended December 31, 2020. Such material weaknesses could adversely affect SHF’s ability to report its results of operations and financial condition accurately and in a timely manner.

As noted above, SHF’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. SHF’s management is likewise responsible for the evaluation of the effectiveness of its internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the audit of SHF’s financial statements for the year ended December 31, 2020, two material weaknesses were identified in its internal controls over financial reporting. One material weakness was identified related to a failure to complete an analysis of the accounting impact of ASC Topic 606, Revenue from Contracts with Customers particularly as it related to revenue recognition associated with SHF’s Safe Harbor Program revenue, and one material weakness was identified associated with SHF’s application of carve out accounting guidance and its failure to exclude certain specifically identifiable expenses from corporate allocations. SHF has implemented a plan to remediate these material weaknesses, through measures that include the following:

●	SHF is utilizing third-party consultants and specialists, to supplement its internal resources; and

●	SHF has enhanced its reconciliation and review controls including review by its parent’s chief financial officer.

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With the implementation of this plan, the material weaknesses have been remediated for the year ended December 31, 2021. Completion of remediation does not provide assurance that our remediation or other controls will continue to operate properly. A failure to maintain effective internal controls over financial reporting could result in errors in its financial statements that could require SHF to restate past financial statements, cause SHF to fail to meet its reporting obligations and cause investors to lose confidence in SHF’s reported financial information, all of which could materially and adversely affect SHF.

Additional Risks Related to the Cannabis Industry

SHF provides services to financial institutions that provide banking services to businesses in or ancillary to the state licensed cannabis industry, which could expose us to additional liabilities and regulatory compliance cost and adversely impact our business, operations, financial condition, brand and reputation.

SHF provides deposit and lending services to financial institutions that desire to provide services to CRBs in states where cannabis is legal for medical or full adult use. Medical use cannabis, as well as recreational use businesses, are legal in numerous states and the District of Columbia. Cannabis remains a Schedule I drug under the Controlled Substances Act of 1970 (the “CSA”), however, and the federal government has the authority to enforce the CSA regardless of whether cannabis is legal under state law. In 2014, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) published guidance for financial institutions servicing state legal cannabis businesses (the “FinCEN Guidance”). SHF has implemented a comprehensive control framework that includes written policies and procedures related to the on-boarding of such businesses and the monitoring and maintenance of such business accounts at PCCU or other financial institutions that comport with the FinCEN Guidance. Additionally, SHF’s policies call for due diligence review of the cannabis business before the business is on-boarded, including, as applicable, confirmation that the business is properly licensed and maintains the license in good standing in the applicable state. SHF’s services to PCCU or other financial institutions include the ongoing monitoring and of the business to determine if the business continues to meet the requirements of the depositary institution.

While we believe SHF’s policies and procedures will allow us to operate in compliance with the FinCEN Guidance, there can be no assurance that compliance with the FinCEN Guidance will protect us from federal or other regulatory sanctions. Federal prosecutors have significant discretion and there can be no assurance that the federal prosecutors will not choose to strictly enforce the federal laws governing cannabis. Any change in the federal government’s enforcement position could potentially subject us to criminal prosecution and other regulatory sanctions. While we also believe SHF’s BSA/AML policies and programs for the services offered by PCCU or other financial institutions to CRBs, the medical and recreational cannabis business is considered high-risk, thus increasing the risk of a regulatory action against SHF’s BSA/AML program that could expose us to liabilities and regulatory compliance costs that would have an adverse impact on our business, results of operations, financial condition, brand and reputation.

Further, to the extent any law enforcement actions require us to respond to subpoenas, or undergo search warrants, for client records, PCCU or other financial institutions providing services to CRBs could elect to cease using our services. Until the U.S. federal government changes the laws with respect to cannabis, which may not occur, U.S. federal authorities could more strictly enforce current federal prohibitions and restrictions. An increase in federal enforcement against companies licensed under state cannabis laws could negatively impact the state licensed cannabis industries and, in turn, our business, operating results, financial condition, brand and reputation.

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SHF, its financial institution clients and their CRB customers are subject to a variety of laws regarding financial transactions related to cannabis, which could subject their CRB customers to legal claims or otherwise adversely affect our business.

SHF, its financial institution clients and their CRB customers are subject to a variety of laws and regulations in the United States regarding financial transactions, including the Bank Secrecy Act, as amended by Title III of the USA Patriot Act. The penalties for violation of these laws and regulations include imprisonment, substantial fines and forfeiture. In complying with these laws and regulations, SHF complies with the FinCEN Guidance. This compliance includes, among other things, extensive due diligence reviews of potential and existing CRB customers of the financial institutions. These reviews may be time-consuming and costly, potentially creating additional barriers to providing financial services and imposing additional compliance requirements on us and our CRB customers. In addition, SHF is, on behalf of its financial institution clients, required to make various filings with FinCEN and the IRS to report certain suspicious transactions or cash transactions of over $10,000. If the filings are not made accurately or promptly, substantial penalties may be imposed that could have a material adverse effect on our business, results of operations and financial condition. In addition, we cannot assure that SHF’s strategies and techniques for designing our services and solutions for our clients and CRB customers will operate effectively and efficiently and not be adversely impacted by cannabis regulations. Further, a change in financial services regulations or a change in the position of the financial services industry that permits more financial institutions to directly serve businesses that grow and sell cannabis products may increase competition for us, facilitate new entrants into the industry offering services similar to those that we offer, or otherwise adversely affect our results of operations.

We may have difficulty using bankruptcy courts due to our involvement in the regulated cannabis industry.

We currently have no need or plans to seek bankruptcy protection. U.S. courts have held that debtors whose income is derived from cannabis or cannabis assets in violation of the CSA cannot seek federal bankruptcy protections. Although we are not in the business of growing or processing cannabis or selling or even possessing cannabis or cannabis products, a U.S. court could determine that our revenue is derived from cannabis or cannabis assets and prevent us from obtaining bankruptcy protections if necessary.

The conduct of third parties may jeopardize our business and regulatory compliance.

While the post-consummation company will not be a cannabis licensee or directly involved in the cannabis industry, and as such, will not subject to commercial cannabis regulations that apply to cannabis operators, we cannot guarantee that our systems, protocols, and practices associated with our onboarding and monitoring services will prevent all unauthorized or illegal activities by the CRBs receiving banking services through our financial institution clients. Our success depends in part on our financial institution clients’ ability to operate consistently with the regulatory and licensing requirements of each state, local, and regional jurisdiction in which they operate. We cannot ensure that the conduct of our financial institution clients and the CRBs that have deposits with them, who are third parties, will not expose them to legal sanctions and costs, which could in turn, adversely affect our business, results of operations, financial condition, brand and reputation.

We may be subject to constraints on marketing our services, which could adversely impact our results of operations and our growth opportunities.

Certain of the states in which the Company may operate have strict regulations regarding marketing and sales activities ancillary to cannabis products, which could affect our ability to market our services and the development of our business. If we are unable to effectively market our services and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased fees for our services, this could hamper demand for our services, which could result in a loss of revenue.

Service providers to cannabis businesses may be subject to unfavorable U.S. tax treatment.

Under Section 280E of the Internal Revenue Code, no deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on business, other than costs of goods sold, if the business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the CSA). The IRS has applied this provision to cannabis operations, prohibiting them from deducting expenses associated with cannabis businesses and asserting assessments and penalties for additional taxes owed. While we do believe that Section 280E does not apply to our business, or ancillary service providers that work with state-licensed CRBs, if the IRS interprets the section to apply, it would significantly and materially affect our profitability and financial condition.

The MORE Act would remove marijuana from the CSA, which would effectively carve out state-legal cannabis businesses from Section 280E of the Code. The MORE Act would impose two new taxes on cannabis businesses: an excise tax measured by the value of certain cannabis products and an occupational tax assessed on the enterprises engaging in cannabis production and sales. Although these novel tax provisions are included in the current version of the MORE Act, which has been passed by the U.S. House of Representatives but has not yet been passed by the U.S. Senate, it is challenging to predict whether, when, and in what form the MORE Act could be enacted into law and how any such legislation would affect the activities of the Company.

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Cannabis businesses may be subject to civil asset forfeiture.

Property owned by participants in the cannabis industry used in the course of conducting such business, or that represents proceeds of such business or is traceable to proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the cannabis industry under federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture. Forfeiture of assets of our CRB customers, including if such assets are collateral for loans made or serviced by us, could adversely affect our revenues if it impedes the borrowers’ profitability or operations and our CRB customers’ ability to continue to use our services.

Because we provide services to companies that provide services to CRBs, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability and directors’ and officers’ insurance, may be more difficult for us to find and could be more expensive or contains significant exclusions because our financial institution clients provide services to CRBs. There are no guarantees that we will be able to find such insurance coverage in the future or that the cost will be affordable to us. If appropriate coverage is not available, we may be prevented from entering into certain business sectors, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities. If we experience an uninsured loss, it may result in loss of anticipated cash flow and could materially adversely affect our results of operations, financial condition, and business.

There may be difficulty enforcing certain of our commercial agreements and contracts.

Courts may not enforce a contract deemed to involve a violation of law or public policy. Parties to contracts involving the state legal cannabis industry have at times argued that the agreements were void as illegal federally or against public policy. Some courts have accepted this argument in certain cases. While courts have enforced contracts related to activities by state-legal cannabis companies, and the trend is generally to enforce contracts with state-legal cannabis companies and their vendors, there remains some doubt that we will be able to enforce our commercial agreements with our financial institution or the CRBs to which they provide banking services in court for this reason. Therefore, we cannot be assured that we will have a remedy for breach of contract in all instances, which could have a material adverse effect on our business.

Certain of our directors, officers, employees and investors who are not U.S. citizens may face constraints on cross-border travel into the United States.

Non-U.S. citizens employed at or investing in companies doing business in the state-legal cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with cannabis businesses. Entry to the United States happens at the sole discretion of the officers on duty of the U.S. Customs and Border Protection, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national. Business or financial involvement in the legal cannabis industry could be grounds for U.S. border guards to deny entry.

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Risks Related to SHF’s Organization and Structure

Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.

Following the Closing of the Business Combination, our affiliates, executive officers, directors and their respective affiliates as a group beneficially own approximately 75.1% of our outstanding Class A Common Stock, as discussed elsewhere in this prospectus. As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Second Amended and Restated Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of us or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

SHF depends on key management personnel and other experienced employees.

SHF’s success depends to a significant degree upon the contributions of certain key management personnel including, but not limited to, those individuals listed in the “SHF Management” section included elsewhere in this prospectus. If any of SHF’s key management personnel were to cease employment with SHF, SHF’s operating results could suffer. SHF’s ability to retain its key management personnel or to attract suitable replacements should any member(s) of its management team leave is dependent on the culture its leadership team fosters and on the competitive nature of the employment market. The loss of services from key management personnel or a limitation in their availability could materially and adversely impact SHF’s business, prospects, liquidity, financial condition and results of operations. Further, such a loss could be negatively perceived in the capital markets. SHF has not obtained key management life insurance that would provide it with proceeds in the event of death or disability of any of its key management personnel.

Experienced employees in the financial services and cannabis-related services industries are fundamental to SHF’s ability to generate, obtain and manage opportunities. In particular, relevant licenses and qualifications, local knowledge and relationships are critical to SHF’s ability to provide its services. Failure to attract and retain such personnel or to ensure that their experience and knowledge is not lost when they leave the business through retirement, redundancy or otherwise may adversely affect the standards of SHF’s service and may have an adverse impact on SHF’s business, prospects, liquidity, financial condition and results of operations.

Failure by SHF’s directors, officers or employees to comply with applicable policies, regulations and rules could materially and adversely affect us.

SHF has adopted an employee handbook which includes policies and guidelines for its directors, officers and employees. SHF’s adoption of these policies and guidelines is not a representation or warranty that all persons subject to such standards are or will be in complete compliance. The failure of a director, officer or employee of SHF to comply with the applicable policies and guidelines may result in liability or other legal consequences, adverse publicity and termination of the relationship, which could materially adversely affect SHF.

Changes in accounting rules, assumptions or judgments could materially and adversely affect SHF.

Accounting rules and interpretations for certain aspects of SHF’s financial reporting are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of SHF’s financial statements. Furthermore, changes in accounting rules and interpretations or in SHF’s accounting assumptions or judgments, such as asset impairments and contingencies are likely to significantly impact SHF’s financial statements. In some cases, SHF could be required to apply a new or revised standard retroactively, resulting in restating financial statements from prior period(s). Any of these circumstances could have a material adverse effect on SHF’s business, prospects, liquidity, financial condition and results of operations. For additional information, see the financial statements of SHF and related footnotes included elsewhere in this prospectus.

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If SHF fails to implement and maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, investors could lose confidence in SHF’s financial results, which could materially and adversely affect SHF.

Effective internal controls are necessary for SHF to provide reliable financial reports and effectively prevent fraud. SHF may in the future discover areas of its internal controls that need improvement. We cannot be certain that SHF will be successful in maintaining adequate internal control over its financial reporting and financial processes. Furthermore, as SHF grows its business, its internal controls will become more complex, and SHF will require significantly more resources to ensure its internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weakness or significant deficiency and management may not be able to remediate any such material weakness or significant deficiency in a timely manner. The existence of any material weakness in SHF’s internal control over financial reporting could also result in errors in its financial statements that could require SHF to restate past financial statements, cause SHF to fail to meet its reporting obligations and cause investors to lose confidence in SHF’s reported financial information, all of which could materially and adversely affect SHF.

Risks Related to an Investment in Our Securities

The Selling Stockholders may purchase shares of Class A Common Stock at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

The Selling Stockholders may acquire shares of Class A Common Stock at prices below the current trading price of our Class A Common Stock and may experience a positive rate of return based on the current trading price. On November 21, 2022, the closing price of our Class A Common Stock as reported on Nasdaq was $4.09 per share.

Assuming a Conversion Price of $1.25, the Selling Stockholders may acquire up to an aggregate of 16,360,000 shares of Class A Common Stock at an effective purchase price of $1.25 per share. Because the current market price of our Class A Common Stock is higher than the price the Selling Stockholders may pay for their shares, there is more likelihood that Selling Stockholders holding shares of Class A Common Stock will sell their shares soon after this registration statement is declared effective. Accordingly, the Selling Stockholders may earn a positive rate of return on their investment, which may be a significant positive rate of return depending on the market price of our Class A Common Stock at the time that such stockholders choose to sell their shares of Class A Common Stock. Public investors who purchased our Class A Common Stock following the Business Combination may not experience a similar rate of return on the shares they purchased due to differences in the purchase prices they have paid and the current trading price of our Class A Common Stock. Based on the last reported sale price of our shares of Class A Common Stock referenced above and the effective purchase price of the Selling Stockholders’ shares, the Selling Stockholders may receive potential profits of up to $2.84 per share.

Sales of our Class A Common Stock, or the perception of such sales, by us or the Selling Stockholders pursuant to this prospectus in the public market or otherwise could cause the market price for our Class A Common Stock to decline and certain Selling Stockholders still may receive significant proceeds.

The sale of shares of our Class A Common Stock in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could increase the volatility of the market price of our Class A Common Stock or result in a significant decline in the public trading price of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate. Resales of our Class A Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.

The shares of Class A Common Stock underlying the Public Warrants and PIPE Warrants that are being registered for issuance and resale under this prospectus represent approximately 24.5% of the total shares of Class A Common Stock outstanding as of November 22, 2022 (assuming that all Public Warrants and PIPE Warrants are exercised). Certain of these shares of Class A Common Stock were purchased at prices that were significantly below the current trading price of our Class A Common Stock and the sale of such shares could result in the Selling Securityholder realizing a significant gain. Assuming a Conversion Price of $1.25, the Selling Stockholders may acquire up to an aggregate of 16,360,000 shares of Class A Common Stock at an effective purchase price of $1.25 per share. Even though our trading price is significantly below the price of our Class A Common Stock at the closing of our initial public offering, the Selling Stockholders may still have an incentive to sell shares of our Class Class A Common Stock because they purchased the shares at prices lower than the public investors or the current trading price of our Class A Common Stock and may profit substantially even under circumstances in which our public stockholders would experience losses in connection with their investment. For example, based on the last reported sale price of our shares of Class A Common Stock referenced above and the effective purchase price of the Selling Stockholders’ shares, the Selling Stockholders may receive potential profits of up to $2.84 per share.. As such, public stockholders of our Class A Common Stock would not expect to see a positive return unless our stock price appreciates above the price at which such stockholders purchased their shares.

Resales of the shares of Class A Common Stock could depress the market price of our Class A Common Stock.

Following the Closing of the Business Combination, a large number of shares of our Class A Common Stock could be sold in the market. As of November 22, 2022, there are approximately 20,815,912 shares of our Class A Common Stock outstanding. Such sales of shares of our Class A Common Stock or the perception of such sales may depress the market price of our Class A Common Stock or public warrants. The shares held by our public stockholders are freely tradeable. Class A Common Stock issued to the Seller pursuant to the Unit Purchase Agreement will be freely tradeable following the latter of (i) expiration of the lock-up on the earlier of (A) six months following the closing of the Business Combination, or March 28, 2023, and (B) the earlier of (x) the date that the last sale price of the Class A Common Stock equals or exceeds $12.50 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the Closing of the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company for cash, securities or other property, as set forth in the Seller Lock-up Agreement and (ii) the registration of the resale thereof pursuant to a registration statement that we have agreed to promptly file following the completion of the Business Combination. Class A Common Stock of the post-combination company held by the Sponsor as a result of the conversion of its Class B Stock will be freely tradeable following the latter of (i) expiration of the lock-up period set forth in the letter agreement entered into by our Sponsor, directors, and officers in connection with the IPO and (ii) the registration of the resale thereof pursuant to an exercise of registration rights set forth in that certain IPO Registration Rights Agreement. Class A Common Stock of the post-combination company held by the Northern Lights Restricted Stockholders (other than the Sponsor) as a result of the conversion of their Class B Stock will be freely tradeable upon the registration of the resale thereof pursuant to an exercise of those certain registration rights set forth in the IPO Registration Rights Agreement.

We may not receive any proceeds from the exercise of Warrants, and if we do we may be unable to invest the portion of the net proceeds from this offering on acceptable terms.

We will receive up to an aggregate of approximately $77.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. However, will only receive proceeds to the extent holders of Warrants elect to exercise. We can provide no assurances as to the amount of proceeds we will receive from the exercise of Warrants or whether we will receive any proceeds. We will have broad discretion in the use of any proceeds received from the exercise of Warrants. Delays in investing the net proceeds from the exercise of the Warrants may impair our performance. We cannot assure you that we will be able to identify uses of proceeds that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from the exercise of the Warrants on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

There is no guarantee that the Warrants will be in the money, and they may expire worthless.

The exercise price for the Warrants is $11.50 per share of Class A Common Stock, which exceeds the market price of the shares of Class A Common Stock, which was $4.09 per share based on the closing price of the Class A Common Stock on November 21, 2022. There is no guarantee that the Warrants will be in the money at any given time prior to their expiration. If the trading price of Class A Common Stock remains below the exercise price of the Warrants, the Warrants may expire worthless. If all of the Warrants were exercised in full for cash, we would receive an aggregate of approximately $77.9 million. We do not expect the holders of the Warrants to exercise their Warrants and therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the Warrants remain out of the money. The Warrants will become exercisable upon the effectiveness of the registration statement of which this prospectus forms a part registering the shares of Class A Common Stock underlying the Public Warrants and PIPE Warrants. We intend to seek to go effective on the registration statement of which this prospectus forms a part as soon as possible. We can provide no assurances that the trading price of our Class A Common Stock will remain at levels where it would be attractive to exercise our outstanding Warrants until the time that such warrants become exercisable.

The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

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If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities may decline.

In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was not a public market for our stock and trading in the shares of our Class A Common Stock, public units and public warrants was not active. Accordingly, the valuation ascribed to us and our Class A Common Stock, public units and public warrants in connection with the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

● actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

● changes in the market’s expectations about our operating results;

● the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

● speculation in the press or investment community;

● success of competitors;

● our operating results failing to meet the expectation of securities analysts or investors in a particular period;

● changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

● operating and stock price performance of other companies that investors deem comparable to the post-combination company;

● our ability to market new and enhanced products on a timely basis;

● changes in laws and regulations affecting our business;

● commencement of, or involvement in, litigation involving the post-combination company;

● changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

● the volume of shares of the Class A Common Stock and public warrants of the post-combination company available for public sale;

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● any material change in our Board or management;

● sales of substantial amounts of Class A Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

● the realization of any of the risk factors presented in this prospectus;

● additions or departures of key personnel;

● failure to comply with the requirements of Nasdaq;

● failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

● actual, potential or perceived control, accounting or reporting problems;

● changes in accounting principles, policies and guidelines; and

● general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

The Company’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and the PIPE.

If the Company is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, the Company’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the Company is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination and the PIPE.

Our only significant asset will be our ownership interest in SHF and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations.

We have no direct operations and no significant assets other than our ownership of SHF. We will depend on SHF for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Class A Common Stock. The financial condition and operating requirements of SHF may limit our ability to obtain cash from SHF. The earnings from, or other available assets of, SHF may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations.

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The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Following the Closing of the Business Combination, PCCU controls a majority of the voting power of the Company’s Class A Common Stock, and, accordingly, the Company is considered a “controlled company” within the meaning of applicable rules of Nasdaq, which provide that a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on SHF, we cannot assure you that this diligence will surface all material issues that may be present in SHF’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of SHF’s business and outside of our and SHF’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who chose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

The Company’s ability to be successful will depend upon the efforts of the Company’s Board and key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s post-Business Combination business.

The Company’s ability to be successful will be dependent upon the efforts of the Company’s board of directors and key personnel. We cannot assure you that the Company’s Board and key personnel will be effective or successful or remain with the Company. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Company to have to expend time and resources helping them become familiar with such requirements.

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The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of the Company’s financial condition or results of operations and, accordingly, you will have limited financial information on which to evaluate the financial performance of the Company and your investment decision.

The Company and SHF previously operated as separate companies. The Company and SHF have had no prior history as a combined company and their respective operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Company. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from the Company’s and SHF’s historical financial statements and certain adjustments and assumptions have been made regarding the post-combination company after giving effect to the Business Combination. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and the Company’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Company’s financial condition or results of operations following the Closing. Any potential decline in the Company’s financial condition or results of operations may cause significant variations in the Company’s stock price.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock or public warrants to drop significantly, even if SHF’s business is doing well.

Sales of a substantial number of shares of our Class A Common Stock or public warrants in the public market could occur at any time . These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock or public warrants. Following the Business Combination, our Sponsor and the initial officers and directors (“Northern Lights Restricted Stockholders”) hold approximately 16.4% of our Class A Common Stock. Pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Common Stock into which the shares of Class B Common Stock automatically converted at the time of the consummation of the Business Combination. In addition, holders of our Private Placement Warrants and their permitted transferees can demand that we register the Private Placement Warrants and the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants and holders of warrants that may be issued upon conversion of the Working Capital Loan may demand that we register such warrants or the Class A Common Stock issuable upon exercise of such warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. These holders also have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the initial business combination.

The Northern Lights Restricted Stockholders entered into a letter agreement pursuant to which, they agreed that, with certain limited exceptions, the shares of Class B Common Stock (which were converted into shares of Class A Common Stock at the Closing of the Business Combination) may not be transferred until 150 days after the closing of the Business Combination. We also entered into the Lock-Up Agreement at the Closing of the Business Combination, with each of the Seller and PCCU, substantially in the form attached as Annex C. In addition, given that the lock-up period on the shares of Class A Common Stock into which the shares of Class B Common Stock converted is potentially shorter than most other blank check companies, these shares may become registered and available for sale sooner than comparable shares in such other companies.

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The terms of our PIPE financing completed in conjunction with the Business Combination could have an adverse impact of the trading prices of the Class A Common Stock.

Concurrently with entering into the Unit Purchase Agreement, the Company entered into the Original Securities Purchase Agreement with the PIPE Investors, pursuant to which, among other things, the Original PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Original PIPE Investors, the PIPE Shares and the PIPE Warrants. On September 27, 2022, the Company and the PIPE Investors entered into the Amended and Restated Securities Purchase Agreement, which amended the Original Securities Purchase Agreement to, among other matters, reduce the amount of PIPE Shares to be issued from $60 million of Class A Convertible Preferred Stock to $20.45 million of Class A Convertible Preferred Stock. The terms of the PIPE Shares provide for an initial conversion price of $10.00 per share of Class A Common Stock, which conversion price is subject to downward adjustment on each of the dates that are 10 days, 55 days, 100 days, 145 days and 190 days after the effectiveness of a registration statement registering the shares of Class A Common Stock issuable upon conversion of the PIPE Shares to the lower of the Conversion Price and the greater of (i) 80% of the volume weighted average price of the Class A Common Stock for the prior five trading days and (ii) $2.00 (the “Floor Price”); provided that, so long as a PIPE Investor continues to hold any PIPE Shares, such PIPE Investor will be entitled to receive the aggregate shares of Class A Common Stock that would be issuable based upon its initial purchase of PIPE Shares at the adjusted Conversion Price. Additionally, the Floor Price will be reduced to $1.25 if and only if the Company’s stockholders provide the approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of the Conversion Shares based on a reduction of the Floor Price to $1.25 (the “Requisite Stockholder Approval”); provided, however, that no holder of Conversion Shares issued prior to obtaining the Requisite Stockholder Approval will be allowed to vote such Conversion Shares for or against such proposal. Further, pursuant to the Certificate of Designation, as soon as practicable, but in any event not later than one hundred and twenty days (120) days after September 28, 2022, the Company will call a special meeting of its stockholders to obtain the Requisite Stockholder Approval for the reduction of the Floor Price to $1.25 and (ii) the Company’s Board of Directors (the “Board”) will recommend approval of such proposal; if the Requisite Stockholder Approval is not obtained at such a meeting, the Company will call additional meetings, and the Board will make such recommendation, at least once every six (6) months thereafter until the Requisite Stockholder Approval is obtained (each such meeting, a “Subsequent Stockholder Meeting”). If the Requisite Stockholder Approval is received and, on the date that the Requisite Stockholder Approval is received, if a prior scheduled downward adjustment of the Conversion Price would have resulted in a Conversion Price lower than the prior Floor Price (the “Theoretical Adjustment Price”), then such Conversion Price shall be downwardly adjusted to the Theoretical Adjustment Price effective, automatically and without further action of the Company or any PIPE Investor, on the trading day immediately following the trading day upon which the Requisite Stockholder Approval is obtained regardless of whether a scheduled downward adjustment of the Conversion Price would have otherwise occurred on such trading day; provided, however, in no event shall the Theoretical Adjustment Price be less than $1.25. However, so long as the PIPE Investor continues to hold any PIPE Shares, such PIPE Investor will be entitled to receive the aggregate shares of Class A Common Stock that would be issuable based upon its initial purchase of PIPE Shares at the adjusted conversion price. In addition, until the date that is the later of (a) the ninetieth (90th) day following the date that is one hundred ninety (190) days following the effective date of a registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors or (b) solely if as of the date that is one hundred ninety (190) days following the effective date of a registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors all the conversion shares issuable upon conversion of the preferred stock outstanding as of such date (without regard to any limitations on conversion set forth herein) are either not (i) registered pursuant to an effective registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors or (ii) available to be freely resold by the holders of preferred stock (to the extent any such holder is not an affiliate of the Company) pursuant to Rule 144 of the Securities Act (as applicable, a “Commencement Date Free Trading Failure”), the ninetieth (90th) day following the date of the Company’s subsequent cure of such Commencement Date Free Trading Failure, the conversion price is subject to adjustment for certain issuances of Class A Common Stock at a price per share less than the conversion price such that the conversion price will be adjusted to equal the price at which the new shares are issued. The conversion price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions.

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The PIPE Warrants were issued in the form attached as an exhibit to the Amended and Restated Securities Purchase Agreement. The PIPE Warrants have an exercise price of $11.50 per share of Class A Common Stock to be paid in cash (except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted), subject to adjustment to a price equal to the greater of (i) 125% of the Conversion Price if at any time there is an adjustment to the Conversion Price and the exercise price after such adjustment is greater than 125% of the Conversion Price as adjusted and (ii) $5.00. The PIPE Warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants are exercisable for a period of five years following the Closing, or September 28, 2027. After exercise of a PIPE Warrant, the Company may be required to pay certain penalties if it fails to deliver the Class A Common Stock within a specified period of time.

The effect of the adjustments to the conversion price and the exercise price of the PIPE Warrants could have an adverse effect on the market trading price of our Class A Common Stock.

The grant of registration rights to PCCU and the Seller in connection with the Business Combination pursuant to the Unit Purchase Agreement, and to the PIPE Investors in connection with the Amended and Restated Securities Purchase Agreement, may adversely affect the market price of our Class A Common Stock.

In connection with the closing of the Business Combination pursuant to the Unit Purchase Agreement, we entered into a registration rights agreement with PCCU and the Seller in which we will agree to file a registration statement to register the resale of the Class A Common Stock to be issued to the Seller. In addition, we entered into a registration rights agreement with the PIPE Investors, pursuant to which, among other things, we are obligated to file a registration statement to register the resale of the shares of Class A Common Stock issuable upon conversion of the PIPE Shares and the shares of Class A Common Stock issuable upon exercise of the PIPE Warrants. The existence of these shares available for resale pursuant to one or more registration statements could also have an adverse impact on the market prices of our Class A Common Stock.

The underwriters of the Company’s initial public offering may waive or release parties to the lock-up agreements entered into in connection with the Business Combination, which could adversely affect the price of the Company’s securities, including its common stock.

The Northern Lights Restricted Stockholders have entered into lock-up agreements pursuant to which they will be subject to certain restrictions with respect to the sale or other disposition of the Company’s common stock for a period begin at Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for the Company’s common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property. The underwriters, at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreements are waived, then the common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of the Class A Common Stock to decline and impair the Company’s ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause the market price of Class A Common Stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

The Company may issue additional shares of common or preferred stock under the Equity Incentive Plan or otherwise, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.

The Company’s Second Amended and Restated Certificate of Incorporation authorizes the issuance of up to 130,000,000 shares of Class A Common Stock and 1,250,000 shares of preferred stock, par value $0.0001 per share. There are currently 109,149,088 authorized but unissued shares of Class A Common Stock available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently 20,450 shares of preferred stock issued and outstanding. The Company may issue additional shares of common or preferred stock to under the Equity Incentive Plan or as needed for working capital or other purposes.

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The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interest of existing investors;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded the Company’s common stock;

●	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, the Company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the Company’s present officers and directors; and

●	may adversely affect prevailing market prices for the Company’s Class A Common Stock, Warrants, or both.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;

●	profitability of our services, especially in new markets and due to seasonal fluctuations;

●	changes in interest rates;

●	impairment of long-lived assets;

●	macroeconomic conditions, both nationally and locally;

●	negative publicity relating to products we serve;

●	changes in consumer preferences and competitive conditions;

●	expansion to new markets; and

●	fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding the Class A Common Stock of the post-combination company adversely, then the price and trading volume of the Class A Common Stock of the post-combination company could decline.

The trading market for our Class A Common Stock or public warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of the post-combination company, the stock price and trading volume of our Class A Common Stock and public warrants would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock and public warrants would likely decline. If any analyst who may cover the Company were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of our Class A Common Stock and public warrants of the post-combination company to decline.

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We may be unable to obtain additional financing to fund our operations and growth.

We may require additional financing to fund our operations or growth following the Closing of the Business Combination. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements of businesses providing financial services. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. These laws, regulations, and rules include, without limitation, the following:

·	As a commercial lender making loans to CRBs, we will be subject to various state laws relating to usury that govern or limit interest rates and other fees charged on loans, permitted contractual loan terms, collection practices and creditor remedies.

·	As an employer, we will be subject to state and federal laws relating to employment practices, health and safety of employees, employee benefits and other employment-related matters.

·	As a company whose common stock is listed for trading on Nasdaq, we are subject to Nasdaq’s continued listing requirements, which include requirements relating corporate governance matters, the size of the public float of our shares, and the minimum bid price of our shares. We are also required to notify Nasdaq of various corporate actions.

·	We are an SEC reporting company and therefore we are required to comply with the various rules and regulations of the SEC that relate to, among other things, the timing and content of annual, quarterly and current reports, the process to register additional shares for sale to the public or for resale by existing investors, and disclosures in connection with meetings of our stockholders. Changes in these rules and regulations can have a significant impact on us, such as the rules proposed by the SEC on March 30, 2022 regarding the disclosure requirements in connection with business combination transactions involving SPACs.

As our business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules, and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

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We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. While under the terms of the warrant agreement we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Common Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement, we cannot assure you that we will be able to do so. For example, if any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order, such registration will likely not be available. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, holders have the right to exercise their warrants on a cashless basis for unregistered shares of Class A Common Stock in accordance with Section 3(a)(9) of the Securities Act or another exemption. However, no such warrant will be exercisable and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from state registration is available. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. We will not be required to settle any warrant in cash or issue securities or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Common Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Common Stock for sale under all applicable state securities laws.

We may seek warrant holder approval to amend the terms of the warrants in a manner that may be adverse to holders. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.

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We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Warrants are exercisable for Class A Common Stock, and the exercise of such Warrants would increase the number of shares eligible for resale in the public market and result in dilution to our stockholders.

We issued warrants to purchase 5,750,000 shares of Class A Common Stock as part of our IPO, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 264,088 shares of Class A Common Stock at $11.50 per share, and we issued the PIPE Warrants to the PIPE Investors to purchase 1,022,500 shares of Class A Common Stock at $11.50 per share. The shares of Class A Common Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Stock or public warrants.

The Private Placement Warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Common Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our common stock.

Our Second Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

● a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

● a denial of the right of stockholders to call a special meeting;

● a vote of 66 2/3% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the bylaws; and

● the designation of Delaware as the exclusive forum for certain disputes.

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Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Second Amended and Restated Certificate of Incorporation provides, to the fullest extent permitted by law, that internal corporate claims may be brought only in the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). In addition, our Second Amended and Restated Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This forum selection provision does not apply to claims brought to enforce a duty or liability created by the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in our stock shall be deemed to have notice of and consented to the forum provision in our Second Amended and Restated Certificate of Incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following July 28, 2026, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock, public warrants and public units that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile. SHF had total revenues during calendar year 2021 of approximately $7.0 million. If the post-combination company continues to expand its business through acquisitions and/or continues to grow revenues organically post-Business Combination, we may cease to be an emerging growth company prior to December 31, 2026.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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We cannot predict if investors will find our Class A Common Stock or public warrants less attractive because we will rely on these exemptions. If some investors find our Class A Common Stock or public warrants less attractive as a result, there may be a less active trading market for our Class A Common Stock or public warrants and more stock price volatility.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of SHF as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this prospectus, we identified a material weakness in our internal control over financial reporting related to the accounting for our public shares. As a result of this material weakness, our management concluded that our internal control over financial reporting was not effective as of September 30, 2021. We restated our June 28, 2021 audited balance sheet included in the Company’s Current Report on Form 8-K filed on July 2, 2021 and June 30, 2021 Financial Statements on Form 10-Q filed on August 13, 2021 to reclassify 11,500,000 shares of Class A Common Stock in temporary equity.

Further, we identified additional material weaknesses in the Company’s internal control over financial reporting as of September 30, 2022. A deferred tax asset was created as a result of the Business Combination occurring on September 28, 2022. The deferred tax asset was initially calculated prior to consummation of the Business Combination using projected amounts. The Company had failed to update the calculation as of September 30, 2022 using actual amounts from the Business Combination. To alleviate this material weakness, the Company will be required to implement a quarterly control to calculate and review the deferred tax asset, evaluate the necessity for any valuation allowance, and reconcile it to the general ledger. As of September 30, 2022, the Company had negative net working capital. The working capital deficit is largely driven by the current portion of the long-term payable owed to Partner Colorado Credit Union. In accordance with ASC 205-40, in preparing financial statements for each annual and interim reporting period, management must evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Substantial doubt was raised at September 30, 2022 and the Company failed to document a going concern analysis to identify the substantial doubt, evaluate whether the substantial doubt was alleviated by management’s plans, and disclose the going concern in the Company’s Quarterly Report for the period ended September 30, 2022. To alleviate this material weakness, the Company will be required to implement a quarterly control to perform a going concern analysis and properly disclose when a substantial doubt is determined.

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To respond to these material weaknesses, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of December 31, 2021 or September 30, 2022 due to the material weaknesses in accounting for complex financial instruments.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis, which could result a material adverse effect on our business. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our ordinary shares are listed, the SEC or other regulatory authorities. In addition, we would likely incur additional accounting, legal and other costs in connection with any remediation steps. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 in the future, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Our financial statement footnotes include disclosure regarding the substantial doubt about our ability to continue as a going concern.

Our financial statement footnotes include disclosure regarding the substantial doubt about our ability to continue as a going concern. As of September 30, 2022, the Company had negative net working capital. The working capital deficit is largely driven by the current portion of the long-term payable owed to Partner Colorado Credit Union. Accordingly, substantial doubt was raised at September 30, 2022 To alleviate this material weakness, the Company will be required to implement a quarterly control to perform a going concern analysis and properly disclose when a substantial doubt is determined. If we are unable to raise additional capital or increase our revenues as and when needed, our business, financial condition and results of operations will be materially and adversely affected. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

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USE OF PROCEEDS

All of the Class A Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $66.1 million from the exercise of the Public Warrants, assuming the exercise in full of all of the Public Warrants for cash. We will receive up to an aggregate of approximately $11.8 million from the exercise of the PIPE Warrants, assuming the exercise in full of all of the PIPE Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. Further, as of the date of this prospectus, based on the closing price of our Class A Common Stock of $4.09 on November 21, 2022, the Public Warrants and the PIPE Warrants (which we refer to collectively as the “Warrants”) are “out of the money,” which means that the trading price of the shares of Class A Common Stock underlying the Warrants is below the $11.50 exercise price of the Warrants. For so long as the Warrants remain “out of the money,” we do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. Accordingly, the exercises of the Warrants, and the cash proceeds from such exercises, are dependent on the market price of our Class A Common Stock.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Common Stock underlying the Warrants is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NASDAQ under the symbol “SHFSW.”

We cannot currently determine the price or prices at which shares of our Class A Common Stock may be sold by the Selling Stockholders under this prospectus.

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MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Stock and Public Warrants are currently listed on the NASDAQ under the symbols “SHFS” and “SHFS,” respectively. Prior to the consummation of the Business Combination, the Company’s units, common stock and warrants were listed on the NASDAQ under the symbols “NLITU,” “NLIT,” and “NLITW.” As of September 28, 2022, following the completion of the Business Combination, there were seven holders of record of our Class A Common Stock, which amount does not include participants of The Depository Trust Company or beneficial owners holding shares through nominee names. We currently do not intend to list the PIPE Shares or PIPE Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our Class A Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Class A Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plan

As of September 28, 2022, there were up to approximately 4,037,147 shares of Class A Common Stock initially authorized for issuance under our 2022 Stock Incentive Plan (the “Incentive Plan”) , which our stockholders approved on June 28, 2022 in connection with the Business Combination. The Incentive Plan became effective immediately upon the Closing.

We intend to file a registration statement on Form S-8 under the Securities Act to register the shares of Class A Common Stock issued or issuable under the Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of NLIT and SHF, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of September 28, 2022 combines the historical balance sheet of NLIT and the historical balance sheet of SHF on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 28, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statements of operations of NLIT and SHF for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the nine months ended September 28, 2022 combines the historical statements of operations of NLIT and SHF for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021.

Description of the Business Combination and Related Transactions

On February 11, 2022, the Company entered into the Unit Purchase Agreement with SHF, the Seller and PCCU, pursuant to which, among other things and subject to the terms and conditions contained in the Unit Purchase Agreement, the Company will acquire 100% of the issued and outstanding membership interests of SHF. After giving effect to the Business Combination, SHF will continue as a subsidiary of the Company, and the Seller, PCCU, or both will hold a portion of the Company’s Class A Common Stock. The transaction closed on September 28, 2022.

Subject to the terms of the Unit Purchase Agreement set forth therein, the aggregate consideration paid in connection with the Business Combination was $185.0 million, paid in $115.0 million worth of newly-issued Class A Common Stock and $70.0 million in cash consideration.

Other related events in connection with the Business Combination are summarized below:

●	The 2,875,000 of shares of Class B Common Stock converted at the Closing to an equal number of shares of Class A Common Stock.

●	Upon Closing of the Business Combination, 11,386,139 shares of Class A Common Stock were issued to the Seller as set forth in and pursuant to the terms of the Unit Purchase Agreement.

The Seller was due to receive a cash payment of $3.1 million at the consummation of the Business Combination, which represented the amount of SHF’s cash on hand at July 31, 2021 less accrued but unpaid liabilities. In addition, pursuant to the terms of the purchase agreement, the Company is responsible for reimbursing the Seller for its transaction expenses.

●	Approximately $56.9 million of the $70.0 million of cash proceeds due to PCCU was deferred and is due to the Seller. Approximately $21.9 million of the amount is payable to PCCU beginning December 15, 2022. The residual $35.0 million is due in six quarterly installments of $6.4 million thereafter. Interest accrues at an effective annual rate of approximately 7.7%. 1,200,000 Founder shares were escrowed until the amount is paid in full.

●	Immediately prior to the Closing, 20,450 shares of Series A Convertible Preferred were purchased by the PIPE Investors pursuant to the Amended and Restated Securities Purchase Agreement for an aggregate value of $20,450,000. The shares of Series A Convertible Preferred are convertible into 2,045,000 shares of Class A Common Stock assuming a purchase price of $10.00 per share of Class A Common Stock. 20% of the aggregate value was deposited into a third party escrow account for purposes of paying the PIPE Investors any required Registration Delay Payments. Upon the filing of a registration statement 10 calendar days subsequent to closing, 17.5% of the escrow amount will be released with the remaining amount released once all securities are included in an effective registration statement.

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●	Forward Purchase Agreement. On June 16, 2022, the Company entered into a Forward Purchase Agreement with Midtown East Management NL, LLC (“Midtown East”). Subsequent to entering into the Forward Purchase Agreement, the Company, the Target, and Midtown East entered into assignment and novation agreements with Verdun Investments LLC (“Verdun”) and Vellar Opportunity Fund SPV LLC – Series 1 (“Vellar”), pursuant to which Midtown East assigned its obligations as to 1,666,666 shares of the shares of Class A Common Stock to be purchased under the Forward Purchase Agreement to each of Verdun and Vellar. In accordance with and as contemplated by the Forward Purchase Agreement, Midtown East, Verdun and Vellar collectively purchased approximately 3.8 million shares of Class A Common Stock from stockholders prior to the Closing. As contemplated by the Forward Purchase Agreement:

◌	Prior to the Closing, Midtown East, Verdun and Vellar purchased approximately 3.8 million shares of Class A Common Stock directly from investors at market price in the public market. Midtown East and other counterparties waived their redemption rights with respect to the acquired shares;

◌	One business day following the Closing, the Company paid approximately $39.3 million from the cash held in its trust account to Midtown East; Verdun and Vellar for the shares purchased and approximately $0.3 million in related expense amounts.

◌	At any time prior to the Maturity Date (defined as the earlier of (i) the third anniversary of the Closing of the Business Combination, (ii) the shares are delisted from The Nasdaq Stock Market or (iii) during any 30 consecutive Scheduled Trading Day-period following the closing of the Business Combination, the VWAP Price for 20 Scheduled Trading Days during such period shall be less than $3.00 per share), Midtown East, Verdun and Vellar may elect an optional early termination to sell some or all of the shares (the “Terminated Shares”) of Class A Common Stock in the open market. If Midtown East, Verdun and Vellar sell any shares prior to the Maturity Date, the pro-rata portion of the Reset Price will be released from the escrow account and paid to SHF. Midtown East, Verdun and Vellar shall retain any proceeds in excess of the Reset Price that is paid to SHF.

◌	At the Maturity Date, Midtown East, Verdun and Vellar shall be entitled to (1) the product of the shares then held by them multiplied by the Forward Price, and (2) an amount, in cash or shares at the sole discretion of the Company, equal to (a) in the case of cash, the product of (i)(x) 3.8 million shares less (y) the number of Terminated Shares and (ii) $2.00 (the “Maturity Cash Consideration”) and (b) in the case of shares, (i) the Maturity Cash Consideration divided by (ii) the VWAP Price for the 30 Scheduled Trading Days prior to the Maturity Date.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on September 28, 2022, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on January 1, 2021, nor are they indicative of the results of operations of the combined company for any future period. The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of the Company as of December 31, 2021 and for the period from February 26, 2021 (inception) through December 31, 2021, included in the Company’s Annual Report on Form 10-K filed on March 25, 2022.

●	the historical unaudited financial statements of NLIT as of, and for the three months ended, March 31, 2022, included in the Company’s Quarterly Report on Form 10-Q filed on May 16, 2022;

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●	the historical unaudited financial statements of the Company as of, and for the three and six months ended, June 30, 2022, included in the Company’s Quarterly Report on Form 10-Q filed on August 22, 2022

●

the historical unaudited financial statements of the Company as of, and for the three and nine months ended, September 30, 2022, included in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2022;

●	the historical audited financial statements of SHF as of, and for the year ended, December 31, 2021, included in this prospectus;

●	the historical unaudited financial statements of SHF as of, and for the three months ended, March 31, 2022, included in the Company’s definitive proxy statement filed with the SEC on June 10, 2022; and

●	the historical unaudited financial statements of SHF as of, and for the three and six months ended, June 30, 2022, included in this prospectus; and

●	the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions. It has been prepared in accordance with Article 11 of Regulation S-X and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly SHF’s pro forma results of operations and financial position following the closing of the Business Combination and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report SHF’s financial condition and results of operations. One-time direct and incremental transaction costs associated with the PIPE financing and incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to SHF’s additional capital. The final accounting of the Business Combination, including transaction costs, will be finalized by SHF and reported in the first reporting period following the Closing. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. SHF believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, the Company is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of SHF issuing shares for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

SHF has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Old SHF’s owner has the largest single voting power position in the post-combination company;

●	Old SHF management constitutes the majority of management of the post-combination company;

●	Old SHF’s prior operations comprise the ongoing operations of SHF;

●	Old SHF is the larger entity based on historical revenues, assets and business operations; and

●	SHF assumed Old SHF’s operating name and assumed Old SHF’s headquarters.

Basis of Pro Forma Presentation

The following summarizes the pro forma shares of Class A Common Stock issued and outstanding immediately after the Closing, taking into consideration actual redemptions:

Shares
SHF Stockholders	11,386,139
Public Stockholders	3,926,598
PIPE Investors (1)	-
Founder Shares	3,403,175
Total Shares	18,715,912

(1)	PIPE investors initial shares represent preferred stock without voting rights. Preferred stock initially converts at $10 per share which would result in an additional 2,045,000 shares of Class A Common Stock.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 28, 2022

	(A)	(B)	Transaction
	SHF	NLIT	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$7,270,133	$2,879	$40,530,997	(1)	$7,273,012
			$(39,285,754)	(2)
			$16,360,000	(3)
			$(4,555,044)	(4)
			$(13,050,199)	(5)
Accounts receivable	813,257	$-	$-		813,257
Contract assets	7,676	$-	$-		7,676
Short-term loans receivable	71,168	$-	$-		71,168
Due from PIPE investors	-	$-	$4,090,000	(3)	4,090,000
Accrued interest receivable	25,422				25,422
Prepaid expenses and other current assets	26,478	$15,000	$900,000	(4)	941,478
Total Current Assets	8,214,134	$17,879	$4,990,000		13,222,013

Property, plant and equipment	16,510	$-	$-		16,510
Long-term loans receivable, net	1,350,246	$-	$-		1,350,246
Other Investment	500,000		$-		500,000
Forward purchase derivative assets		$2,483,472	$-		2,483,472
Deferred offering costs	-	$266,240	$(266,240)	(6)	-
Other assets	5,036	$-		(1)	5,036
Forward purchase receivable	-	$-	$39,285,754	(2)	39,285,754
Deferred tax asset	-	$-	43,411,985	(7)	43,411,985
Marketable securities held in Trust Account	-	$118,738,861	$(118,738,861)	(1)	-
Total Assets	$10,085,926	$121,506,452	$(31,317,362)		$100,275,016

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$454,475	$4,765,544	$2,706,738	(1), (8), (5), (4)	$7,926,757
Contract liabilities	$14,583				$14,583
Due to seller - current portion	-	$-	$33,616,468	(9)	33,616,468
Deferred revenue	-	$-	$-		-
Total current liabilities	469,058	$4,765,544	$36,323,206		41,557,808

Warrant liabilities	-	$1,605,529	$-		1,605,529
Forward purchase derivative liability	-	$-	$-		-
Advance from sponsor	-		$-		-
Indemnity liability	377,005	$-	$-		377,005
Net deferred loan origination fees	102,364	$-	$-		102,364
Note payable - underwriting fees	-	$-	$2,166,250	(10)	2,166,250
Due to seller	-	$-	$23,333,333	(9)	23,333,333
Deferred underwriter fee payable	-	$4,025,000	$(4,025,000)	(10)	-
Total Liabilities	948,427	$10,396,073	$57,797,789		69,142,289

Common stock subject to possible redemption	-	$79,259,819	$(79,259,819)	(11)	-

Parent-Entity Net Investment and Stockholders’ Equity
Preferred Stock	-	$-	$2	(3)	2
Class A common stock	-	$433	$12	(11)	1,872
			$1,139	(5)
			$288	(12)
Class B common stock	-	$288	$(288)	(12)	-
Additional paid in capital	-	$38,039,801	$1,063,536	(11)	22,098,321
			$20,449,998	(3)
			$(1,266,270)	(13)
			$(79,334,489)	(5)
			$43,411,985	(7)
			$(266,240)	(6)
Parent Entity Net Investment and Accumulated deficit	9,137,499	$(6,189,962)	$(104,967)	(4)	9,032,532
			$6,189,962	(5)
Total Parent-Entity Net Investment and Stockholders’ Equity	$9,137,499	$31,850,560	(9,855,332)		$31,132,727
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$10,085,926	$121,506,452	(31,317,362)		$100,275,016

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 28, 2022

	(A)	(B)	Transaction
	SHF	NLIT	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$5,903,213	$-	$-		$5,903,213

Operating Expenses
Compensation and employee benefits	2,383,117	-	-		2,383,117
Professional services	534,494	-	-		534,494
Rent expense	82,087	-	-		82,087
Provision for loan losses	383,867	-	-		383,867
Selling, general and administrative expenses	856,248	3,675,502	-		4,531,750
Total operating expenses	4,239,813	3,675,502	-		7,915,315
Operating income (loss)	1,663,400	(3,675,502)	-		(2,012,102)

Interest expense	-	-	(719,164)	(1)	(719,164)
Interest earned on marketable securities held in trust account	-	575,993	(575,993)	(2)	-
Change in fair value of warrant liability	-	1,221,347	-		1,221,347
Change in fair value of forward purchase option derivative liability	-	2,483,472	-		2,483,472
Income (Loss) before taxes	1,663,400	605,310	(1,295,157)		973,553
Provision (benefit) for income taxes	-	(13,526)	665,122	(3)	651,596
Net income (loss)	$1,663,400	$591,784	$(630,035)		$1,625,149

Weighted average shares outstanding, basic	-	14,903,175	3,812,737	(4)	18,715,912
Basic net income per share	$-	$0.04			$0.09
Weighted average shares outstanding, diluted	-	14,903,175	5,857,737	(4)	20,760,912
Diluted net gain per share	$-	$0.04			$0.08

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

	(C)	(D)	Transaction
	SHF	NLIT	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$7,005,579	$-	$-		$7,005,579

Operating Expenses
Compensation and employee benefits	2,135,243	-	801,000	(5)	2,936,243
Professional services	292,143	-	-		292,143
Rent expense	73,482	-	-		73,482
Corporate allocations	648,533	-	-		648,533
Provision for loan losses	1,399	-	-		1,399
Selling, general and administrative expenses	567,892	719,110	1,642,066	(6)	2,929,068
Total operating expenses	3,718,692	719,110	2,443,066		6,880,868
Operating income (loss)	3,286,887	(719,110)	(2,443,066)		124,711

Interest expense	-	-	(2,780,838)	(1)	(2,780,838)
Change in fair value of warrant liability	-	2,204,598	-		2,204,598
Offering costs allocated to warrants	-	(261,838)	-		(261,838)
Unrealized gain from marketable securities held in Trust Account	-	21,508	(21,508)	(2)	-
Income (loss) before taxes	3,286,887	1,245,158	(5,245,412)		(713,367)
Provision for income taxes	-	-	633,795	(3)	633,795
Net income (loss)	$3,286,887	$1,245,158	$(4,611,617)		$(79,572)

Weighted average shares outstanding, basic	-	10,138,768	8,577,144	(4)	18,715,912
Basic net income (loss) per share	$-	$0.12			$-
Weighted average shares outstanding, diluted	-	10,138,768	8,577,144	(4)	18,715,912
Diluted net income (loss) per share	$-	$0.12			$-

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. SHF has been determined to be the accounting acquirer. Under the reverse recapitalization model, the Business Combination will be treated as SHF issuing equity for the net assets of the Company, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 28, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of September 28, 2022 has been prepared using the following:

●	SHF’s historical combined balance sheet as of September 28, 2022.
●	The Company’s historical balance sheet as of September 28, 2022.

The pro forma combined statement of operations for the nine months ended September 28, 2022 has been prepared using the following:

●	SHF’s historical and Carved-Out combined statement of operations for the nine months ended September 28, 2022.
●	The Company’s historical statement of operations for the nine months ended September 28, 2022.

The pro forma combined statement of operations for the year ended December 31, 2021 has been prepared using the following:

●	SHF’s historical and Carved-Out combined statement of operations for the years ended December 31, 2021 and 2020.

●	The Company’s historical statement of operations for the period from February 26, 2021 (inception) through December 31, 2021.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of SHF and the Company.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 28, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 28, 2022 are as follows:

(A)	Derived from the unaudited combined balance sheet of SHF as of September 28, 2022.

(B)	Derived from the unaudited balance sheet of the Company as of September 28, 2022.

(1)	To reflect the release of cash from marketable securities held in the Trust Account less the redemption amount associated with 7,573,402 redeemed shares at the redemption price of $10.33 per share.

(2)	Represents the reduction of cash for the Prepayment Amount relating to the Forward Purchase Agreement and the recognition of the corresponding receivable, pursuant to the Forward Purchase Agreement. Reflects shares purchased under the forward purchase agreement equal to 3,804,872 shares at a redemption price of approximately $10.33 per share.

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(3)	Reflects proceeds received of $20,450,000 from the PIPE Investors in exchange for the issuance of 20,450 PIPE Shares at a price of $1,000 per share less $4,090,000 in amounts placed in escrow. 20% of the aggregate value was deposited into a third-party escrow account for purposes of paying the PIPE Investors any required Registration Delay Payments. Upon the filing of a registration statement 10 calendar days subsequent to closing, 17.5% of the escrow amount will be released with the remaining amount released once all relevant securities are included in an effective registration statement.

(4)	To reflect the payment of an aggregate of approximately $4.6 million of estimated legal, financial advisory, prepaid insurance, and other professional fees related to the Business Combination including the payment of $0.5 million of accounts payable and accrued expenses, $3.0 million of deferred underwriting fees, the prepayment of $0.9 million of a Directors’ and Officers’ liability insurance policy and $0.1 million in direct incremental costs of the Business Combination and $0.1 million of direct costs associated with the PIPE Shares. Direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $104,967 is reflected as an adjustment to accumulated deficit assuming the transaction occurred on January 1, 2021.

(5)	To reflect the recapitalization of SHF through (a) the contribution of all the share capital in SHF to the Company common stock, (b) the issuance of 11,386,139 shares of Class A Common Stock, (c) the elimination of the historical accumulated deficit of the Company of $6.2 million, the accounting acquiree, the legal acquiror, (d) the cash payment of $13.1 million to the Seller representing the $70 million cash payment less $56.9 million due to seller, and (e) the accrual for the payment of $3.1 million to PCCU (included in the accounts payable and accrued expenses line item), at the consummation of the Business Combination, which represents the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities. The amount due to seller is payable with interest in six equal quarterly installments of $6,416,667 beginning April 1, 2023.

(6)	Deferred offering costs associated with the PIPE capital raise is reclassified to additional paid in capital upon transaction closing.

(7)	For tax purposes, the transaction will be treated as a taxable asset acquisition, resulting in an estimated tax basis Goodwill balance of $43,411,985, creating a deferred tax asset reported as Additional Paid-in Capital in the equity section of the balance sheet as of the date of the business combination. There is not any goodwill for book reporting purposes as no goodwill or other intangible assets are to recorded in accordance with accounting principles generally accepted in the United States of America.

(8)	Represents i) the accrual for the payment of $3.1 million due to PCCU, at the consummation of the Business Combination, which consists of the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities and ii) $0.42 million of expected payout from the trust proceed towards expense accruals.

(9)	Reflects the hold back of $56.9 million in cash proceeds due to the Seller. $21.9 million is payable to PCCU on or before December 15, 2022. The remaining amount is payable to PCCU beginning April 1, 2023 and is due in six quarterly installments thereafter. Interest accrues at an effective rate of approximately 7.7%. 1,200,000 Founder shares were escrowed until the amount is paid in full.

(10)	Deferred underwriting payable of $4,025,000 related to the IPO in addition to $1,141,250 in underwriting fees associated with the PIPE Shares. Of the total, $3,000,000 was paid in cash at closing (see Note (4)) with $2,166,250 due pursuant to a note payable with $715,750 due on October 14, 2022 and $362,625 on each of October 31, 2022, November 30, 2022, December 31, 2022 and January 31, 2023.

(11)	Represents the common stock subject to redemption for cash amounting to $79.3 million less the redemption amount of $78.0 million. The $78.0 million, or 7,573,402 shares, represents the actual redemption amount, after giving effect to payments to redeeming stockholders at approximately $10.33 per share based on a consummation of the Business Combination on September 28, 2022. Including shares purchased under the forward purchase agreement, 3,926,598 shares were not redeemed.

(12)	Reflects the conversion of the 2,875,000 Class B Common Stock to Class A Common Stock on a one for one basis.

(13)	Represents $1,141,250 in underwriting fees and $164,835 in direct legal costs associated with the sale of the PIPE shares.

(14)	In addition, on October 29, 2022, SHF Holdings, Inc., entered into an Agreement and Plan of Merger (the “Abaca Merger Agreement”) by and among the PCCU, SHF Merger Sub I and a direct wholly-owned subsidiary of SHF Holdings, Inc. (“Merger Sub I”), SHF Merger Sub II, LLC, and a direct wholly-owned subsidiary of SHF Holdings, Inc. (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Rockview Digital Solutions, Inc., d/b/a Abaca (“Abaca”) and Dan Roda, solely in such individual’s capacity as the representative of Abaca’s security holders. On November 11, 2022, the parties to the Abaca Merger Agreement entered into an amendment to the Abaca Merger Agreement to modify the number of shares of the Company’s Class A Common Stock to be issued as consideration thereunder. On November 15, 2022, the parties consummated the transactions contemplated by the Abaca Merger Agreement, as amended. Pursuant to the Abaca Merger Agreement, as amended, SHF Holdings, Inc. acquired Abaca in exchange for (a) cash consideration in an amount equal to (i) $9,000,000 ($3,000,000 was payable at the closing of the Mergers (the “Merger Closing”), with an additional $3,000,000 payable at each of the one-year and two-year anniversaries of the Merger Closing); and (b) 2,100,000 shares of Class A Common Stock at the Closing Date and $12,600,000 (minus an outstanding note balance of $500,000, plus accrued interest) in shares of Class A Common Stock at the one-year anniversary of the Merger Closing based on a 10-day VWAP. The effect of this transaction was not included in the pro forma information above based on management’s initial analysis that this transaction did not meet the applicable significance thresholds.

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Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 28, 2022 and Year Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 28, 2022 and year ended December 31, 2021 are as follows:

(A)	Derived from the unaudited combined statement of operations of SHF for the nine months ended September 28, 2022.

(B)	Derived from the unaudited statement of operations of the Company for the nine months ended September 28, 2022.

(C)	Derived from the audited combined statement of operations of SHF for the year December 31, 2021.

(D)	Derived from the audited statement of operations of the Company for the period from February 26, 2021 (inception) through December 31, 2021.

(1)	Represents interest expense associated with the cash hold back. $56.9 million in cash proceeds has been held back and is due to the Seller. $21.9 million is payable to PCCU on or before December 15, 2022. The remaining amount is payable to PCCU beginning April 1, 2023 and is due in six quarterly installments thereafter. Interest accrues at an effective rate of approximately 7.7%. 1,200,000 Founder shares were escrowed until the amount is paid in full.

(2)	Represents an adjustment to eliminate interest income and unrealized gains on marketable securities held in the trust account as of the beginning of the period.

(3)	The blended statutory rate for the entity post business combination would be 21%, the consolidated combined pro forma information under both scenarios results in a higher effective tax rate of approximately 62% and 89% for the nine months ended September 28, 2022 and the year ended December 31, 2021. The lower effective tax rate is primarily due to a permanent tax difference associated with the change in the fair value of warrants. The following table represents the income tax impact of the pro forma adjustments for the nine months ended September 28, 2022 and the year ended December 31, 2021 and a reconciliation of the federal statutory rate and effective income tax rate:

	As of
	September 28, 2022	December 31, 2021
Federal:
Current	$—	$—
Deferred	(568,828)	(542,036)

State and local:
Current	—	—
Deferred	(96,294)	(91,759)
	(665,122)	(633,795)
Change in valuation allowance	—	—
Income tax (benefit) provision	$(665,122)	$(633,795)

Tax rate:	Nine Months Ended September 28, 2022	Year Ended December 31, 2021
Tax benefit at federal statutory rate	21.0%	21.0%
Increase (decrease) in tax provision resulting from:
Warrants – fair market value change	31.6	55.0
State tax	8.9	12.9
Effective income tax rate	61.5%	88.9%

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(4)	The calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the Company’s IPO occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period. Assuming a conversion price of $10 per share, excludes 2,045,000 in converted PIPE Shares as this amount is considered anti-dilutive.

(5)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in footnote #4 above in the aggregate amount of $1.6 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented.

4.	Net Income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

Pro Forma Combined
Nine Months Ended September 28, 2022
Net income	$1,625,149
Weighted average shares outstanding – basic	18,715,912
Basic net gain per share	$0.09
Weighted average shares outstanding – diluted (1)	20,760,912
Diluted net gain per share	$0.08

Year Ended December 31, 2021
Net loss	$(79,572)
Weighted average shares outstanding – basic	18,715,912
Basic net loss per share	$(0.00)
Weighted average shares outstanding – diluted (1)	18,715,912
Diluted net loss per share	$(0.00)

Weighted average shares calculations, basic	Pro Forma Combined

Company public shares	3,926,598
Company initial stockholders’	3,403,175
SHF stockholders	11,386,139
Weighted average shares outstanding – basic	18,715,912

Weighted average shares calculations, diluted	Pro Forma Combined

Company public shares	3,926,598
Company initial stockholders’	3,403,175
PIPE Investors (1)	2,045,000
SHF stockholders	11,386,139
Weighted average shares outstanding – diluted	20,760,912

(1)	Assuming a conversion price of $10 per share, excludes 2,045,000 in converted PIPE Shares as this amount is considered anti-dilutive on December 31 2021.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “us,” or “our” refer to SHF Holdings, Inc. (herein referred to as the “Company”). References to “management” refer to our officers and board of directors. The following discussion and analysis of our financial performance and results of operations should be read in conjunction with our condensed consolidated financial statements.

Forward Looking Statements

All statements other than statements of historical facts contained in this report, including statements regarding future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, objectives, and financial needs.

Overview

Founded in 2015 by PCCU (please see “Business Reorganization” below for a description of SHF’s organization), SHF’s mission is to provide access to reliable and compliant financial services for the legal cannabis industry. Through that mission and as an early leader with over seven years of experience, SHF is a leading provider of access to reliable and compliance driven banking, lending and other financial services to financial institutions desiring to provide those services to the cannabis industry.

Through our proprietary platform and on a multi-state level, SHF provides access to the following banking related services through PCCU and other financial institutions:

●	Business checking and savings accounts

●	Cash management accounts

●	Savings and investment options

●	Commercial lending

●	Courier services (via third party relationships)

●	Remote deposit services

●	Automated Clearing House (ACH) payments and origination

●	Wire payments

Our services allow Cannabis Related Businesses (herein referred to as “CRBs”) to obtain services from financial institutions that allow them to run their business more efficiently and effectively with improved financial insight into their business and access to resources to help them grow. Due to limited availability of payment and other banking solutions for the cannabis industry, most businesses transact with high volumes of cash. Our fintech platform benefits CRBs and financial institutions by providing CRBs with access to financial institutions and financial institutions access to increased deposits with the comfort of knowing that those deposits have been compliantly monitored and validated. By facilitating the daily deposits of cash receipts between CRBs and financial institutions, the risks associated with high cash on hand are mitigated, creating a safer atmosphere for the CRB’s employees and the financial institutions at which the deposit accounts are held. Because SHF is not a financial institution, SHF does not hold customer deposits. All deposit accounts are held by SHF’s financial institution clients and all transmissions of funds to and from deposit accounts are handled directly by the financial institutions. In an industry with limited capital and financing options, we offer access to loan options at what we believe to be competitive rates often with less punitive terms than the current industry average. Our financial institution clients offer loan options including senior secured debt and operating lines of debt. Collateral types include real estate, equipment, and other business assets. We also provide access to lending options for ancillary service providers serving the cannabis industry as these businesses also can have difficulty finding reliable financial services.

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To ensure access to consistent and dependable banking access to CRBs, we provide our compliance, validation and monitoring services to financial institutions in a compliance driven environment ensuring strict adherence to the Bank Secrecy Act/FinCEN guidance and related anti money laundering provisions. Since inception, SHF has assisted PCCU in processing more than $12 billion in cannabis related funds and, through its relationship with PCCU and other financial institutions, SHF has successfully navigated 16 state and federal banking exams.

In strategically selected geographic areas, SHF licenses to other financial institutions its proprietary software and Safe Harbor Program (the “Program”) to provide compliance-related services to CRBs. As part of the Program, we provide the following to financial institutions interested in licensing the Program to assist in compliant cannabis banking:

●	Initial customer due diligence – Know Your Customer

●	Customer application management

●	Program management support

●	Compliance monitoring

●	Regulatory exam assistance

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Business Reorganization

On February 11, 2022, SHF, LLC and SHF Holding Co., LLC, the sole member of SHF, LLC, and Partner Colorado Credit Union (“PCCU”), the sole member of SHF Holding, Co., LLC, entered into a definitive purchase agreement (herein referred to as the “Business Combination”) with Northern Lights Acquisition Corp. (“NLIT”), a special purpose acquisition company, and its sponsor, 5AK, LLC. In connection with the closing of this transaction, NLIT changed its name to “SHF Holdings, Inc.” (herein referred to as the “Company”).

PCCU’s Board of Directors approved the contribution of certain assets and operating activities associated with operations from both the Branches and Safe Harbor Services (“SHS” or “Oldco”), a wholly-owned subsidiary of PCCU, to SHF Holding, Co., LLC. SHF Holding, Co., LLC then contributed the same assets and related operations to SHF, LLC with PCCU’s investment in SHF, LLC maintained at the SHF Holding, Co., LLC level (the “reorganization”). The reorganization effectively occurred July 1, 2021. In conjunction with the reorganization, all Branches’ employees and certain PCCU employees were terminated from PCCU and hired as SHF, LLC employees. Collectively, Oldco, the Branches and SHF, LLC represent the “Carved-Out Operations.” After the reorganization, SHF, LLC contains the entirety of the Carved-Out Operations and Oldco was dissolved. In addition, effective July 1, 2021, the entity entered into an Account Servicing Agreement and Support Servicing Agreement which were subsequently amended and restated.

Pursuant to the purchase agreement, upon the closing of the transaction, NLIT purchased all of the issued and outstanding membership interests of SHF, LLC in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the entity’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash. At transaction close, 1,831,683 shares of the Class A Common Stock were deposited with an escrow agent to be held in escrow for a period of 12 months following the closing date to satisfy potential indemnification claims of the parties. In addition, $3,143,388 in cash and cash equivalents representing the amount of cash on hand at July 31, 2021, less accrued but unpaid liabilities, were paid to PCCU at the final transaction close. On September 19, 2022, the parties entered into the first amendment to the purchase agreement to extend the date by which the closing had to occur from August 31, 2022 until September 28, 2022 and provide for the deferral of $30 million of the $70 million in cash due at the closing. On September 22, 2022, the parties entered into the second amendment to the purchase agreement to provide for the deferral of a total of $50 million of the $70 million due at the closing. On September 28, 2022, the parties entered into the third amendment to the purchase agreement to provide for the deferral of a total of $56,949,800 of the $70,000,000 due at the closing.

On September 28, 2022, the parties consummated the Business Combination, resulting in NLIT, consistent with the aforementioned parameters, purchasing all of the issued and outstanding membership interests of the SHF, LLC in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash, $56,949,801 of which will be paid on a deferred basis.

Subsequent to the completion of the Business Combination, the status of PCCU changed from Parent to majority shareholder of the Company pursuant to its ownership of 60.8% of the Company.

The Company generates both interest income and fee income through providing a variety of services to financial institutions desiring to service the cannabis industry including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB depository accounts held at PCCU, and sourcing and managing loans. In addition to PCCU, the Company provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided to other financial institutions under the Safe Harbor Master Program Agreement.

Pursuant to the purchase agreement, the Company entered into amended services agreements under similar terms as the July 2021 agreements. In addition, in conjunction with the purchase agreement, SHF, LLC and PCCU entered into an Amended and Restated Loan Servicing Agreement.

The purpose of the $56,949,800 deferral is to provide the Company with additional cash to support its post-closing activities. Pursuant to the third amendment to the unit purchase agreement, the Company will pay the deferred consideration in one payment of $21,949,801 on or before December 15, 2022, and the $35,000,000 balance in six equal installments of $6,416,667, payable beginning on the first business day following April 1, 2023 and on the first business day of each of the following five fiscal quarters, for a total of $38,500,002, including interest of $3,500,002. Furthermore, PCCU agreed to defer $3,143,388, representing certain excess cash of SHF, LLC due to the Seller under the definitive unit purchase agreement, and the reimbursement of certain reimbursable expenses under the definitive unit purchase agreement.

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On October 26, 2022, the Company, entered into a Forbearance Agreement (the “Forbearance Agreement”) with PCCU and Luminous Capital USA Inc. (“Luminous”). As per the terms of the agreement, PCCU has agreed to defer all payments owed pursuant to the Purchase Agreement for a period of six (6) months from the date hereof while the Parties engage in good faith efforts to renegotiate the payment terms applicable to the Deferred Obligation (the “Forbearance Period”).

Significant terms of the Amended and Restated Account Servicing Agreement and Amended and Restated Support Services Agreement are as follows:

●	Pursuant to the Amended and Restated Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Amended and Restated Account Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The Amended and Restated Account Servicing Agreement initially provided that the agreement would terminate within 60 days of SHF no longer qualifying as a “credit union service organization” (a “CUSO”) or within 60 days of the assumption by a third party of all CRB-related accounts; however, on May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Account Servicing Agreement, which removed the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as CUSO, as SHF ceased to qualify as a CUSO following the closing of the Business Combination.

●	Pursuant to the Amended and Restated Support Services Agreement, PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing and capacity for CRB depository accounts for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, as it pertains to CRB deposits held at PCCU, investment and interest income earned on these deposits (excluding interest income on loans funded by PCCU) will be shared 25% to PCCU and 75% to SHF. SHF will also reimburse PCCU for any of its out-of-pocket expenses relating to the services provided to SHF. Finally, under the Amended and Restated Support Services Agreement, PCCU will continue to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The Amended and Restated Support Services Agreement has the same term and termination provisions as the Amended and Restated Account Servicing Agreement, including a provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization.” On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Support Services Agreement, which removed the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a CUSO, as SHF ceased to qualify as a CUSO following the closing of the Business Combination.

Effective February 11, 2022, SHF entered into an Amended and Restated Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB customers and the loan servicing and monitoring responsibilities provided by both PCCU and SHF. For the loans subject to this agreement, SHF originates the loans and performs all compliance analysis, credit analysis of the potential borrower, due diligence and underwriting and all administration, including hiring and incurring the costs of all related personnel or third-party vendors necessary to perform these services. PCCU receives a monthly servicing fee at an annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to default-related loan losses as defined in the Loan Servicing Agreement. The agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. Pursuant to this agreement, the Company reported expenses of $ 204,535 and $ 420,085 for the three-month and nine-month periods ended September 30, 2022 and $93,285 and $261,496 for the three-month and nine-month periods ended September 30, 2021.

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The SHF lending services program currently depends on PCCU as its largest funding source for new loans to CRBs. Under PCCU’s loan policy for loans to CRBs, PCCU’s board of directors has approved aggregate lending limits at the lessor of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as (i) real estate secured, (ii) construction, (iii) unsecured and (iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. In addition, loans to any one borrower or group of associated borrowers are limited by applicable National Credit Union Association regulations to the greater of $100,000 or 15% of PCCU’s net worth.

Unit Purchase Agreement and Public Company Costs

The Business Combination detailed above was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, NLIT is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of SHF issuing shares for the net assets of NLIT, accompanied by a recapitalization. The net assets of NLIT are recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Other related events in connection with the Business Combination are summarized below:

●	The 2,875,000 of Founder Class B Stock converted at the closing to an equal number of shares of Class A stock.

●	Upon closing of the Business Combination, 11,386,139 shares of Class A Stock were issued to the Seller as set forth in and pursuant to the terms of the Purchase Agreement.

The Seller was due to receive a cash payment of $3.1 million at the consummation of the Business Combination, which represented the amount of SHF’s cash on hand at July 31, 2021, less accrued but unpaid liabilities. In addition, pursuant to the terms of the purchase agreement, the Company is responsible for reimbursing the Seller for its transaction expenses.

●	Approximately $56.9 million of the $70.0 million of cash proceeds due to PCCU was deferred and is due to the Seller. Approximately $21.9 million of the amount is payable to PCCU beginning December 15, 2022. The residual $35.0 million is due in six quarterly instalments of $6.4 million thereafter. Interest accrues at an effective annual rate of approximately 7.7%. A sum of 1,200,000 founder shares were escrowed until the amount is paid in full.

●	The Parent-Entity Net Investment appearing in the balance sheet of SHF amounting to $9,124,297 on the date of business combination was transferred to additional paid in capital.

●	Immediately prior to the Closing, 20,450 shares of Series A Convertible Preferred were purchased by the PIPE Investors pursuant to the PIPE Securities Purchase Agreements for an aggregate value of $20,450,000. The shares of Series A Convertible Preferred are convertible into 2,045,000 shares of Class A Stock assuming a purchase price of $10.00 per share of Class A Stock. Twenty (20) percent of the aggregate value was deposited into a third party escrow account for purposes of paying the PIPE Investors any required Registration Delay Payments. Upon the filing of a registration statement 10 calendar days subsequent to closing, 17.5% of the escrow amount will be released with the remaining amount released once all securities are included in an effective registration statement.

●	For tax purposes, the transaction will be treated as a taxable asset acquisition, resulting in an estimated tax basis Goodwill balance of $43,411,985, creating a deferred tax asset reported as Additional Paid-in Capital in the equity section of the balance sheet as of the date of the business combination. There is not any goodwill for book reporting purposes as no goodwill or other intangible assets are to recorded in accordance with accounting principles generally accepted in the United States of America.

●	Preferred Stock: The Company is authorized to issue 1,250,000 preferred shares with a par value of $0.00001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of September 30, 2022, there were 20,450 preferred shares issued or outstanding and no preferred shares outstanding on December 31, 2021.

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●	Class A Common Stock: The Company is authorized to issue up to 125,000,000 shares of Class A Common Stock with a par value of $0.00001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. As of September 30, 2022 and December 31, 2021, there were 18,715,912 and 0 shares, respectively, of Class A Common Stock issued or outstanding. As of September 30, 2022, 3,804,872 Class A Common Stock are held by the purchasers under that certain forward purchase agreement dated June 16, 2022 by and among the Company and such purchasers

●	Parent-Entity Net Investment: Parent-Entity Net Investment balance in the combined balance sheets represents PCCU’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with PCCU is required. No separate equity accounts are maintained for SHS, SHF or the Branches.

Key Metrics

In addition to the measures presented in our consolidated financial statements, our management regularly monitors certain measures in the operation of our business. These key metrics are discussed below.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

A reconciliation of net income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,
	2022	2021
Net income	$1,056,235	946,063
Interest expense	36,002	-
Depreciation and amortization expense	1,625	399
Taxes	-
EBITDA	1,093,862	946,462

Other adjustments –
Loan loss provision	88,345	514
Loan origination fees and costs	102,364	-
Adjusted EBITDA	1,284,571	946,976

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	Nine Months Ended September 30,
	2022	2021
Net income	$1,894,179	$2,568,537
Interest expense	36,002	-
Depreciation and amortization expense	3,576	1,264
Taxes	-	-
EBITDA	1,933,757	2,569,801

Other adjustments –
Loan loss provision	383,910	12,441
Deferred loan origination fees and costs	102,364	-
Adjusted EBITDA	2,420,031	2,582,242

The decrease in our income on an EBITDA and Adjusted EBITDA basis for the nine months ended September 30, 2022 is due to decreased revenue and increased operating expenses, as discussed under “— Discussion of our Results of Operations” below. Other adjustments include estimated future loan losses not yet realized including amounts indemnified to PCCU for loans funded by them. Effective February 2022, SHF entered into an Amended and Restated Loan Servicing Agreement with PCCU, pursuant to which SHF has agreed to indemnify PCCU for claims associated with CRB activities including any loan default related losses for loans funded by PCCU. Deferred loan origination fees and costs represent the change in net deferred loan origination fees and costs. When included with a new loan origination, we receive an upfront loan origination fee in conjunction with new loans funded by our financial institution partners and incur costs associated with originating a specific loan. For accounting purposes, the cash received for loan origination fees and costs are initially deferred and recognized as interest income utilizing the interest method.

Other Metrics

For our business operations, we monitor the following key metrics.

Total account balances, number of accounts and average account balances

Our lending capacity is dependent on the size of our managed deposit base and number of active accounts. In addition, fees are generated based on open accounts and account activity. We monitor account activity including deposits, withdrawals and ending account balance daily. Total account balances represent the balance of onboarded and monitored deposits on hand at financial institution clients at period end. Average account balance represents the total account balance divided by the number of accounts at the period end.

Account fees per average active accounts managed

Currently a significant amount of our fees is generated from account openings, active accounts and account activity. As a result, we monitor account openings and closings on a daily, weekly and monthly basis. We strive to meet the appropriate balance between depository balances and fees and therefore review account fees per average number of active accounts managed.

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Nine Months Ended September 30,		2022	2021	Change ($)	Change (%)
Average monthly ending deposit balance	(1)	$148,191,118	182,073,273	(33,882,155)	(18.61)%
Account fees	(2)	$4,224,375	4,630,722	(406,347)	(8.78)%
Average active accounts	(3)	616	523	93	17.78%

Average account balance	(4)	$240,440	347,911	(107,471)	(30.89)%
Average fees per account	(4)	$6,854	8,849	(1,995)	(22.54)%

Three Months Ended September 30,		2022	2021	Change ($)	Change (%)
Average monthly ending deposit balance	(1)	$158,906,481	192,936,170	(34,029,689)	(17.64)%
Account fees	(2)	$1,412,944	1,478,619	(65,675)	(4.44)%
Average active accounts	(3)	659	546	113	20.70%

Average account balance	(4)	$241,011	353,579	(112,568)	(31.84)%
Average fees per account	(4)	$2,143	2,710	(567)	(20.92)%

(1)	Represents the average of monthly ending account balances

(2)	Reported account activity fee revenue

(3)	Represents the average of monthly ending active accounts

(4)	Refer to the below section – Discussion of Results of our Operations for additional discussion of trends.

While the average number of accounts increased for the three and nine months ended September 30, 2022 as compared to the three months ended September 30, 2021, the average account size and account fees decreased as we experienced some churn of larger clients replaced by smaller business. We expect this trend to shift as we lead with our lending program typically requiring borrowers to place deposits with financial institutions with which we have relationships.

SHF’s lending operations are considered early stage, as it began its focused efforts on expanding its lending in 2021. We are focused on enhancing and growing our lending platform. Incremental lending key metrics will be monitored as this portion of our business grows in volume. Metrics will include average loan balance, average life to repayment, average effective interest rate and loan status, amongst others.

Components of our Results of Operations

Revenue

SHF generates interest and fee income through providing a variety of services to PCCU to facilitate its banking services to CRBs including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB deposit accounts held at financial institution clients, and sourcing and originating loans. In addition, SHF provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement.

Operating expenses

Operating expenses consist of compensation and benefits, professional services, rent expense, parent allocations, provisions for loan losses and other general and administrative expenses.

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Compensation and benefits consist of employee wages and associated benefits while professional services consist of legal, general consulting and accounting fees.

PCCU allocations include corporate allocations such as information technology, customer support, marketing, executive compensation and other general and administrative expenses attributed to the Carved-Out Operations based on the size of the specifically identifiable CRB’s deposit balances, deposit activity and accounts relative to the totals of consolidated PCCU. These allocations were discontinued effective July 1, 2021 in conjunction with the reorganization.

SHF reports a provision for loan losses both as it relates to loans funded internally and those carried by PCCU or other financial institutions. SHF indemnifies PCCU for losses on loans to borrowers sourced by SHF and funded by PCCU. SHF anticipates comparable arrangements with other financial institutions that fund loans to borrowers sourced by SHF.

Other general and administrative expenses consist of various miscellaneous items including account hosting fees, insurance expense, advertising and marketing, travel meals and entertainment and other office and operating expense.

Discussion of our Results of Operations —2022 Compared to 2021 (Three Months Ended September 30)

Revenue

Three Months Ended September 30,	2022	2021	Change ($)	Change (%)
Deposit, activity, onboarding income	$1,369,559	$1,494,204	(124,645)	(8.34)%
Safe Harbor Program income	38,598	83,194	(44,596)	(53.60)%
Investment income	558,860	111,052	447,808	403.24%
Loan interest income	412,297	28,411	383,886	1,351.19%
Total Revenue	$2,379,314	$1,716,861	662,453	38.59%

Account fee income consists of deposit account fees, activity fees and onboarding income. Historically, SHF has received from PCCU fees based on cannabis related deposit account activity. During 2021, we reduced our fee percentage for cannabis specific accounts in order to ensure we were competitive with the market. During January 2022, we implemented a flat fee for certain CRB accounts based on historical and anticipated deposit levels. In addition, we receive a flat fee and lower rates for ancillary accounts, which are accounts are provided to businesses servicing the cannabis industry in general but that do not manufacture, possess, distribute or transport cannabis. The ratio of ancillary accounts to cannabis specific accounts increased during 2021.

SHF licenses similar account services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement. Revenue from the licensing of this program has intentionally decreased as we strategically narrow the financial institutions permitted to license the program.

Investment income increased as a result of recent Federal Reserve interest rate increases.

Loan interest income has increased as SHF increases its focus on providing lending services. At the end of 2020, SHF serviced two loans as compared to four at the end of 2021. In addition, for the period ending September 30, 2022, SHF sourced six incremental loans funded by PCCU under the Loan Servicing Agreement. SHF anticipates significantly increasing its loan services during 2022 with approximately $24.40 million of SHF originated loans in underwriting as of November 2, 2022.

Operating expenses

As discussed in the Business Reorganization section above, PCCU allocations were discontinued effective July 1, 2021 and SHF entered into both an account servicing agreement and support service agreement. There is no impact on revenue as a result of implementing these agreements.

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Three Months Ended September 30,	2022	2021	Change ($)	Change (%)
Compensation and employee benefits	$865,595	$539,611	325,984	60.41%
Professional services	195,464	29,288	166,176	567.39%
Rent expense	30,759	24,710	6,049	24.48%
Provision for loan losses	88,345	514	87,831	17,087.74%
General and administrative expenses	373,695	176,675	197,020	111.52%
Total Operating Expenses	$1,553,858	$770,798	783,060	101.59%

Compensation and employee benefits increased primarily as a result of Sundie Seefried, our CEO, and one of our Vice Presidents resigning from PCCU effective July 1, 2021 and beginning employment at SHF the same date. Prior to the July 1, 2021 reorganization a portion of their costs would have been included in the corporate allocations. Amounts also increased as SHF increased head count in conjunction with anticipated growth.

Professional services expense increased primarily due to audit fees incurred and increased consulting fees as we increased our lending activity and prepared for the reverse recapitalization transaction and becoming a public company.

Corporate allocations decreased to zero as they were discontinued in conjunction with the reorganization discussed in the Business Reorganization section above.

Provision for loan losses has increased as SHF focuses on increasing lending activity.

General and administrative expenses increased across various categories including: i) approximately $111,251 in account and investment fees hosting fees as a result of the reorganization, ii) approximately $59,803 in increased advertising and marketing as we focus on growth, iii) $15,118 in travel, meals, and entertainment, iv) $7,846 in dues and subscriptions, and v) $9,160 in loan servicing fees, and vi) $13,030 in other operating expenses due to a legal settlement during the three months ending September 30, 2021.

Discussion of our Results of Operations —2022 Compared to 2021 (Nine Months Ended September 30)

Revenue

Nine Months Ended September 30,	2022	2021	Change ($)	Change (%)
Deposit, activity, onboarding income	$4,179,323	$4,588,471	(409,148)	(8.92)%
Safe Harbor Program income	125,767	359,044	(233,277)	(64.97)%
Investment income	935,993	271,113	664,880	245.24%
Loan interest income	662,130	78,829	583,301	739.96%
Total Revenue	$5,903,213	$5,297,457	605,756	11.43%

Account fee income consists of deposit account fees, activity fees and onboarding income. Historically, SHF has charged fees based on cannabis related deposit account activity. During 2022, we reduced our fee percentage for cannabis specific accounts in order to ensure we were competitive with the market and for many accounts implemented a flat fee structure for certain CRB accounts based on historical and anticipated deposit levels. In addition, we receive a flat fee and lower rates for ancillary accounts, which are accounts provided to businesses servicing the cannabis industry in general but do not manufacture, possess, distribute or transport cannabis. The ratio of ancillary accounts to cannabis specific accounts increased during 2022.

SHF provides similar account services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement. Revenue has decreased as we narrow the financial institutions and states we allow under this program and instead focus on servicing CRBs directly.

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Investment income increased as a result of recent Federal Reserve interest rate increases.

Loan interest income has increased as SHF increases its focus on lending. For the nine months ended September 30, 2021, SHF serviced 4 loans as compared to 10 loans for the nine months ended September 30, 2022.

Operating expenses

As discussed in the reverse recapitalization section above, PCCU allocations were discontinued effective July 1, 2022 and SHF entered into both an account servicing agreement and support service agreement. There is no impact on revenue as a result of implementing these agreements.

Nine Months Ended Sep 30,	2022	2021	Change ($)	Change (%)
Compensation and employee benefits	$2,383,117	$1,997,669	385,448	19.29%
Professional services	534,494	91,558	442,936	483.78%
Rent expense	82,087	48,576	33,511	68.99%
Provision for loan losses	383,910	12,441	371,469	2,985.85%
General and administrative expenses	856,205	578,676	277,529	47.96%
Total Operating Expenses	$4,239,813	$2,728,920	1,510,893	55.37%

Compensation and employee benefits increased partially as a result of Sundie Seefried, our CEO, and one of our Vice President’s resigning from PCCU effective July 1, 2021, and beginning employment at SHF the same date. Prior to the July 1, 2021 reorganization a portion of their costs would have been included in the Parent allocations. Amounts also increased as SHF increased head count in conjunction with anticipated growth.

Professional services expense increased primarily due to audit fees incurred and increased consulting fees as we increase our lending activity and prepare to become a public company.

Parent allocations decreased to zero as they were discontinued in conjunction with the reorganization discussed in the Business Reorganization section above.

Provision for loan losses has increased as SHF focuses on increasing lending activity.

General and administrative expenses increased across various categories including: i) approximately $158,589 in account and hosting fees as a result of the reorganization, ii) approximately $183,239 in increased advertising and marketing as we focus on growth, iii) $42,815 in travel, meals, and entertainment, iv) $17,682 in dues and subscriptions, v) $14,264 in loan servicing fees, and vi) $6,068 in business insurance, offset by a decrease of $155,874 in other operating expenses.

Financial Condition

Cash, cash equivalents, and restricted cash

Cash, cash equivalents, and restricted cash totaled $7,273,012 and $5,495,905 as of September 30, 2022 and December 31, 2021, respectively.

Cash flows

As compared to the nine months ended September 30, 2021, cash provided by operations decreased from $1,972,803 to $2,349,763 for the nine months ended September 30, 2022, mainly due to reduced net income from operations with an additional amount resulting from changes across operating assets and liabilities. See discussion under “— Discussion of our Results of Operations” above for more information.

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Contract assets and liabilities

Deferred revenue is primarily related to contract liabilities associated with Safe Harbor agreements. As of December 31, 2021, SHF reported a contract asset and liability of $18,317 and $8,333, respectively. As of September 30, 2022, SHF reported a contract asset of $7,676 and contract liability of $14,583.

Liquidity

As of September 30, 2022, the Company had $7,273,012 in cash and net working capital of ($28,241,810), as compared to $5,495,905 in cash and net working capital of $5,922,023 at December 31, 2021. The driver of the working capital deficit is the current portion of the long-term payable owed to the Seller, PCCU, from the aforementioned business combination. To permit the business combination transaction to be completed, PCCU agreed to an unsecured future payment obligation of $56,949,800, the current portion of which is $33,616,468. This large payment is offset by $4,090,000 in proceeds the Company expects pursuant to the PIPE offering currently held in escrow to be released when the Company’s currently pending registration statement on Form S-1 becomes effective, as well as proceeds from the Forward Purchase Agreement subsequent to the effectiveness of the pending Form S-1. Furthermore, PCCU has agreed to a six-month deferral while the Company and PCCU negotiate a solution regarding the Company’s payment obligation to PCCU.

The Company has not incurred significant cumulative consolidated operating losses and does not have negative cash flows. As of September 30, 2022, the Company has retained earnings of $243,981; furthermore, for the nine months ended September 30, 2022, the Company generated $1,894,179 in net income and $1,972,803 in operating cash flows. The Company also has the potential ability to renegotiate its aforementioned payable with PCCU, thus eliminating any working deficit. These factors, however, do not remove substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is not able to sustain its present level of operations, it may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned expansion programs. Any of these actions could materially harm the Company’s business, results of operations and future prospects. The accompanying unaudited combined financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result should the Company not continue as a going concern. Management does not believe they have sufficient cash for the next twelve months from the date of this report to continue as a going concern without maintaining its present level of business activity. The Company also believes that its pending business combination transaction that was agreed to on October 31, 2022 (refer to the “Subsequent Events” section within Form 10-Q) will be consistent with allowing the Company to continue as a going concern.

The sale of shares of our Class A Common Stock in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate. Resales of shares of our Class A Common Stock may cause the market price of our securities to drop significantly, regardless of the performance of our business.

The shares of Class A Common Stock underlying the Public Warrants and PIPE Warrants that are being registered for issuance and resale under this prospectus represent approximately 24.5% of the total shares of Class A Common Stock outstanding as of November 22, 2022 (assuming that all Public Warrants and PIPE Warrants are exercised). As such, sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. Given the substantial number of shares of Class A Common Stock being registered for potential resale by the Selling Stockholders pursuant to this prospectus, the sale of shares by various selling securityholders, or the perception in the market that the stockholders of a large number of shares intend to sell shares, could increase the volatility of the market price of shares of our Class A Common Stock or result in a significant decline in the public trading price of shares of our Class A Common Stock.

Forward purchase agreement

On June 16, 2022, NLIT entered into a Forward Purchase Agreement with Midtown East Management NL, LLC (“Midtown East”). Subsequent to entering into the Forward Purchase Agreement, the Company, NLIT, and Midtown East entered into assignment and novation agreements with Verdun Investments LLC (“Verdun”) and Vellar Opportunity Fund SPV LLC – Series 1 (“Vellar”), pursuant to which Midtown East assigned its obligations as to 1,666,666 shares of the shares of Class A Stock to be purchased under the Forward Purchase Agreement to each of Verdun and Vellar. As contemplated by the Forward Purchase Agreement:

●	Prior to the closing, Midtown East, Verdun and Vellar purchased approximately 3.8 million shares of NLIT Class A common stock directly from investors at market price in the public market. Midtown East and other counter parties waived their redemption rights with respect to the acquired shares.

●	One business day following the closing, NLIT paid approximately $39.3 million from the cash held in its trust account to Midtown East; Verdun and Vellar for the shares purchased and approximately $0.3 million in related expense amounts.

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●	At any time prior to the Maturity Date (defined as the earlier of i) the third anniversary of the closing of the Business Combination, ii) the shares are delisted from The Nasdaq Stock Market or (iii) during any 30 consecutive Scheduled Trading Day-period following the closing of the Business Combination, the VWAP Price for 20 Scheduled Trading Days during such period shall be less than $3.00 per share), Midtown East, Verdun and Vellar may elect an optional early termination to sell some or all of the shares (the “Terminated Shares”) of Class A Stock in the open market. If Midtown East, Verdun and Vellar sell any shares prior to the Maturity Date, the pro-rata portion of the Reset Price will be released from the escrow account and paid to SHF. Midtown East, Verdun and Vellar shall retain any proceeds in excess of the Reset Price that is paid to SHF.

●	At the Maturity Date, Midtown East, Verdun and Vellar shall be entitled to (1) the product of the shares then held by them multiplied by the Forward Price, and (2) an amount, in cash or shares at the sole discretion of NLIT, equal to (a) in the case of cash, the product of(i)(x) 3.8 million shares less (y) the number of Terminated Shares and (ii) $2.00 (the “Maturity Cash Consideration”) and (b) in the case of shares, (i) the Maturity Cash Consideration divided by (ii) the VWAP Price for the 30 Scheduled Trading Days prior to the Maturity Date.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with GAAP. Preparing consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, as well as disclosure of contingent assets and liabilities. An appreciation of our critical accounting policies is necessary to understand our financial results. In some cases, we could reasonably use different accounting policies and estimates, and changes in our estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates, and our financial condition or results of operations could be affected. We base our estimates on our experience and other assumptions that we believe are reasonable, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

Revenue recognition

SHF adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which SHF expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. SHF adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on SHF’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts held at PCCU but serviced by SHF such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

In addition, SHF recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective and a service fee recognized ratable over the contract term as the compliance program is executed.

Lastly, SHF also records revenue for interest on loans and investment income allocated by PCCU based on specific customer balances.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the combined balance sheets. Typical Safe Harbor Program contracts are three-year contracts with amounts due monthly, quarterly or annually based on contract terms.

Customers consist of financial institutions providing services to CRBs. Revenues are concentrated in the United States.

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Allowance for loan losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the required allowance for loan losses balance using past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off. Loan losses are charged against the allowance for loan losses when management believes the uncollectibility of a loan balance is confirmed.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

Due to the nature of uncertainties related to any estimation process, Management’s estimate of loan losses inherent in the loan portfolio may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Impairment is generally evaluated in total for smaller-balance loans of similar nature such as a commercial loan and commercial lines of credit, but may be evaluated on an individual loan basis if deemed necessary. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

The loans SHF intends to originate will be secured by various types of assets of the borrowers, including real property and certain personal property, including value associated with other assets to the extent permitted by applicable laws and the regulations governing the borrowers. The documents governing the loans also include a variety of provisions intended to provide remedies against the value associated with licenses. Collection procedures are designed to ensure that neither SHF nor its financial institution clients who provide funding for a loan, nor a third-party agent engaged to assist with the liquidation or foreclosure process, will take possession of cannabis inventory, cannabis paraphernalia, or other cannabis-related assets, nor will they take title to real estate used in cannabis-related businesses. Upon default of a loan, a third-party agent will be engaged to work with the borrower to have the borrower sell collateral securing the loan to a third party or to institute a foreclosure proceeding to have such collateral sold to generate funds towards the payoff of the loan. Applicable regulations under state law that govern CRBs generally do not permit the taking of title to real estate involved in commercial sales of cannabis, whether through foreclosure or otherwise, without prior regulatory approval. The sale of a license or other realization of the value of licenses also requires the approval of state and local regulatory authorities. A defaulted loan may also be sold if such a sale would yield higher proceeds or that a sale could be accomplished more quickly than a foreclosure proceeding while yielding proceeds comparable to what would be expected from a foreclosure sale. Such sale of the loan would be conducted through a third-party administrative agent. However, SHF can provide no assurances that a sale of such loans would be possible or that the sales price of such loans would be sufficient to recover the outstanding principal balance, accrued interest, and fees.

Indemnity liability

The indemnification component of the Loan Servicing Agreement is accounted for in accordance with ASC 450-20 Loss Contingencies. In determining the applicability of ASC 450-20, we considered that the agreement outlines a broad indemnification of all claims related to the cannabis-related business. The most immediate and potentially significant of these are potential default-related loan losses. In the lending industry, it is inherently anticipated future loan losses will result from currently issued debt. SHF’s indemnity obligation is subordinate to PCCU’s and other financial institution clients’ other means of collecting on the loans including foreclosure of the collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not party to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the debtor. Therefore, as defined in ASC 450-20, the indemnification clause represents a general loss contingency in that it is an existing condition, situation or set of circumstances involving uncertainty as to possible loss to the Company that will ultimately be resolved when one or more future events occur or fail to occur. SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated quarterly by SHF management based on each situation.

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In addition to default-related loan losses, SHF continuously monitors all other circumstances pursuant to the agreement and identifies events that may necessitate a loss contingency under the Loan Servicing Agreement. A loss contingency is reported when it is both probable that a future event will confirm that a loss had been incurred on or before the related balance sheet date and the loss is reasonably estimable.

Emerging Growth Company Status

SHF is an emerging growth company (“EGC”), as defined in the JOBS Act. Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued until such time as those standards apply to private companies. In electing this relief, the JOBS Act does not preclude an EGC from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. SHF has elected to use this relief and will do so until the earlier of the date that it (a) is no longer an emerging growth company or (b) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result of the elected JOBS Act relief, these combined and consolidated financial statements may not be comparable to companies that do not elect JOBS Act relief or choose to early adopt different accounting pronouncements than SHF.

Internal Control Over Financial Reporting

In connection with the audit of our financial statements for the year ended December 31, 2020, two material weaknesses were identified in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of SHF’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

One material weakness was identified related to a failure to complete an analysis of the accounting impact of ASC Topic 606, Revenue from Contracts with Customers particularly as it related to revenue recognition associated with our Safe Harbor Program revenue, and one material weakness was identified associated with our application of carve out accounting guidance and our failure to exclude certain specifically identifiable expenses from corporate allocations. We have implemented a plan to remediate these material weaknesses, through measures that include the following:

●	we have hired a Chief Financial Officer with previous experience as a public company executive.

●	we are utilizing third-party consultants and specialists, to supplement our internal resources.

●	we have enhanced our reconciliation and review controls including review by our parent CFO.

With the implementation of this plan, the material weaknesses have been remediated for the year ended December 31, 2021. SHF’s principal financial and accounting officer has concluded that during the period covered by this report, our disclosure controls and procedures were effective at a reasonable assurance level and, accordingly, provided reasonable assurance that the information required to be disclosed by us in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

Further, we identified additional material weaknesses in the Company’s internal control over financial reporting as of September 30, 2022. A deferred tax asset was created as a result of the Business Combination occurring on September 28, 2022. The deferred tax asset was initially calculated prior to consummation of the Business Combination using projected amounts. The Company had failed to update the calculation as of September 30, 2022 using actual amounts from the Business Combination. To alleviate this material weakness, the Company will be required to implement a quarterly control to calculate and review the deferred tax asset, evaluate the necessity for any valuation allowance, and reconcile it to the general ledger. As of September 30, 2022, the Company had negative net working capital. The working capital deficit is largely driven by the current portion of the long-term payable owed to Partner Colorado Credit Union. In accordance with ASC 205-40, in preparing financial statements for each annual and interim reporting period, management must evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Substantial doubt was raised at September 30, 2022 and the Company failed to document a going concern analysis to identify the substantial doubt, evaluate whether the substantial doubt was alleviated by management’s plans, and disclose the going concern in the Company’s Quarterly Report for the period ended September 30, 2022. To alleviate this material weakness, the Company will be required to implement a quarterly control to perform a going concern analysis and properly disclose when a substantial doubt is determined.

We have begun our implementation of Sarbanes-Oxley and we plan to continue to assess our internal controls and procedures and to take further action as necessary or appropriate to address any other matters we identify.

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Related Party Relationships

Corporate Allocations

Corporate allocations include overhead expenses such as information technology, customer support, marketing, executive compensation and other general and administrative expenses that are attributed to the Branches proportionately based on the relative size of the specific identifiable customer deposits to the consolidated PCCU.

Account Servicing Agreement

Effective July 1, 2021, SHF entered into an Account Servicing Agreement with PCCU. SHF provides services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF assumes the costs associated with the CRB accounts. These costs include employees to manage account onboarding, monitoring and compliance, rent and office expense, insurance and other operating expenses necessary to service these accounts. Under the agreement, PCCU agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for one-year terms until either SHF or PCCU provide sixty days prior written notice. Pursuant to this agreement, SHF reported revenue of $ 2,340,716 and $ 5,777,446 for the three month and nine month periods ended September 30, 2022 and $ 1,633,667 and $ 4,938,413 for the three and nine month periods ended September 30, 2021.

As described elsewhere in this prospectus, on February 11, 2022, SHF and PCCU entered into the Amended and Restated Account Servicing Agreement, pursuant to which SHF provides services including, among other things, Bank Secrecy Act compliance and reporting, onboarding, responding to account inquiries, and responding to customer service inquiries relating to accounts at PCCU held for cannabis-related businesses (“CRBs”). Pursuant to the Amended and Restated Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Amended and Restated Account Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The Amended and Restated Account Servicing Agreement initially provided that the agreement would terminate within 60 days of SHF no longer qualifying as a “credit union service organization” or within 60 days of the assumption by a third party of all CRB-related accounts; however, on May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Account Servicing Agreement, which agreement amended and restated the Amended and Restated Account Servicing Agreement to remove the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF ceased to qualify as a CUSO following the closing of the Business Combination.

Support Services Agreement

Effective July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. In addition, 25% of any investment income associated with CRB deposits is paid to PCCU. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or PCCU upon giving sixty days prior written notice. Pursuant to these agreements and as amended and restated on February 11, 2022, the Company reported expenses of $204,535 and $420,085 for the three month and nine month periods ended September 30, 2022 and $93,285 and $261,496 for the three and nine month periods ended September 30, 2021.

As described elsewhere in this document, on February 11, 2022, SHF and PCCU entered into the Amended and Restated Support Services Agreement, pursuant to which PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, as it pertains to CRB deposits held at PCCU, investment and interest income earned on these deposits (excluding interest income on loans funded by PCCU) will be shared 25% to PCCU and 75% to SHF. SHF will also reimburse PCCU for any of its out-of-pocket expenses relating to the services provided to SHF. The Amended and Restated Support Services Agreement also sets forth certain agreements of PCCU to limit bonus distributions to its members to $30,000,000 during any 12-month period following the effective date of the agreement and to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The Amended and Restated Support Services Agreement has the same term and termination provisions as the Amended and Restated Account Servicing Agreement, including a provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization.” On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Support Services Agreement, which agreement amended and restated the Amended and Restated Support Services Agreement to remove the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF ceased to qualify as a CUSO following the closing of the Business Combination.

Loan Servicing Agreement

Effective February 11, 2022, SHF entered into an Amended and Restated Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB customers and the loan servicing and monitoring responsibilities provided by both PCCU and SHF. PCCU will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU. For the loans that are subject to this agreement, SHF originates the loans and performs all compliance analysis, credit analysis of the potential borrower, due diligence and underwriting and all administration, including hiring and incurring the costs of all related personnel or third-party vendors necessary to perform these services. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to default-related loan losses as defined in the Loan Servicing Agreement. The agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date.

Pursuant to this agreement, the Company reported expenses of $9,160 and $14.264 for the three month and nine month periods ended September 30, 2022 and $0 for the three and nine month periods ended September 30, 2021.

Operating Leases

Effective July 1, 2021, SHF entered into a one-year gross lease with the Parent to lease space in its existing office at a monthly rent of $5,400. Effective July 1, 2022, the Company amended its existing lease to a month-to-month lease and therefore no asset or liability amounts are reported pursuant to ASC 842.

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BUSINESS

Unless otherwise indicated or the context otherwise requires, references in this section to “Safe Harbor,” “we,” “us,” “our” and other similar terms refer to SHF prior to the Business Combination and to the Company and SHF, on a consolidated basis, after giving effect to the Business Combination. The description of Safe Harbor’s operations included herein also refers, as appliable, to the operations of its predecessor, as described in more detail in the Combined Financial Statements for SHF, LLC included elsewhere in this prospectus.

Summary of Safe Harbor’s Business

Safe Harbor is a market-leading service provider to financial institutions for the legal U.S. cannabis marketplace and has been successful in doing so since its inception in 2015. We believe Safe Harbor is a marketplace leader in:

●	Onboarding, verification and monitoring of customer accounts maintained at our client financial institutions;

●	building a national presence by providing services to financial institutions who have CRB customers in 20 states, with the foundation to scale and expand our services to financial institutions in all state-legal cannabis markets across the United States and its territories;

●	developing proprietary onboarding and compliance software maintaining the highest standard of “Know Your Customer” (“KYC”) and Bank Secrecy Act (“BSA”) compliance;

●	compliant lending services and assisting in underwriting for loans to CRBs and ancillary service providers to CRBs; and

●	successfully navigating the high scrutiny that comes with 16 state and federal examinations in its more than seven-year operating history.

Safe Harbor was conceived in 2015 as a solution to a major problem that plagued the nascent legalized cannabis industry in Colorado - access to reliable and compliant financial services. Cannabis related funds were already finding their way into the financial system, including via hidden, misrepresented accounts and unlawful banking practices. Based upon our research we determined that the appropriate step was to protect the financial system from criminal activity and provide legitimacy to the legal state CRBs. From decades of regulatory and banking experience, we created a detailed compliance program to assist financial institutions desiring to provide safe and sound financial services that would accomplish industry accountability and protect the financial system. The compliance program provides onboarding, validation and monitoring services to financial institutions desiring to provide traditional banking services to all types of marijuana, hemp, and CBD businesses, and to ancillary businesses that provide services to the cannabis industry. These ancillary businesses include payroll companies, payment processors, and professionals providing services to and receiving payment from CRBs. As the lawful cannabis industry grew beyond Colorado, Safe Harbor evolved its business practices to build a national footprint and currently provides services to financial institutions that provide banking services in 20 states where cannabis is either legal medicinally or for full adult use. The below schedule demonstrates states where CRBs are located for which SHF has provided onboarding and monitoring services and those where some form of cannabis use is legal, representing immediate opportunity for expansion.

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1Includes medical and/or adult use cannabis. Does not include states that have legalized CBD-only.

Source: Wall Street analysis and industry reports

Safe Harbor has capitalized on the opportunity to do what financial institutions would not do directly – provide access to financial services to the underserved cannabis industry. Among the factors preventing most financial institutions from providing similar services are:

●	conflicting state and federal laws regarding legalization;

●	the high-risk nature of cannabis due to its black market history and undocumented, illegally earned legacy funds;

●	FinCEN guidance issued in 2014 (the “2014 FinCen Guidance”) explaining how financial institutions might serve the cannabis industry, creating potential for differing interpretations and inconsistent standards;

●	under-the-radar operations of CRBs and the complex nature of the corporate structures created to separate and protect assets, which creates steep learning curves necessitating the specialized cannabis sector training, onboarding, monitoring and funds validation;

●	BSA obligations to which few financial institutions are willing to dedicate the significant necessary resources, and fear of non-compliance, which can result in millions of dollars in fines assessed against the financial institution.

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The lack of a “safe harbor” regulatory provision that would protect officers and directors from prosecution for providing financial services to companies that produce and sell cannabis products provides the business opportunity that we have sought to fulfill.

During April 2021, the United States House of Representatives passed the SAFE Banking Act of 2021 (the “SAFE Act”). The SAFE Act would prohibit federal regulators from fining and penalizing financial institutions and their management/executive team who service legitimate businesses including those in the cannabis industry (i.e. those legal operating in states that have approved cannabis for medicinal and/or adult use). The SAFE Act has not been brought to or passed by the Senate and therefore is not law. Even with the passage of the SAFE Act, we do not believe the above barriers to entry would be significantly reduced. We feel due to the high cash nature of the business, which we believe will persist in the near and mid term, and the illicit history of cannabis, many potential competitors will remain hesitant to serve the industry resulting in an outsized opportunity for SHF.

Since inception (including its predecessor, Eagle Legacy Services, LLC, a subsidiary of PCCU), Safe Harbor has onboarded over $12 billion in cannabis related funds into the financial system with what we believe to be the highest level of monitoring and validation. In conjunction with its financial institution clients, Safe Harbor has successfully completed 16 state and federal exams without interruption resulting in reliable financial services. Safe Harbor’s onboarded deposits currently consist of nearly 600 accounts that were onboarded and validated in a methodical manner to ensure continuity of service while under significant regulator scrutiny. Safe Harbor’s services started with only 10 test CRBs resulting in current onboarded accounts representing approximately 60 times growth since Safe Harbor began operations. Safe Harbor has successfully grown its onboarded deposits at a rapid pace, with a compound annual growth rate (“CAGR”) of 69% from 2015 to 2021. Onboarded deposits processed in 2021 were approximately $3.6 billion.

Safe Harbor’s onboarding process for CRBs desiring banking services through PCCU or another financial institution is a multi-step process that is designed to fulfill the financial institution’s “know your customer” requirements and the diligence expectations set forth in the 2014 FinCEN Guidance related to providing services to CRBs, particularly developing an understanding of the normal and expected activity for the business.

●	The account opening process begins with an application and supporting documentation provided by the CRB, which are uploaded and logged so that, following a quality control review, open items and questions are flagged for follow up. All account-related documentation is stored in a secure database that allows Safe Harbor’s oversight, audit and exam functions to have access to all of the CRB’s documents.

●	As part of Safe Harbor’s diligence process, background checks are performed on all business owners, with the need for additional background checks of indirect owners or investors determined in the application review stage.

●	Other diligence includes, among other things, as applicable, confirmation of licensure, on-site visits to review business processes and inspect business locations, verification of sources of funds, review of business and inventory records, and review of other information necessary for a full understanding of the prospective customer’s business and historical operations.

●	The account opening process is completed with the assistance of a financial institution staff member.

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Currently, substantially all deposits are maintained by PCCU, Safe Harbor’s parent, and all transmissions of funds to or from these deposit accounts are handled directly by PCCU. We have expanded, and intend to continue to expand, our relationships with other financial institutions that similarly hold the CRB deposit accounts and handle transmissions of funds to and from the accounts. Although we do not hold the deposit accounts, we believe that account retention is a measure of our ability to efficiently and compliantly onboard, validate and monitor CRB accounts. For the year ended December 31, 2021, our account retention rate, representing onboarded accounts active at the end of the year as compared to onboarded accounts open at January 1, 2021, is 83.4%. The largest 10 CRB accounts held at PCCU for the period ended December 31, 2021 represented less than 12% of fee income from onboarded deposits, which is currently our largest source of revenue. Building upon the existing foundation, we believe SHF has the ability to continue to grow the financial institution clients for which it onboards deposits and related fee income at a strong pace. In addition, we plan to add access to additional financial services to the Safe Harbor platform, such as merchant processing, custodial relationships, insurance products, broker/dealer services, payment processing services and investment services, although in each case these services would be provided by a third party holding necessary licenses.

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We hope to leverage our current operational capabilities to build a “one stop shop” with reliable, proven compliance and service programs for financial institutions under the Safe Harbor brand. Access to additional services may either be developed through contractual relationships with third parties or acquired via our merger and acquisition strategy as described below. We feel Safe Harbor is well positioned to become a leading provider of access to financial services to cannabis, hemp and CBD businesses and ancillary businesses providing services to CRBs across the U.S.

What Safe Harbor Does

Safe Harbor has developed and commercialized a fully compliant financial services platform for financial institutions providing banking services to CRBs to access and maintain reliable financial services as long as both the financial institution client and the CRB meet regulatory requirements. Our platform has been streamlined and finetuned for the past 7 years which enables Safe Harbor staff to efficiently guide financial institution clients and the CRBs desiring banking services through the onboarding, validation and monitoring process. Our automated platform provides for an efficient and effective management tool allowing our employees to provide continuity of service while enabling compliance staff to monitor BSA activities.

Through the Safe Harbor platform, our financial institution clients have the ability to provide CRBs with access to traditional financial services including wires, debit, ACH, remote deposit capture, business checking and savings accounts, courier and vaulting services, cash management accounts and commercial lending. We believe our services have been implemented consistent with applicable law and regulations, ensuring our financial institution clients will be able to provide CRBs with reliable access to these services. We feel our history of developing processes that satisfy regulatory standards has resulted in a solid reputation with related authorities and solidifies our ability to continue to grow existing services and reduces barriers in expanding into new service offerings.

Safe Harbor maintains relationships with PCCU, its current parent, and other financial institutions in which the CRB funds are deposited and monetary transactions are performed. SHF’s agreements with the financial institution allow the Safe Harbor platform to interface with the financial institution’s core banking systems and extract data necessary to monitor the deposit accounts onboarded by Safe Harbor. Financial transactions, such as funds transmissions to or from the accounts, occur through PCCU’s and other financial institution client’s infrastructure.

When a CRB or ancillary service provider approaches PCCU or other financial institution for which Safe Harbor provides its onboarding services, an initial onboarding fee is assessed based on the type and complexity of the business. Onboarding is an important part of the KYC requirements set forth in federal guidance. The onboarding process can require a great deal of time depending on the business complexity and the fee we assess is based upon the complexity and required time to complete the process. Additionally, Safe Harbor assesses monthly deposit and activity fees, which have historically been the majority of our revenue. These fees are also based on business type and size. Monitoring and validating deposit activity is paramount to the success of the Safe Harbor platform. We believe our compliance-first focus reassures regulators and law enforcement that Safe Harbor continues to focus on the safety and soundness of the financial system.

Investment income is also generated when PCCU or other financial institution clients invest CRB deposits. Under the Account Servicing Agreement with PCCU, PCCU retains 25% of this related investment income. Through its relationship with PCCU, depository amounts invested are typically restricted to low-risk assets with high liquidity and low returns. Amounts invested are regulatorily restricted depending on the regulating authorities of the financial institutions with whom we contract.

The level of CRB deposits onboarded by Safe Harbor and held at PCCU allows for robust lending capacity. During 2020, Safe Harbor implemented a commercial lending program, which will be a strong pillar for future revenue and profit growth. The focus will primarily include senior secured lending with smaller loans considered for unsecured lending. Collateral types would include real estate, equipment, and other business assets. The commercial lending program is built on:

●	stringent collateral package requirements with ample loan to value coverage;

●	strong underwriting of collateral and creditworthiness of borrower; and

●	a deep knowledge and understanding of the industry, borrowers’ operations and the cannabis industry business cycle.

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Currently, lending is primarily funded through PCCU using the funds from CRB deposit accounts onboarded by Safe Harbor. Safe Harbor is currently seeking relationships with additional financial institutions that would fund Safe Harbor’s loans and other sources of working capital with which Safe Harbor could fund the loans directly. Safe Harbor has created a lending program tailored specifically to the unique needs of CRBs while also achieving strong returns on quality loans. We believe lending-related income will represent the most significant portion of our revenue by 2023. While third parties are presently used to provide loan underwriting and servicing, Safe Harbor plans on building out a full-service internal lending function to improve the efficiency of our lending process and to increase future profitability.

We feel we have taken a creative and methodical approach in building the Safe Harbor platform, which has allowed us to nationally scale our business. The platform’s policies, training, monitoring and other processes are well established with talented and expert level knowledge. We also plan to further expand the officer level suite with talent that we believe will further our success. We anticipate this combination will provide a competitive advantage for us as we focus on continued growth.

Industry Overview

Safe Harbor operates as a fintech within the financial services sector of the large and quickly expanding United States (“U.S.”) cannabis industry. The cannabis industry is one of the fastest emerging consumer end markets in the U.S. According to the 2021 Annual Marijuana Business Factbook, the industry is expected to grow from a $20 billion market in 2020 to $46 billion by 2025, representing a 14% and 20% CAGR in medicinal and adult use respectively. As of November 2022, 38 states plus the District of Columbia have legalized medical cannabis, and 18 states plus the District of Columbia have legalized adult-use cannabis. Additional states that have recently enacted efforts to legalize, such as New York and New Jersey, are expected to contribute significantly to the 2025 market size, which is when they are expected to be fully operational and supported by proper infrastructure

Safe Harbor management is well positioned to assist growing markets; having created a reliable reputation and network over the past seven years. The team is often called upon to work with state and federal officials, regulators, law enforcement and financial service providers to share experience and knowledge on navigating access to financial services. We believe this expertise will allow us to enter new markets with greater ease.

Further momentum with pending legislative and regulatory changes is expected to drive expansion of the total addressable market as more states continue to legalize cannabis for adult-use and medical use. According to a 2022 report from New Frontier Data, an expected 52 million U.S. adults will consume cannabis at least once in 2022 across both legal and unregulated markets. That number is projected to grow by roughly 4% per year over the next eight years, reaching an estimated 71 million U.S. consumers by 2030.

Over 89 million Americans (26% of the U.S. population) live in states where possession and use of cannabis remain illegal. Currently, approximately 91% of U.S. adults say marijuana should be legal for medical use only or medical and adult-use. This would greatly increase potential end users and we believe reduce stigma around the use of cannabis and cannabis related products.

The Safe Harbor strategy is to be a first-mover in future new legal markets through its platform offering access to financial services, which already allows financial institutions to offer their services to CRBs in multiple states.

We believe there is currently a very small subset of the financial services industry willing to provide a full suite of financial services to CRBs and these providers are extremely fragmented. Safe Harbor has been a front runner in assisting financial institutions that desire to provide reliable financial services to the industry and is well known amongst the leaders in the cannabis financial services arena. Going forward, we feel this positions Safe Harbor well to further optimize market position and become the leading provider of access to financial services focused on the cannabis industry.

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The below charts demonstrate the historical and projected U.S. cannabis retail market size and the current state of legalization bifurcated between legalized for medicinal purposes and full adult use legalization including recreational.

Key Challenges

Legal Environment

Cannabis remains a controlled substance under the CSA. The conflict between federal and state laws allows for prosecution at the federal level, assets remain subject to seizure, and there are potential punitive actions by third parties (including regulated) against financial institutions and financial services providers for entering the business. The only quasi-protective measure in place is the Rohrabacher-Blumenauer Amendment to the Appropriations Budget. However, this amendment is not specifically for financial institutions and is only for the general purpose of prohibiting the use of federal funds to prosecute CRBs in states that have created a regulatory framework for medical cannabis only. The uncertainty of the legal landscape has increased with the previous Attorney General’s January 2018 rescission of the Cole Memorandum, which was guidance issued in August 2013 from then Deputy Attorney General James M. Cole to federal prosecutors that de-prioritized the enforcement of federal marijuana prohibitions. Although, in our opinion, the authority to prosecute cannabis related violations appears to remain vested in each state’s Attorney General, we believe that the 2014 FinCEN Guidance provide an important framework for compliance to parties providing services to CRBs. We also believe that the successful completion of 16 regulatory examinations of our financial institution clients for which we provide onboarding services demonstrates that it is possible to structure onboarding, validation and monitoring services in a compliant manner.

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Pending Legislation

Legislation pending at the federal level such as the SAFE Banking Act described above will provide limited protection to financial institutions banking the industry and other financial services providers in as much as the companies and their officers will not be prosecuted or fined simply for servicing the cannabis industry. However, legislation will not protect financial institutions from breaches of Bank Secrecy Act (“BSA”) regulations, which may lead to significant penalties, often resulting in substantial fines assessed by FinCEN. Given inherent risks associated with the cannabis industry such as the remaining illicit market and illegal past, the need to bank the industry at an elevated level of compliance will not change if the legislation passes at the federal level unless BSA changes, which is unlikely.

Complexity of Business

The nature of the cannabis business is such that businesses utilize sophisticated business structures for asset protection and to create ways to maximize tax efficiencies. This makes for very complex business structures with some companies having twenty plus related entities that financial institutions must monitor for adherence to anti-money laundering (“AML”)/BSA regulations. This understanding, diligence and underwriting is labor-intensive work requiring significant hands-on resources.

Regulatory Uncertainty

Due to the divergence between cannabis-related state and federal law, we believe venturing into providing access to banking and financial services for CRBs remains “cutting edge.” We feel that the scrutiny and pressure under which financial institutions and financial services providers must operate to maintain compliant while servicing CRBs, coupled with the pending status of further federal legislation, causes most financial institutions and financial services providers to shy away from the industry. We, however, view this as an opportunity.

While SHF is not regulated as a subsidiary of a regulated financial institution, our agreements with our financial institution partners and the nature of our services typically require we provide these services in a compliant manner. This primarily relates to offering services that are compliant with the 2014 FinCEN Guidance and the BSA. In addition, given our history of being born from a credit union, our services historically have been subject to regulatory oversight from the National Credit Union Administration (“NCUA”). As we are no longer a credit union service organization post-Business Combination, this is no longer the case. SHF will nevertheless continue to be subject to a range of laws, rules, and regulations, including those applicable to SHF as a wholly owned subsidiary of an SEC registrant.

In order to ensure we provide our services in an appropriate manner, we maintain policies and procedures we believe to be aligned with the requirements of 2014 FinCEN Guidance and the BSA. These policies and procedures are continuously assessed by management and formally reviewed at least annually. All employees are provided ongoing and annual training to ensure our services are delivered in an appropriate manner. An external audit firm is engaged to audit our compliance with certain policies on a quarterly and annual basis.

BSA/AML Regulations and Ramifications

BSA penalties for non-compliance are significant. For example, during March 2022, FinCEN issued a consent order issuing a $140 million civil penalty to a financial institution for failing to address previously identified AML program issues and other BSA compliance issues. This fine was unrelated to CRBs, which we believe provides a higher risk industry. We believe that most institutions cannot withstand such a penalty and will not take that risk. BSA talent is difficult to find and delegating such legal risk to BSA staff takes a great deal of trust, training, and additional resources to monitor activities and protect the financial institution. We believe our history and experience of providing compliant financial services and in conjunction with our financial institution clients successfully completing 16 regulatory examinations reduces our risk in this area and provides us with a competitive advantage. We are committed to providing services in a compliance first fashion.

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Certification Program for Financial Institutions

Standardization between financial service providers and various regulating agencies (FDIC/OCC/NCUA) has created a difficult situation for law enforcement when determining which entities are protecting the financial system. Safe Harbor has worked with state attorneys general to build comfort and understanding on what constitutes a safe and sound program, ensuring no illicit funds enter the financial system. An example of this collaboration led to the development of a New Mexico cannabis banking certification program upon which financial institutions can obtain certification and law enforcement can rely on these certifications to make better assumptions with regards to those financial service providers truly assisting with their priorities. Safe Harbor’s test certifications for Hemp/Cannabis/Testing and financial institutions have been successfully completed and presented to law enforcement for their review. At this point, they have supported the efforts and the program will move forward to include annual certification requirements with minimum standards. Safe Harbor will continue to work with law enforcement to complete a certification program for cannabis banking financial institutions; setting a standard upon which law enforcement can rely.

Cannabis Focused Fintech Competition

Financial regulators have created a real or perceived barrier to entry for most financial institutions. This has created the utilization of fintech models to provided financial services to the cannabis industry. Unregulated fintechs, i.e., those not formally regulated by federal agencies, are not subject to the same restrictions as chartered financial institutions (i.e., concentration limits on the percentage of balance sheet composed of higher risk cannabis deposits). Fintechs may enjoy this less restricted environment for a period of time but we anticipate these companies will become subject to increasing regulatory requirements. We believe competition at the fintech level remains limited, as the emerging cannabis market requires the creation of sustainable fintech models that understand the regulatory environment, combining technology and regulation. While not fully regulated, fintech models are responsible for moving funds through the financial system via banking partners and must therefore be aware of regulations surrounding the movement of funds and implement BSA programs themselves.

How Safe Harbor Addresses These Challenges

Safe Harbor’s solutions are designed to address the key challenges faced by financial institutions desiring to provide banking services to CRBs. Today’s industry participants lack sufficient and reliable access to traditional financial services. We believe our solutions offer valuable services making communities safer, drive growth in local economies and foster long-term partnerships.

Safe Harbor serves financial institutions desiring to provide banking services to the regulated cannabis industry and maintains a high standard of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting BSA obligations in-line with the 2014 FinCEN Guidance relating to CRBs. BSA obligations vary depending on the growth and complexity of the CRB banking customers’ business, resulting in financial service providers constantly adjusting activities to meet expectations. Safe Harbor’s program has actual “hands-on” experience in the market since January 2015. We have increased BSA activities every year to manage to the emerging market risks and growth of the portfolio. This experience has allowed for the formulation of best practices and standardized processes that provide for a better understanding of these risks in order to mitigate them. We believe that the Safe Harbor brand has been optimized on a national level to include sound and recognized exposure with financial institutions, legislators, governing officials, attorneys’ generals, regulators and the overall cannabis industry.

We have developed proprietary software built specifically for the cannabis industry from input gathered from our experience handling the onboarding of CRB accounts for PCCU. Our software enables our financial institution clients to manage the customer onboarding process, including applications and intake, “know your customer” diligence, and ongoing compliance monitoring, coupled with financial services relationship monitoring. Our software is continuously improved based on our experience and is updated to include new options and functions associated with the emerging cannabis market. Our software is able to run on different core banking systems, so as a result we are able to offer this software to financial institution clients who desire to use our software for diligence and monitoring purposes for their own CRB customers without our assistance. Ultimately, we believe that our software can be updated to accommodate new industries and to enhance existing processes for increased efficiencies.

Financial institutions continue to shy away from banking the cannabis market due to cannabis remaining a Schedule 1 drug, thus illegal under federal law. Because there is no “safe harbor” for financial institutions seeking to provide banking services to CRBs, it provides us the opportunity to capitalize on our knowledge and position as a market leader. We believe most financial institutions will not enter the market until federal legalization occurs -- especially the large, multi-state financial institutions. Even then, the industry will still be considered a higher-risk banking sector needing strong experience and vetted programs. The 2014 FinCEN Guidance issued in February 2014 detailed the regulatory agency’s compliance and monitoring expectations for financial institutions servicing the cannabis industry. In our opinion, this created a window of opportunity allowing for the ability to serve the cannabis industry. We believe this window of opportunity, along with our proven track record, reduces the risk of any negative consequences as a result of servicing the cannabis industry.

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It is our opinion that many competitors will attempt to enter the financial services market without understanding the complexity or regulatory demands and we believe many will quit once they assess required resources to maintain a compliant program. We have seen several financial institutions divest their balance sheet of cannabis risk in the last year due to regulatory pressures and demands on BSA dedicated resources.

Banking, or the lack of banking provided to the cannabis industry, remains a national issue due to the conflict in federal and state laws, reputational risk, and AML/BSA regulatory requirements. CRBs have been unbanked or even banked secretly. Many financial institutions start serving the industry only to quickly close down their cannabis focused operations due to i) lack of industry knowledge, ii) regulatory pressure, iii) cash management volume, and iv) the labor-intensive monitoring and reporting requirements.

Traditional fintech operations typically have difficulty obtaining banking relationships in which to conduct business as the financial institution still remains liable for BSA obligations and yet the fintech retains control of all safety and soundness processes - a high and potentially expensive financial institution risk without direct control. Safe Harbor, under the umbrella of our parent financial institution, PCCU, methodically built its platform in a regulated manner under the supervision of financial regulators. This allows Safe Harbor to continue to operate with attention and activities based upon required regulations and provide financial institution partners with whom we work confidence in our ability to manage the higher-risk cannabis industry. Going forward, Safe Harbor will continue to operate in a manner to ensure a smooth transition once regulations are standardized for businesses providing financial services under a fintech model.

Our Competitive Strengths

We believe that we are a leading service provider to financial institutions desiring to provide banking services for the U.S. cannabis industry, and our key competitive strengths are the following:

We are a leading provider of services to financial institutions desiring to provide banking services to CRBs in the U.S.

We are one of the largest providers of access to financial service solutions to U.S. cannabis operators with nearly 600 accounts that were onboarded using our services, over $12 billion in funds monitored since inception (including our predecessor, Eagle Legacy Services, LLC, which was a subsidiary of PCCU) and approximately $3.6 billion in cannabis-related business deposits sourced by us in 2021. Since 2015, the accounts onboarded by us has grown from 10 accounts in Colorado to nearly 600 accounts across 20 states with compounded annual growth rate of deposit activity of approximately 69%. These accounts represent a diverse base of multi-state operators, single-state operators, and ancillary businesses that provide services to CRBs. As the number of CRBs continues to grow and future new markets are created, we believe that our reliable suite of financial compliance, onboarding and monitoring service offerings, coupled with our established position in the industry, will enable us to continue to grow the number of financial institutions to which we provide our services in new markets and deepen our existing leadership position. We believe that our experience to date in onboarding CRB accounts, growing geographic footprint, and established position as a leading provider of access to financial services all support our efforts as a first mover in new markets and make it more difficult for incumbents and new entrants to replicate our success.

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We have a currently unique cost of capital advantage, robust pipeline of lending opportunities, and underwriting expertise.

Access to capital is a critical need for CRBs to expand their existing operations, build out facilities in new markets, and to fund acquisition opportunities. Our relationships allow us to provide lending services from the CRB account balances held at our financial institution clients to their existing and new customers, providing a cost of capital advantage that we believe is currently unique as compared to specialty lenders or other competitors in the space reliant on outside capital to finance loans. As of December 31, 2021, our lending capacity from existing deposits alone was approximately $95 million. Since December 2021, our lending capacity has increased due to the increase in PCCU’s net worth and applicable lending capacity ratio. Following the Closing, we anticipate PCCU’s net worth to increase substantially as SHF’s largest shareholder. Additionally, as these deposits continue to grow through new customers or expansion of existing operations, we will expand our lending capacity through our own business growth. Due to this lower cost of capital advantage, we target senior secured loans with competitive interest rates which we believe are significantly lower than competitors while allowing us similar or greater net interest spreads. Our cost-of-capital advantage may be eroded, however, as other financial institutions that have a similarly low cost of capital increasingly enter the CRB lending space.

Since launching our commercial lending program in 2020, we have grown our actionable pipeline of qualified lending opportunities to approximately $500 million, representing established public and private CRBs across 10 different states. Our pipeline consists of existing CRBs whose accounts Safe Harbor onboarded, including both single and multi state operators. We believe that as our lending program expands and additional marketing efforts are deployed, our pipeline of opportunities will continue to grow.

We believe our proprietary onboarding platform and experience with CRBs have developed differentiated knowledge of CRBs and insights into underwriting loans. While third parties are currently used to provide loan underwriting and servicing services, Safe Harbor plans on building out a full-service internal lending function to improve the efficiency of our lending process and to increase future profitability. Through our third-party loan underwriting and servicing providers, we utilize various forms of collateral in underwriting including real estate, equipment, license values, receivables, and other business assets to determine collateral packages. Our internal team is led by experienced cannabis investors and supported by a rigorous loan committee process and external underwriting resources.

Our collection procedures are designed to ensure that neither we nor our financial institution clients who provide funding for a loan, nor a third-party agent engaged to assist with the liquidation or foreclosure process, will take possession of cannabis inventory, cannabis paraphernalia, or other cannabis-related assets, nor will they take title to real estate used in cannabis-related businesses. Upon default of a loan, a third-party agent will be engaged to work with the borrower to have the borrower sell collateral securing the loan to a third party or to institute a foreclosure proceeding to have such collateral sold to generate funds towards the payoff of the loan. Applicable regulations under state law that govern CRBs generally do not permit the taking of title to real estate involved in commercial sales of cannabis, whether through foreclosure or otherwise, without prior regulatory approval. The sale of a license or other realization of the value of licenses also requires the approval of state and local regulatory authorities. A defaulted loan may also be sold if such sale would yield higher proceeds or that a sale could be accomplished more quickly than a foreclosure proceeding while yielding proceeds comparable to what would be expected from a foreclosure sale. Such sale of the loan would be conducted through a third-party administrative agent. However, we can provide no assurances that a sale of such loans would be possible or that the sales price of such loans would be sufficient to recover the outstanding principal balance, accrued interest, and fees.

As the industry continues to expand, we believe our existing client relationships and industry expertise will continue what we believe to be our competitive advantage as a commercial lending solution for CRBs.

We have deep expertise in financial services and regulations and the unique challenges faced by financial institutions.

We entered the cannabis market in 2015 and have leveraged management’s expertise in financial regulation and compliance to solve the issues faced by financial institutions seeking to serve the cannabis industry, as well as cannabis customers seeking financial service solutions. We have designed specific onboarding practices and compliance monitoring procedures that we believe are difficult to replicate without expertise and experience to support internal operations.

Safe Harbor was sought out by financial institutions wanting to enter the cannabis banking market. Consequently, we created a program to train, support and license our processes and procedures while providing onboarding services to financial institutions; helping them build their own cannabis portfolios. We selectively choose financial institutions that will further our model at this point to leverage balance sheets and to create a network of financial institutions with whom to syndicate large cannabis loans; sharing the risk and expanding our access to balance sheets with trusted partners.

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In 2016, due to incoming inquiries from other financial service providers, Safe Harbor’s CEO wrote a book outlining the process to start a cannabis banking program to assist others with providing financial services to the cannabis market. The book assisted many financial service providers navigate their way through the risks associated with serving the cannabis industry.

We are uniquely positioned to consolidate the highly fragmented cannabis financial services providers.

As a leading service provider to financial institutions desiring to provide banking services to CRBs and a recognized leader in compliance services for financial institutions, we are well positioned to consolidate offerings across the cannabis financial services value chain. Our deep customer knowledge drives our growth strategy and allows us to target additional services with an existing customer base and add customers through new offerings. We plan to create significant value, attract additional financial institution clients, and deepen our relationship with existing financial institution clients through leveraging our account data and insight to develop or acquire additional financial service offerings.

We have assembled a highly experienced and complementary senior management team to execute our strategy.

Our Chief Executive Officer, Sundie Seefried, has over 35 years of financial services experience, over 30 years as a financial institution executive, with 20 of those as the CEO, and is a nationally recognized CEO and industry thought leader in cannabis financial services. Our Chief Financial Officer, James H. Dennedy, has more than 25 years of investment and financial experience, including senior leadership and director roles at both public and private companies. Our Chief Strategic Business Development Officer, Tyler Beuerlein, has over eight years’ experience in cannabis financial services and developing bank and credit union relationships. We continue to build out a team that we believe can execute on a national strategy and already well versed on the intricacies of the cannabis market. The existing expertise, requiring no steep learning curve, will provide us the competitive advantage to lead the market while others are learning and building expertise.

Our Growth Strategies

Our goal is to become the leading cannabis focused fintech and provider of access to financial services, providing one-stop shop for financial institution clients desiring to provide services across all verticals in the cannabis space. In order to achieve our goal, we plan to implement organic and M&A growth strategies along with expanding in keeping with the changing regulatory landscape in the U.S. and abroad.

As of September 30, 2022, we had onboarded and were monitoring approximately 600 accounts spanning various CRB sectors, including but not limited to cultivators, manufactures, retailers, technology providers, and point of sale providers, including small single state operators to some of the largest multi-state cannabis companies. Deposits processed through our platform for our financial institution clients have steadily increased since our inception. Refer to the below chart for onboarded deposit activity by year.

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We believe our reputation in the cannabis industry and the financial solutions we provide to financial institutions desiring to provide banking services to CRBs provide us with the opportunity to expand our operational footprint and grow revenue through selling additional services and providing incremental value to CRBs through lending services. The revenue growth of the accounts monitored by us will lead to larger deposit driven fees along with an expanding “sticky” deposit base, which will in turn allows us to provide loan services that further assist the CRBs in their growth. This creates a “flywheel” effect that will benefit us. Through being one of the first providers of access to financial services focused on cannabis, we have created the go-to name for access to compliant cannabis financial services and, through our value-added services relating to time-consuming and intensive onboarding, validation and monitoring processes, we continue to see year over year revenue and profit growth.

New Medical and Recreational Cannabis Markets

Across the U.S., legalization efforts have continued at a swift pace. Generally, states begin with smaller medical cannabis use programs before transitioning to full adult-use recreational markets. As new markets open, CRBs in new states typically have trouble with access to financial services and do not understand how to properly deal with the unique nuances that come with compliantly banking cannabis companies. We plan on leveraging our positioning from a regulatory perspective to be a responsive first-mover by offering our services to financial institutions in new recreational and medical cannabis markets as they become legal, which will give us an ability to expand operations into these new states. We believe our extensive understanding of how to handle this cash intensive business puts us in a unique position to not only assist through providing our compliance services to financial institutions, and participating in the educational process to ensure a properly banked cannabis industry in each new state. Furthermore, our lending services will enable us to assist in providing sources of capital to early entrants into these newly legalized states and further build a moat around our business model. We have also begun to look at new markets outside the U.S. that are at the beginning stages of legalization efforts. We will leverage our compliance first expertise as we work with regulators to build out compliant financial service solutions for these jurisdictions.

Further Penetrate Existing Legal Markets

We plan to leverage our existing position in the market as a reputable solution along with our additional value-added services to grow within the legal cannabis markets in which we currently operate. While we believe that we are currently one of the larger firms focused on providing access to financial services for cannabis, we are geographically concentrated in the state of Colorado and believe through increased marketing, we are in a strong position to grow the deposits onboarded and monitored by us and the resulting revenue driven by fees from these deposits and lending services through expansion into new markets in states where cannabis is legal and into existing states where cannabis is legal and in which we have onboarded fewer accounts. It is important to note that, historically, our growth has been driven primarily through word of mouth surrounding our compliant solution and value-added services. We believe that without past constraints as a result of being wholly owned by PCCU, we will be able to increase our account onboarding capacity and capture meaningful business in all currently legal cannabis markets. These constraints have included the following:

● We have been expanding our management team in anticipation of the closing beyond our prior senior staffing levels, such as adding James H. Dennedy as our Chief Financial Officer and Tyler Beuerlein as our Chief Strategic Business Development Officer, and engaging other consultants and advisors to assist in the development of our lending program and to expand our business development efforts.

● As a wholly owned subsidiary of a credit union, the capacity for our lending services and our ability to onboard additional CRB accounts needing access to deposit services are limited by regulations and PCCU policies that limit, for example, the types and amounts of loans offered to our CRB customers and the aggregate amount of deposits held by PCCU for CRBs. To the extent that we continue to work with PCCU to provide loans to CRBs and host CRB deposits, those regulatory limitations and PCCU policies will continue to apply to loans made and deposits hosted by PCCU. We are not restricted from seeking arrangements with other financial institutions following the closing and therefore our business plan includes a focus on expanding the funding sources for our loan services and expanding the number of financial institutions to whom we will provide our account onboarding, validation and monitoring services.

● We have depended on PCCU for various services, including operational, financial, marketing, IT and human resources. PCCU will continue to provide many of these services for us following the closing under our Amended and Restated Support Services Agreement. We currently intend to bring certain functions in house, such as financial reporting and marketing, following the closing. Our ability to bring operational functions in house will enable us to focus our resources in the manner we determine will best serve our needs.

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Lending

Through the introduction of our lending services program in 2020, we have begun to add new revenue streams to the business reflecting our recent focus on ramping up our lending services business. Our lending services program is among the first commercial cannabis lending services programs in the United States. We believe that the rates offered by our financial institution clients are extremely competitive relative to the specialty asset lenders, private investment funds and public REITs that have been most active in the CRB lending space, as well as with financial institutions that have begun lending to CRBs. We believe that our advantage associated with our lending services is the materially lower cost of capital relative to the other non-financial-institution lenders because our loans to date have been, and we anticipate in the future will be, made from funding provided by deposits held at PCCU and other financial institutions with which we may have future deposit custody relationships. Deposits are traditionally a low cost of funds for financial institutions. By comparison, specialty lenders and other non-financial-institution lenders typically obtain funds for lending activities through debt or equity capital raises or warehouse lines of credit, both of which are generally more costly sources of capital. We believe that the current cost of capital advantage associated with our lending services will allow us to lend at lower rates while obtaining similar gross yields. Furthermore, our lending services program can allow for further deposit growth of deposit accounts we onboard due to our more recent strategy of adding depository accounts for businesses who obtain a loan through our services. As we increase lending services, we may also increase the deposits held by our financial institution clients, which then in turn may increase our lending services. Our cost-of-capital advantage may be eroded, however, as other financial institutions that have a similarly low cost of capital increasingly enter the CRB lending space.

On June 7, 2022, we announced the closing of a $5.0 million senior secured loan to Solar Cannabis Co. (“Solar”), headquartered in Somerset, Massachusetts (the “Solar Loan”) by PCCU. Solar was referred to us by Luminous Capital Inc., an affiliate of the Sponsor. The Solar Loan was underwritten and closed in accordance with PCCU’s customary underwriting standards and closing procedures and funded by PCCU. Pursuant to a consulting agreement dated January 5, 2022 by and between Luminous Capital Inc. and Solar, Luminous Capital Inc. received a fee of $50,000 from Solar in connection with the closing of the Solar Loan. The payment of this fee to Luminous Capital Inc. was disclosed to, and reviewed and approved by, the boards of directors of the Company and PCCU and the board of managers of SHF.

Growth Through Potential Acquisitions

Initially, our M&A strategy will focus on opportunities that expand the services we can offer, increase our lending capacity and complement our technology platform. We also intend to focus on growing depository account compliance services and lending services market share through direct acquisitions by our financial institution clients of accounts that we will then service. In the long run, a sound M&A strategy will be important to the end goal of Safe Harbor being the one stop shop for access to cannabis focused financial services. We believe approaching potential candidates in a disciplined manner will enhance our reputation as a trustworthy partner and encourage others to come to the table. Our objective is to attract the best of the best with proven track records. Targets will be assessed, amongst other things, based on various attributes including:

●	existing proven models,
●	enhanced and incremental revenue and service offerings,
●	accretive internal talent and expertise to grow the cannabis business and
●	technological and other competitive differentiation.

For each transaction, potential synergies and efficiencies resulting in increased profitability will be analyzed in conjunction with thorough due diligence.

Business Development and Sales

We have added a very high level, well networked individuals to continue to expand our national presence. Tyler Beuerlein has networked at multiple levels, establishing a high level of credibility with financial institutions, regulators and the cannabis industry. He has personally assisted numerous cannabis entities with securing banking across the country and will now bring that talent and network to Safe Harbor.

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Marketing

Historically, Safe Harbor has grown almost entirely through word of mouth and organic growth. While still robust, growth was constrained by our present owner, PCCU, due to cannabis client concentration limits and other balance sheet constraints. Thus, marketing was not necessary. As the market has evolved and with increased competition, marketing will be leveraged at a higher level than in the past. We have accomplished great success without marketing, and we are confident that allocating marketing dollars to our activities in conjunction with our business development activities will prove fruitful.

In 2022, we formally produced our first marketing plan for the next level of success and will be focusing on the following activities to ensure greater exposure and brand awareness:

●	utilization of a well-known public relations and investor relations firm,
●	new website to optimize search engine optimization,
●	referral relationships and success fees,
●	multiple conference participation and speaking engagements,
●	customer retention promotions, and
●	email and e-blast campaigns along with more traditional direct mail marketing activities.

Technology

We are constantly looking to enhance our proprietary software solution built specifically for the cannabis industry. As the market changes or Safe Harbor expands its lines of businesses, we intend to continue to build out our software to ensure efficiencies and fulfilment of necessary BSA obligations and incremental services. Likewise, our proprietary onboarding software will be updated to accommodate new industries as well as enhance present processes for increased efficiencies. We anticipate further expanding our technology to enhance how we work with our financial institution clients and ultimately, consistent with applicable laws and regulations, to allow for greater ability to onboard, validate and monitor CRB deposit accounts and provide our lending services to our financial institution clients.

Revenue Concentration

As previously discussed, we provide BSA and other compliance onboarding, validation and monitoring services for PCCU and other financial institutions, which hold the deposit accounts for CRBs and ancillary businesses. The fees for accounts we onboarded are generated at the account holder level. Currently, fee income from onboarded accounts represents our largest revenue stream. Currently, we do have a higher concentration of revenue from accounts for CRBs in Colorado but that has begun to shift throughout 2021 and will continue into the future as we execute a national marketing program.

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All fees and related revenue for the ongoing monitoring and validation services are collected by Safe Harbor’s financial institution clients or their third party agents and subsequently paid to SHF. Depository and account activity fees are debited from the CRB deposit accounts held at the financial institution clients. Amounts are remitted to Safe Harbor typically one month in arrears. When providing lending services, typically the full loan amount is funded by the financial institution client to a third party processor prior to payment to the borrower. Any loan origination fees due to Safe Harbor are remitted to Safe Harbor from the processor at the time of loan closing. Loan interest is currently collected by either a third party servicer or the financial institution client. Related loan interest due to Safe Harbor is typically paid one to two months in arears. Interest income is generated from depository cash held at the financial institution. Safe Harbor’s portion of interest income is paid to Safe Harbor by the financial institution client.

Regulation

In the conduct of its business, Safe Harbor is subject to various laws, regulations and rules enacted by national, regional and local governments relating to, among other things, laws and regulations associated with lending and the cannabis industry. As a subsidiary of a credit union and a credit union service organization (a “CUSO”), Safe Harbor’s services historically have been subject to regulatory oversight from the NCUA. Following the closing of the Business Combination, Safe Harbor is no longer a CUSO. Nevertheless, to ensure we provide our services in a manner compliant with our financial institution partners’ regulatory requirements, Safe Harbor maintains policies and procedures consistent with the requirements of the 2014 FinCen Guidance and the BSA.

●	The 2014 FinCEN Guidance clarify how financial institutions can provide services to CRBs businesses consistent with their BSA obligations. The 2014 FinCEN Guidance provide that the decision to open, close, or refuse any particular account or relationship should be made by each financial institution based on a number of factors specific to that institution, including the institution’s business objectives, an evaluation of the risks associated with offering a particular product or service, and its capacity to manage those risks effectively. The 2014 FinCEN Guidance specify that thorough customer due diligence is a critical aspect of making this assessment, which diligence should include: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. The 2014 FinCEN Guidance also provide guidance with respect to a financial institution’s or service provider’s obligations to file suspicious activity reports, or SARs, on CRBs. The 2014 FinCEN Guidance also describes “red flags” that point to activities that signal potential illegal activities. Finally, the 2014 FinCEN Guidance reminds financial institutions of their obligations to file currency transaction reports for CRBs engaging in cash transactions in excess of $10,000 per day.

●	The Currency and Foreign Transactions Reporting Act of 1970, which is commonly referred to as the “Bank Secrecy Act,” or BSA, requires U.S. financial institutions to assist U.S. government agencies to detect and prevent money laundering. Specifically, the BSA requires financial institutions to keep records of cash purchases of negotiable instruments, file currency transaction reports, and to report suspicious activity that might signify money laundering, tax evasion, or other criminal activities.

To the extent that Safe Harbor provides the funding for a loan, its commercial lending activities are subject to various state laws relating to usury that govern or limit interest rates and other fees charged on loans, permitted contractual loan terms, collection practices and creditor remedies.

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As Safe Harbor’s business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required to have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Competition

We operate in an increasingly competitive market for compliance, customer intake and management, and lending services. Our competitors for our compliance and customer-focused services include both traditional financial institutions and fintech companies. Some of our competitors are substantially larger and more established and have considerably greater financial, technical and marketing resources than we do. Although we believe that some of our competition is fragmented, with competitors offering technology that enhances customer banking experiences or offers compliance-focused solutions directly to the financial institution but not a combined suite of offerings consisting of compliance focused software and monitoring coupled with personalized financial services relationship management and lending capabilities, there can be no assurances that our services will enable us to successfully compete against our competitors. In addition, lending competitors include both private investment funds and public REITS focused on the cannabis industry as well as specialty asset lenders. More recently, traditional financial institutions have begun offering loans to CRBs. Because they have a cost of funds more comparable to ours, we may face greater competition in providing loans to CRBs.

Intellectual Property

We have filed an application to register the mark “Safe Harbor Financial” in the United States. We also rely on non-disclosure agreements, invention assignment agreements, intellectual property assignment agreements, or license agreements with employees, independent contractors, consumers, software providers and other third parties, which protect and limit access to and use of our proprietary intellectual property.

Circumstances outside our control could pose a threat to our intellectual property rights. For more information, see the section entitled “Risk Factors—Risks Related to Safe Harbor’s Intellectual Property.”

Facilities

Our corporate headquarters is located in Arvada, Colorado pursuant to a month-to-month lease from PCCU. Safe Harbor is currently looking at moving to a space that is better suited for growth and to attract and retain top-tier talent. We believe we can obtain this required space on commercially reasonable terms.

Recent Developments

On October 31, 2022, the Company entered into an Agreement and Plan of Merger (the “Abaca Merger Agreement”) by and among the Company, SHF Merger Sub I, a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub I”), SHF Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca (“Abaca”) and Dan Roda, solely in such individual’s capacity as the representative of the security holders of Abaca (the “Abaca Stockholders’ Representative”). On November 11, 2022, the parties to the Abaca Merger Agreement entered into an amendment to the Abaca Merger Agreement to modify the number of shares of the Company’s Class A Common Stock to be issued as consideration thereunder. On November 15, 2022, the parties consummated the transactions contemplated by the Abaca Merger Agreement, as amended. Pursuant to the Abaca Merger Agreement, as amended, (a) Merger Sub I merged with and into Abaca, with Abaca surviving as a direct wholly-owned subsidiary of the Company (“Merger I”) and (b) immediately following the effective time of the Merger I, Abaca merged with and into Merger Sub II (“Merger II” and, collectively with Merger I, the “Mergers”), with Merger Sub II surviving Merger II as a direct wholly-owned subsidiary of the Company.

Pursuant to the Abaca Merger Agreement, as amended, the Company acquired Abaca in exchange for $30,000,000, paid in a combination of cash and shares of the Company as follows: (a) cash consideration in an amount equal to (i) $9,000,000 ($3,000,000 was payable at the closing of the Mergers (the “Merger Closing”), with an additional $3,000,000 payable at each of the one-year and two-year anniversaries of the Merger Closing), (collectively, the “Cash Consideration”); and (b) 2,100,000 shares of Class A Common Stock at the Closing Date and $12,600,000 (minus an outstanding note balance of $500,000, plus accrued interest) in shares of Class A Common Stock at the one-year anniversary of the Merger Closing based on a 10-day VWAP (collectively, the “Share Consideration”). Each of the Company, the Merger Subs, and Abaca provided customary representations, warranties and covenants in the Abaca Merger Agreement.

Founded in 2017, Abaca is an industry-leading cannabis financial technology platform that has processed more than $3 billion in gross transactions and adds more than 300 new accounts held with its FDIC-insured bank clients to facilitate traditional banking services for operators ranging from single dispensaries to multi-state and national operators. Abaca’s people, processes, and technology provide a complete cannabis solution to financial institutions, managing their regulatory risk at scale, enabling Abaca to provide cannabis businesses a full suite of specialized financial and treasury services available to the industry via its secure, digital platform.

Available Information

SHF’s Internet address is https://shfinancial.org/. The information contained on SHF’s website is not incorporated by reference into this filing and should not be considered part of this filing. SHF’s principal executive offices are located at 5269 W. 62nd Avenue, Arvada, Colorado 80003 and its telephone number is (303) 431-3435. SHF was organized in the State of Colorado on May 1, 2020.

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MANAGEMENT

Management and Board of Directors

Our directors and executive officers (as of November 22, 2022) are as follows:

Name	Position
Sundie Seefried	Chief Executive Officer
James H. Dennedy	Chief Financial Officer
Donnie Emmi	Chief Legal Officer
Tyler Beuerlein	Chief Strategic Business Development Officer
John Darwin	Director
Joshua Mann	Director
Jennifer Meyers	Director
Jonathan Summers	Independent Director
Karl Racine	Independent Director
Jonathon F. Niehaus	Independent Director
Richard Carleton	Independent Director

Information about Executive Officers and Directors

Certain information about the anticipated executive officers and directors of the Company is provided below:

Sundie Seefried. Ms. Seefried currently serves as the Chief Executive Officer of the Company, a position she has held since July 2021. Prior to joining the Company, Ms. Seefried served as the Chief Executive Officer of PCCU from 2001 until June 2021 and as the Chief Executive Officer of Eagle Legacy Services, LLC from January 2020 until March 2021. Ms. Seefried previously served as a board member of the Colorado Division of Financial Services from 2019 until 2021, and as a board member of the Credit Union Association from 2007 until 2015. Ms. Seefried received her Bachelor of Science in Business Management from the University of Maryland and her Master of Business Administration from Regis University, Colorado.

Donnie Emmi. Mr. Emmi currently serves as Chief Legal Officer for the Company. Before this role, Mr. Emmi was Managing Partner of Hunsaker | Emmi, P.C., a position he has held since December 2004. Mr. Emmi was a partner of Hoban Law Group, P.C. from September 2019 until July 2021 when it was merged with Clark Hill, PLC. Following the merger, Mr. Emmi serves in an of counsel capacity to Clark Hill, PLC. Mr. Emmi previously served as an officer and director of Test Kitchen, Inc., a product manufacturer, from December 2020 until April 2021; and as a director of Pure Harvest Corporate Group, Inc. from December 2020 until December 2021. Mr. Emmi is also the former Chair of the National Cannabis Industry Association Banking and Financial Services Committee 2020 (Vice Chair 2019). Mr. Emmi received his undergraduate degree from East Stroudsburg University of Pennsylvania and his Juris Doctor from the University of Denver Sturm College of Law. Prior to practicing law, Mr. Emmi was a licensed Series 7 and 63 securities dealer and served in the United States Air Force from 1999 until 2007.

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James H. Dennedy. Mr. Dennedy currently serves as Chief Financial Officer for the Company. Before this role, Mr. Dennedy most recently served in various positions for urban-gro, Inc. a Nasdaq-listed engineering design and services company focused on the commercial horticulture market, including as President and Chief Operating Officer from February 2021 to August 2022, and a board member from August 2018 to August 2022. Prior to that, from April 2018 to August 2019, he served as Chief Financial Officer of Interurban Capital Group, a privately held provider of site development, lease management, branding, licensing and other consulting services, acquired in March 2020 by Harvest Health & Recreation Inc.; from January 2017 to April 2018, he operated as an entrepreneur and private investor; from May 2011 to January 2017 served as President, Chief Executive Officer, and a board member of Nasdaq-listed hospitality software company Agilysys Inc.; and from April 2008 to May 2011 served as Chief Investment Officer of Arcadia Capital Advisors, a privately held capital management company. Mr. Dennedy earned his B.S. from the United States Air Force Academy, an MBA from The Ohio State University, and an M.A. in Economics from the University of Colorado, Boulder, Colorado.

Tyler Beuerlein. Mr. Beuerlein currently serves as the Chief Strategic Business Development Officer of the Company, a position he has held since April 2022. Prior to his employment with the Company, from February 2015 to April 2022, he served as the Chief Revenue Officer and Chief Business Development Officer for Hypur Ventures, a venture capital fund dedicated strategic investments in businesses that operate in the legal cannabis industry. Mr. Beuerlein was the former Chairman of the National Cannabis Industry Association Banking and Financial Services Committee (2020). Additionally, he has been appointed to be on both the Marijuana Business Daily’s Advisory Board and ATACH Cannabis Beverage Council. He is also a member of the Forbes Business Development Council. Formerly, Mr. Beuerlein founded and managed a large beverage company and was a Professional athlete in the New York Mets Organization.

Jonathan Summers. Mr. Summers has served as the chairman of 3 Billion Pairs Genetic Corporation, an artificial intelligence company, since January 2022. Mr. Summers has also been serving as the chairman of EXMceuticals Inc., a Canadian-listed medical cannabis company since May 2019. Mr. Summers has also served as a director of Pathfinder Minerals, a mineral exploration company, since March 2021 and also serves as a member of the audit committee thereof. He also serves on the advisory board for Mocha Holdings LLC, a data privacy company. From May 1996 until May 2011, Mr. Summers served in various roles at Goldman Sachs, most recently serving as a Managing Director. Mr. Summers served as the Founding Partner and the Head of Business Development for Everett Capital Advisors, a $700.0 million London-based investment fund from October 2015 to October 2019, and served as the Founding Principal and Head of Business Development for Myriad Asset Management, a $5.0 billion Hong Kong-based multi-strategy asset management firm, from September 2011 to December 2014. Mr. Summers holds a Master in Modern History (1st class) from Oxford University. We believe Mr. Summers is well-qualified to serve as a member of our board of directors due to his experience in investment banking and in strategically growing businesses, and his contacts and relationships.

Jonathon F. Niehaus. Mr. Niehaus currently serves as the Managing Partner of Interactive Global Solutions, a consulting company, a position he has held since January 2011. Mr. Niehaus also currently serves as a manager of SHF, a position he has held since February 2022. From 2003 until 2011, Mr. Niehaus serves as a Global SVP for First Data Corporation and the Western Union Company. Mr. Niehaus received his Bachelor of Science in Journalism and Communications from the University of Iowa.

Jennifer Meyers. Ms. Meyers currently serves as the Chief Financial Officer of PCCU, a position she has held since October 2021. Ms. Meyers previously served as the Chief Financial Officer of Clean Energy Credit Union from July 2020 until October 2021. Prior to joining Clean Energy Credit Union, Ms. Meyers served as a Finance Executive and Strategist for DaLand LLC, a credit union service organization, from May 2019 until May 2020. Ms. Meyers also previously served as the Chief Financial Officer of Westerra Credit Union from April 2009 until February 2019. Ms. Meyers received her Bachelor of Science in Accounting and her Master of Accountancy from the University of Denver.

Richard Carleton. Mr. Carleton currently serves as the Chief Executive Officer of the Canadian Securities Exchange, a position he has held since July 2011. Mr. Carleton also currently serves as a director of Tetra Trust, a licensed trust company, and of Blue Oceans ATS, a U.S. registered alternative trading system, positions he has held since June 2021 and April 2021, respectively. Mr. Carleton also serves as a board member of the Empire Club of Canada and of the Private Capital Markets Association of Canada, positions he has held since 2018 and 2017, respectively. Mr. Carleton received his Bachelor of Arts in History from the University of Ottawa and his LLB from the University of Toronto.

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John Darwin. Mr. Darwin served as the Co-Chief Executive Officer of Northern Lights Acquisition Corp. Mr. Darwin is a co-founder and Managing Partner of Luminous Capital Inc., where he identifies engagements, guides debt and equity investment strategy, and manages operations of private and public portfolio companies. Previously, Mr. Darwin was co-founder and President of OCG, Inc. (ONE Cannabis), a United States-based cannabis dispensary franchisor. While at OCG, Inc., Mr. Darwin grew the franchise business from inception to operations across multiple states and negotiated a sale to Item 9 Labs Corp. (OTCQX: INLB), a publicly traded cannabis company. Mr. Darwin has over eight years of vertically integrated cannabis operational and venture capital experience, with experience managing large scale cultivation, vertically integrated operations, and multi-national brand strategies. Prior to the cannabis industry, Mr. Darwin held various roles in private equity and corporate finance and has a decade of professional finance and transaction experience. Mr. Darwin received his BBA in Finance from Southern Methodist University Cox School of Business.

Joshua Mann. Mr. Mann served as the Co-Chief Executive Officer of Northern Lights Acquisition Corp. Mr. Mann is a co-founder and a Managing Partner of Luminous Capital Inc., where he helps guide the firm’s public company engagements, equity financing relationships, and cross border portfolio operations. Previously, Mr. Mann served as interim CEO of INDVR Brands (CSE: IDVR), a Colorado-based, Canada-listed company focused on the creation and distribution of unique and high-growth brands in the legal United States cannabis market. Mr. Mann led the restructuring of INDVR Brands and negotiated multi-state transactions, management overhaul, and streamlined operations for future expansion. Mr. Mann has over five years of cannabis brand and Canadian operational experience and over 13 years of structured finance and investment banking experience, with prior experience at Wildhorse Capital Partners, Blackbird Energy Inc, and Stifel Nicolaus Weisel. Mr. Mann has assisted cannabis companies in structuring multiple reverse takeovers, go-public transactions, and raising over $70.0 million in capital. Mr. Mann received his BA in Economics from the University of Calgary.

Board of Directors

Our Board directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees.

In accordance with our Second Amended and Restated Certificate of Incorporation, our Board consists of three classes of directors, with the first class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2025; the second class consisting of three directors with an initial term that expires at the annual meeting of stockholders held in 202; and the third class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2024. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Committees of the Board of Directors

The Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the entire board of directors are actively involved in risk oversight on behalf of the Company and both receive reports on the Company’s risk management activities from the Company’s executive management team on a regular basis. The members of both the Audit Committee and the board of directors also engage in periodic discussions with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and other senior officers as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, it is expected that each committee of the board of directors will consider risks associated with its respective area of responsibility.

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Audit Committee

Our audit committee consists of Mr. Summers, Mr. Niehaus, and Mr. Carleton. Under Nasdaq Global Market listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Mr. Summers, Mr. Niehaus, and Mr. Carleton each meet the independent director standard under the Nasdaq Global Market listing standards and under Rule 10A-3(b)(1) of the Exchange Act, and Mr. Summers will serve as chairperson of the audit committee

The Audit Committee has established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

Messrs. Carleton, Niehaus, and Summers serve as members of our compensation committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our compensation committee must consist of all independent members. Mr. Carleton, Mr. Niehaus, and Mr. Summers meet the independent director standard under the Nasdaq Global Market listing standards, and Mr. Carleton will serve as chairperson of the compensation committee.

The Compensation Committee acts on behalf of and in conjunction with the Board to establish or recommend the compensation of executive officers of the Company and to provide oversight of the Company’s overall compensation programs and philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Racine, Summers, Niehaus, and Carleton. Under the Nasdaq Global Market listing standards and applicable SEC rules, our nominating and corporate governance committee must consist of all independent members. Messrs. Racine, Summers, Niehaus, and Carleton meet the independent director standard under the Nasdaq Global Market listing standards, and Mr. Racine will serve as chairperson of the nominating and corporate governance committee.

The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the board and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board, reviewing the corporate governance principles and making recommendations to the board regarding possible changes; and reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed a copy of our form Code of Ethics as Exhibit 14 to our registration statement on Form S-1 in connection with our IPO, filed on June 1, 2021. You may review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 10 East 53rd Street, Suite 3001, New York City, New York 10022 or by telephone at (510) 323-2526. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

The Company has adopted an amended and restated Code of Business Conduct and Ethics that applies to its officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer.

Company Executive Compensation

Director Compensation

Our compensation committee determines the annual compensation to be paid to the members of our board of directors, if any. Directors’ fees after the have yet to be determined, but are expected to consist of two components: a cash payment and the issuance of restricted stock units. The directors who also serve as an employee of the Company do not receive additional compensation for their service as a director.

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Executive Compensation

Overview

The Company has developed an executive compensation program which is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Decisions on the executive compensation program, as described below, are determined and/or ratified by the Board with recommendations given by the Compensation Committee, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program adopted by the Board.

The decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

The compensation for our executive officers has three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of equity awards.

Base Salary

It has been SHF’s historical practice to assure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of SHF’s cost structure. Our Compensation Committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

The Company uses annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Equity Awards

The Company uses equity awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of equity awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Equity awards are awarded under the Incentive Plan, which has been adopted by the Board and is being submitted to our stockholders for approval at the special meeting.

In connection with the Company’s executive compensation program, the Company has granted equity awards to its executives.

Other Compensation

The Company maintains various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the executive officers participate.

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Summary Compensation Table

The following table summarizes the compensation of the executive officers of the Company:

Name	Title	Base Salary	Bonus(1)	Equity Award(2)
Sundie Seefried	Chief Executive Officer	$350,000	$—	550,000
James H. Dennedy	Chief Financial Officer	$285,000	$150,000	350,000
Donnie Emmi	Chief Legal Officer	$285,000	$22,500	350,000
Tyler Beuerlein	Chief Strategic Business Development Officer	$300,000	$—	350,000

(1)	Represents an initial signing bonus.
(2)	Represents an incentive stock option to purchase the number of shares of Class A Common Stock listed.

Employment Agreements

On February 11, 2022, concurrently with the execution of the Purchase Agreement, the Company entered into the Executive Employment Agreement with Sundie Seefried which became effective September 28, 2022, pursuant to which Ms. Seefried serves as the Chief Executive Officer of the Company. The Executive Employment Agreement provides for an annual base salary of $350,000, an initial incentive equity grant of options exercisable for 550,000 shares of the Company’s Class A Common Stock that will vest over two years, a long-term equity incentive to be approved by the Board following the closing, and other customary benefits. The Executive Employment Agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Ms. Seefried for good reason of one year’s base salary.

Additionally, in connection with the Company’s executive compensation program, the Company has entered into employment agreements with each of Messrs. Dennedy, Emmi, and Beuerlein.

EXECUTIVE COMPENSATION

NLIT

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2021 (i.e., pre-Business Combination).

None of our officers or directors have received any cash compensation for services rendered to us. We have agreed to pay our Sponsor or an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. After September 28, 2022, we ceased paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, have been paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

Directors or members of our management team who remained with us after our initial business combination may be paid consulting or management fees from the Company.

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SHF

The following discussion and analysis of compensation arrangements of the named executive officers of SHF for the fiscal year ended December 31, 2021 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with SHF’s financial statements and related notes appearing elsewhere in this prospectus. This discussion may contain forward-looking statements that are based on SHF’s and the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs adopted following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion. Compensation information included in the following discussion is presented in actual dollar amounts.

Because the Company is an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” when detailing the executive compensation of SHF’s executives, as such term is defined under the Securities Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer of SHF and the two next most highly compensated executive officers of SHF. These individuals are referred to as SHF’s “Named Executive Officers” or SHF’s “NEOs.”

Summary Compensation Table

The following table presents information regarding the compensation of SHF’s sole executive officer for services rendered during the fiscal year ended December 31, 2021 (the “2021 Fiscal Year”):

Name	Title	Base Salary(1)
Sundie Seefried	Chief Executive Officer	$350,000

(1) Represents base salary for the period from July 1, 2021 through December 31, 2021. Prior to July 1, 2021, Ms. Seefried was not compensated by SHF.

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of SHF and execute its business strategies. The base salary for SHF’s sole executive officer was established based on the scope of her responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant.

Outstanding Equity Awards at Fiscal Year-End

Ms. Seefried, SHF’s sole executive officer, did not hold any equity awards as of December 31, 2021.

Additional Narrative Disclosure

Retirement Benefits

Other than benefits under SHF’s 401(k) plan, SHF has not provided the Ms. Seefried with any retirement benefits. Under SHF’s 401(k) plan, employees, including Ms. Seefried, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Currently, SHF provides discretionary matching contributions equal to 100% of the first 5% of employees’ eligible compensation contributed to the plan. Employees are always vested in 100% of the matching contributions made to their tax-qualified retirement account per year.

Potential Payments Upon Termination or Change in Control

Ms. Seefried is entitled to a success fee bonus of 10.0% of the aggregate purchase price for the sale, spin-off, or similar transaction of SHF. Ms. Seefried will be entitled to such bonus in connection with the Business Combination, with such bonus equaling approximately $18.5 million, which will be paid in equal parts cash and stock in the Company.

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New Employment Agreement

On February 11, 2022, concurrently with the execution of the Unit Purchase Agreement, the Company entered into the Executive Employment Agreement with Sundie Seefried to be effective as of the closing of the Business Combination, pursuant to which Ms. Seefried currently serves as the Chief Executive Officer of SHF and the Company. The Executive Employment Agreement provides for an annual base salary of $350,000, an initial incentive equity grant of options exercisable for 550,000 shares of the Company’s Class A Common Stock that will vest over two years, a long-term equity incentive to be approved by the Board following the closing, and other customary benefits. The Executive Employment Agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Ms. Seefried for good reason of one year’s base salary.

Quantification of Potential Payments and Benefits to the Sole Executive Officer of SHF in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the sole executive officer of SHF that is based on, or otherwise relates to, the transactions contemplated by the Purchase Agreement which is referred to as the purchase-related compensation. The table below excludes any amounts attributed to the employment agreements described above under “Additional Narrative Disclosure—New Employment Agreement,” as the severance payable under that employment agreement is not subject to increase as a result of the Business Combination.

Name	Cash ($)	Equity ($)	Pension/NQDC ($)	Perquisites/Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Sundie Seefried	—	—	—	—	—	$18,500,000	(1)	$18,500,000

(1)	Represents a success fee bonus of 10.0% of the aggregate purchase price to be paid pursuant to the Purchase Agreement, or approximately $18.5 million, which will be paid in equal parts cash and stock in the post-combination company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SHF Related Party Transactions

Business Combination Registration Rights Agreement

The Seller, PCCU, and the Company have entered into a Business Combination Registration Rights Agreement in connection with the closing of the Business Combination. Pursuant to the Business Combination Registration Rights Agreement, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of the Company held by the Seller and PCCU, as applicable.

Lock-Up Agreement

Concurrently with entering into the Unit Purchase Agreement, the Company, the Seller, and PCCU entered into the Lock-Up Agreement, pursuant to which, among other things, and subject to certain exceptions, the Company securities held by the Seller and PCCU, as applicable, are to be locked-up for a period of six months from the date of the Closing of the Business Combination, and to be subject to certain restrictions on sale thereafter, in accordance with the terms set forth therein.

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Loan Servicing Agreement

SHF, LLC and PCCU were party to that certain loan servicing agreement dated February 11, 2022 (the “Original Loan Servicing Agreement”), which sets forth the application, underwriting, and approval process for loans from PCCU to borrowers that are cannabis-related businesses and the loan servicing and monitoring responsibilities provided by SHF and PCCU. On September 21, 2022, SHF and PCCU entered into an amended and restated loan servicing agreement (the “Amended and Restated Loan Servicing Agreement”) to clarify certain provisions of the Original Loan Servicing Agreement. In particular, the Amended and Restated Loan Servicing Agreement was updated to include the procedures to be followed upon the default of a loan to ensure that neither SHF nor PCCU will take title to or possession of any cannabis-related assets, including real property, that may be collateral for a loan funded by PCCU pursuant to the Amended and Restated Loan Servicing Agreement. The parties agreed to certain other non-substantive updates to the Amended and Restated Loan Servicing Agreement. PCCU’s servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU remains unchanged. In addition, SHF’s obligations in the Amended and Restated Loan Servicing Agreement to indemnify PCCU from all default-related loan losses (as defined in the Amended and Restated Loan Servicing Agreement) remain unchanged.

Policies and Procedures for the Company’s Related Party Transactions

Our Audit Committee charter provides that our Audit Committee must review and approve all transactions to which the Company is a participant and in which our executive officers, directors, director nominees or principal stockholders or other related persons have a material interest, to the extent that disclosure would be required under Item 404 of Regulation S-K. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arm’s-length transactions with independent third parties. Our related party transactions entered into between January 1, 2021 and the date of this prospectus, all of which were previously approved by our Audit Committee, are described above.

Description of our Board and Board Committees

Number and Terms of Office of Officers and Directors

Our Board directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees.

In accordance with our Second Amended and Restated Certificate of Incorporation, our Board consists of three classes of directors, with the first class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2025; the second class consisting of three directors with an initial term that expires at the annual meeting of stockholders held in 202; and the third class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2024. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We established an audit committee of the board of directors. Jonathan Summers, Jonathon Niehaus, and Richard Carleton serve as members of our audit committee, and Mr. Summers chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Summers, Niehaus, and Carleton meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

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Each member of the audit committee is financially literate. Our board of directors has determined that Jonathan Summers qualifies as an “audit committee financial expert” as defined in applicable SEC rules, and he currently serves as audit committee chair. We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

● the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

● pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

● reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

● setting clear hiring policies for employees or former employees of the independent auditors;

● setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

● obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

● reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

● reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Richard Carleton, Jonathon Niehaus, and Jonathan Summers serve as members of our compensation committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

● reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

● reviewing and approving on an annual basis the compensation of all of our other officers;

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● reviewing on an annual basis our executive compensation policies and plans;

● implementing and administering our incentive compensation equity-based remuneration plans;

● assisting management in complying with our proxy statement and annual report disclosure requirements;

● approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

● if required, producing a report on executive compensation to be included in our annual proxy statement; and

● reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid by us to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the board of directors. Karl Racine, Jonathan Summers, Richard Carleton, and Jonathon Niehaus serve as members of our nominating and corporate governance committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the nominating and corporate governance committee, all of whom must be independent.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

● developing and implementing the process necessary to identify prospective members of our board of directors;

● identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

● determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors;

● overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management;

● developing and recommending to our board of directors a set of corporate governance principles and policies;

● periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

● considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the DGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics as an exhibit to our registration statement in connection with our IPO. You may review our Code of Ethics by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us.

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Limitation on Liability and Indemnification of Officers and Directors

Our Second Amended and Restated Certificate of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Second Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Second Amended and Restated Certificate of Incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Class A Common Stock following the consummation of the Business Combination as of November 22, 2022 by:

●	each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding ordinary shares,

●	each of our Named Executive Officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

Subject to the paragraph above, the percentage ownership of issued shares is based on 20,815,912 shares of Class A Common Stock issued and outstanding as of November 22, 2022.

The beneficial ownership information below excludes the shares underlying the Company’s warrants, the PIPE Shares, and the shares expected to be issued or reserved under the Company’s 2022 Stock Incentive Plan (as defined below).

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 10 East 53rd Street, Suite 3001, New York, New York 10022.

Name and Address of Beneficial Owner	Shares of Class A Common Stock		% of Total Voting Power(1)
Sundie Seefried	183,333	(2)	* %
James H. Dennedy	116,667	(2)	* %
Donnie Emmi	116,667	(2)	* %
Tyler Beuerlein	116,667	(2)	* %
John Darwin	3,627,263	(3)	17.4%
Joshua Mann	3,627,263	(3)	17.4%
Jonathan Summers	10,000		* %
Karl Racine	-		-
Jonathon F. Niehaus	-		-
Richard Carleton	-		-
Jennifer Meyers	-		-

(All Executive Officers and Directors as a Group (11 persons)):

Greater than Five Percent Holders:
Partner Colorado Credit Union	11,386,139		54.7%
5AK, LLC	3,627,263		17.4%
Midtown East Management NL LLC	1,599,496	(4)	7.7%
Verdun Investments LLC	1,180,376	(5)	5.7%
Vellar Opportunities Fund Master, Ltd.	1,025,000	(6)	4.9%

*	Less than 1%.

(1)	The percentage of beneficial ownership of the Company is calculated based on 20,815,912 shares of Class A Common Stock outstanding as of November 22, 2022. Where applicable, the percentage of beneficial ownership for each individual or entity post-Business Combination also reflects Class A Common Stock issuable upon exercise of the Sponsor’s 264,088 private warrants held by the Sponsor, which have an exercise price of $11.50 per share, and upon exercise of stock awards that will be exercisable within 60 days after the consummation of the Business Combination.
(2)	Represents vested incentive stock options to purchase shares of the Issuer’s Class A Common Stock, which options expire ten years from the grant date and (i) with respect to the options held by Mr. Dennedy, have an exercise price per share equal to $2.58 and (ii) with respect to the options held by Messrs. Emmi and Beuerlein, have an exercise price per share equal to $6.67.
(3)	5AK, LLC is the record holder of the securities reported herein. John Darwin and Joshua Mann, the Company’s directors, are each a control person of the member and manager of the Sponsor, Luminous Capital USA Inc. By virtue of this relationship, Messrs. Darwin and Mann may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Messrs. Darwin and Mann each disclaims any such beneficial ownership except to the extent of his respective pecuniary interest.
(4)	According to Schedule 13G filed on July 1, 2022. The business address of Midtown East Management NL LLC is One Rockefeller Plaza, 32nd Floor, New York, NY 10020.
(5)	According to Schedule 13G filed on July 7, 2022. The business address of Verdun Investments LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.
(6)	According to Schedule 13G filed on August 11, 2022. The business address of Vellar Opportunities Fund Master, Ltd. is Solaris Avenue, Camana Bay, PO Box 1348 Grand Cayman KY1-1108, Cayman Islands.

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SELLING STOCKHOLDERS

The shares of Class A Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the preferred shares and exercise of the warrants. For additional information regarding the issuance of the preferred shares and the warrants, see “Private Placement of Preferred Shares” above. We are registering the shares of Class A Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the preferred shares and the warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Class A Common Stock held by each of the selling stockholders. The second column lists the number of shares of Class A Common Stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Class A Common Stock, preferred shares and warrants, as of November 22, 2022, assuming conversion of the preferred shares and exercise of the warrants held by each such selling stockholder on that date but taking into account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of Class A Common Stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the preferred shares as set forth in the Certificate of Designation or (ii) exercise of the warrants as set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the preferred shares and the warrants, this prospectus generally covers the resale of (i) the maximum number of shares of Class A Common Stock issued or issuable pursuant to Certificate of Designation (assuming a conversion price equal to a floor price of $1.25), and (ii) the maximum number of shares of Class A Common Stock issued or issuable upon exercise of the warrants, in each case, determined as if the outstanding preferred shares and warrants were converted or exercised (as the case may be) in full, in each case, without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation. Because the conversion price of the preferred shares and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the preferred shares and the warrants, a selling stockholder may not convert the preferred shares or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our Class A Common Stock which would exceed 4.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Selling Stockholders
	Securities Beneficially Owned Prior to this Offering			Securities to be Registered in this Offering(1)	Securities to be Beneficially Owned After this Offering
Selling Stockholder	Common Stock(2)		%(3)	Common Stock(4)	Common Stock(2)	%(3)
Sabby Volatility Warrant Master Fund, Ltd.(5)	1,092,500		4.99%	4,250,000	—	—
Anson Investment Master Fund LP(6)	1,092,500		4.99%	3,400,000	—	—
Ionic Ventures LLC(7)	1,092,500		4.99%	2,125,000	—	—
Walleye Opportunities Master Fund Ltd. (8)	1,092,500		4.99%	1,700,000	—	—
Thomas E. Bernard(9)	1,591,925	(10)	7.65%	1,591,925	741,925	1.7%
Anson East Master Fund LP(11)	850,000		4.08%	850,000	—	—
Hudson Bay Master Fund Ltd.(12)	850,000		4.08%	850,000	—	—
Leviston Resources LLC(13)	850,000		4.08%	850,000	—	—
M Hausman Inc.(14)	637,500		3.06%	637,500	—	—
Great Point Capital LLC(15)	425,000		2.04%	425,000	—	—
Adam Gefvert(16)	340,000		1.63%	340,000	—	—
FirstFire Global Opportunities Fund, LLC(17)	212,500		1.02%	212,500	—	—
Watson Family Trust(18)	212,500		1.02%	212,500	—	—
Tiger Trout Capital Puerto Rico LLC(19)	212,500		1.02%	212,500	—	—
Roland Brusco(20)	170,000		0.82%	170,000	—	—
Econn 2004 Community Property Trust(21)	85,000		0.41%	85,000	—	—
TT&J Holdings, LLC(22)	85,000		0.41%	85,000	—	—
Leonite Fund I, LP(23)	85,000		0.41%	85,000	—	—
Stephen J. Brownell(24)	42,500		0.20%	42,500	—	—

(1)	The amounts set forth in this column are the number of Class A Common Stock that may be offered for sale from time to time by each Selling Stockholder using this prospectus. These amounts do not represent any other shares of our Class A Common Stock, warrants, or other securities that the Selling Stockholder may own beneficially or otherwise.
(2)	Represents shares of Class A Common Stock, after giving effect to the Maximum Percentage (as defined in the paragraph above), including the shares of Class A Common Stock to be issued upon (i) the conversion of shares of Series A Convertible Preferred Stock held by the Selling Stockholder assuming a conversion price of $1.25 and (ii) the exercise of warrants held by the Selling Stockholder, which shares of Series A Convertible Preferred Stock and warrants are not being registered for sale under this Registration Statement.
(3)	Applicable percentage ownership is based on 20,815,912 shares of our Class A Common Stock outstanding as of November 22, 2022 and based on 43,948,412 shares of our Class A Common Stock outstanding after the offering.

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(4)	For purposes of the calculation of the number of shares of Class A Common Stock to be sold pursuant to this prospectus we are assuming (i) the issuance of 100% of Class A Common Stock underlying all of the shares of Series A Convertible Preferred Stock held by the Selling Stockholders pursuant to conversion of such shares of Series A Convertible Preferred Stock at a reduced floor price of $1.25, which price is based on the assumption that the Company obtains the requisite approval of its stockholders to lower the floor price from $2.00 to $1.25, and (ii) the exercise of 100% of all PIPE Warrants held by the Selling Stockholders, all of which shares of Series A Convertible Preferred Stock and PIPE Warrants are being registered for sale under this Registration Statement, without giving effect to the Maximum Percentage (as defined in the paragraph above).
(5)	Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) and holds voting and investment power with respect to these securities in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby. Each of Sabby Management, LLC and Mr. Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.
(6)	Anson Advisors Inc. and Anson Funds Management LP are the co-investment advisers of Anson Investments Master Fund LP (“AIMF”) and hold voting and dispositive power over the securities held by Anson in this capacity. Bruce Winson is the managing member of Anson Management GP LLC, which is the General Partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are Directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1004, Cayman Islands.
(7)	Brendan O’Neil and Keith Coulston are the managers of Ionic Ventures, LLC and in such capacity have joint voting and dispositive power over shares held by Ionic Ventures, LLC. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Ionic Ventures, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer. The address of Ionic Ventures, LLC is 3053 Fillmore Street, Ste. 256, San Francisco, CA 94123.
(8)	Walleye Capital LLC is the investment manager of Walleye Opportunities Master Fund Ltd. Andrew Carney is the Chief Executive Officer of Walleye Capital LLC and William England is the Chief Investment Officer of Walleye Capital LLC. As a result, Walleye Capital LLC, Mr. Carney, and Mr. England may be deemed to have shared voting and dispositive power with respect to the securities held by Walleye Opportunities Master Fund Ltd. The address for Walleye Capital LLC and U.S. address for Walleye Opportunities Master Fund Ltd. is 2800 Niagara Lane North, Plymouth, MN 55447.
(9)	Mr. Bernard’s business address is 281 Northstar Drive, Aspen, CO 81611.
(10)	Includes 741,925 shares of Class A Common Stock issuable upon exercise of 741,925 Public Warrants held by Mr. Bernard, which Public Warrants were purchased on the open market. Pursuant to the Certificate of Designation, these shares of Class A Common Stock are excluded for purposes of calculating Mr. Bernard’s beneficial ownership of the Company’s securities as it relates to the limitations imposed by the Maximum Percentage (as defined in the paragraph above).
(11)	Anson Advisors Inc. and Anson Funds Management LP are the co-investment advisers of Anson East Master Fund LP (“AEMF”) and hold voting and dispositive power over the securities held by Anson in this capacity. Bruce Winson is the managing member of Anson Management GP LLC, which is the General Partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are Directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1004, Cayman Islands.
(12)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The principal business address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.
(13)	Roman Rogol has sole voting and dispositive control over the securities held by Leviston Resources LLC. The principal business address of Leviston Resources LLC is 1225 Ave. Ponce de Leon, San Juan, PR 00907.
(14)	The principal business address of M Hausman Inc. is 711 West 17th Street, Suite F-2, Costa Mesa, CA 92627. Stephen Brownell is the President of M Hausman Inc. As disclosed above, Mr. Brownell owns securities in an individual capacity.
(15)	Gabriel Mengin and Dan Dimiero, as principals of Great Point Capital, LLC, hold voting and dispositive power over the securities held by Great Point Capital, LLC. Great Point Capital, LLC is a broker-dealer. The principal business address of Great Point Capital, LLC is 200 West Jackson Blvd., Suite 1000, Chicago, IL 60606.
(16)	Mr. Gefvert’s business address is 103 Ave. de Diego, Apt. 811, San Juan, PR 00911.
(17)	Eli Fireman has sole voting and dispositive control over the securities held by FirstFire Global Opportunities Fund, LLC. The principal business address of FirstFire Global Opportunities Fund, LLC is 1040 First Avenue, Suite 190, New York, NY 10022.
(18)	James C. Watson is the trustee of the Watson Family Trust and has sole voting and dispositive control over the securities held by the Watson Family Trust. The principal business address of the Watson Family Trust is 5345 W. University Blvd., Dallas, TX 75209.
(19)	Alan Masley is the managing member of Tiger Trout Capital Puerto Rico LLC and has sole voting and dispositive control over the securities held by Tiger Trout Capital Puerto Rico LLC. The principal business address of Tiger Trout Capital Puerto Rico LLC is 1357 Ashford Ave., Suite 2-267, San Juan, PR 00907.
(20)	Mr. Brusco’s business address is 2405 Corman Road, Longview, WA 98632.
(21)	Gregory Econn is the trustee of the Econn 2004 Community Property Trust and has sole voting and dispositive control over the securities held by the Econn 2004 Community Property Trust. The principal business address of the Econn 2004 Community Property Trust is 113 Fremont Place, Los Angeles, CA 90005.
(22)	Teresa Hausman is the manager of TT&J Holdings, LLC and has sole voting and dispositive control over the securities held by TT&J Holdings, LLC. The principal business address of TT&J Holdings, LLC is 18 Linda Isle, Newport Beach, CA 92660.
(23)	Leonite Advisors LLC is the investment manager of Leonite Fund I, LP. Avi Geller is the Managing Member of Leonite Advisors LLC and may be deemed to be the beneficial owner of securities held by it. As a result, each of Leonite Advisors LLC and Mr. Geller may be deemed to be an indirect beneficial owner of the shares held directly by Leonite Fund I, LP. Mr. Geller disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest therein. The address for Leonite Fund I, LP is 1 Hillcrest Center Drive, Suite 232, Spring Valley, NY 10977.
(24)	Mr. Brownell’s business address is 4225 Executive Square, Suite 1150, La Jolla, CA 92037.

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PLAN OF DISTRIBUTION

We are registering the shares of Class A Common Stock issuable upon conversion of the preferred shares and exercise of the warrants to permit the resale of these shares of Class A Common Stock by the holders of the preferred shares and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A Common Stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Class A Common Stock.

The selling stockholders may sell all or a portion of the shares of Class A Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Class A Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Class A Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date the Registration Statement is declared effective by the SEC;
●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Class A Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Class A Common Stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of Class A Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Class A Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Class A Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Class A Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Class A Common Stock short and deliver shares of Class A Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Class A Common Stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the preferred shares, warrants or shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Class A Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Class A Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Class A Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Class A Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in market-making activities with respect to the shares of Class A Common Stock. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

We will pay all expenses of the registration of the shares of Class A Common Stock pursuant to the registration rights agreement, estimated to be $17,592.65 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations, taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”) and that acquire our Common Stock and Warrants for cash pursuant to this prospectus. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to, any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	an individual who is a United States citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created in, or organized under the law of, the United States or any state or political subdivision thereof;

●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

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THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

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The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Common Stock received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock generally would include the holding period of the Warrant.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Common Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders-Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of Warrants for Common Stock described in this prospectus under “Description of Securities-Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate initial tax basis in the shares of Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Common Stock.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders-Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

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Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders-Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders-Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be the same as those described below in “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

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Redemption of Warrants for Common Stock

A redemption of Warrants for Common Stock described in this prospectus under “Description of Securities-Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate initial tax basis in the shares of Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Common Stock.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

●

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a Non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

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Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a Non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A Non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders-Taxation of Distributions” under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of Common Stock and Warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Second Amended and Restated Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Second Amended and Restated Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 131,250,000 shares of capital stock, consisting of (i) 130,000,000 shares of Class A Common Stock and (ii) 1,250,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Class A Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of the date of this prospectus, there were 20,815,912 shares of Class A Common Stock outstanding, 20,450 shares of preferred stock outstanding and 7,036,588 warrants outstanding.

Common Stock

The Class A Common Stock has such rights as are provided in the Second Amended and Restated Certificate of Incorporation.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of Class A Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Class A Common Stock under the Second Amended and Restated Certificate of Incorporation.

Preemptive or Other Rights

The Second Amended and Restated Certificate of Incorporation does not provide for any preemptive or other similar rights.

Election of Directors

Our Board currently consists of seven directors. The Board is divided into three classes, with the first class consisting of two directors with an initial term that expires in 2025, the second class consisting of three directors with an initial term that expires in 2023, and the third class consisting of two directors with an initial term that expires in 2024. The directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. Under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of a class of Directors in place at such time will expire at the annual meeting of the stockholder until 2024.

Under our Second Amended and Restated Certificate of Incorporation, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee.

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Preferred Stock

Prior to the issuance of the PIPE Shares, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. Pursuant to the Certificate of Designation, the Series A Convertible Preferred Stock has a stated value of $1,000 per share and will convert into shares of Class A Common Stock at a price of $10.00 per share of Class A Common Stock (the “Conversion Price”). The Conversion Price is subject to downward adjustment on each of the dates that are 10 days, 55 days, 100 days, 145 days and 190 days after the effectiveness of a registration statement registering the shares of Class A Common Stock issuable upon conversion of the PIPE Shares to the lower of the Conversion Price and the greater of (i) 80% of the volume weighted average price of the Class A Common Stock for the prior five trading days and (ii) $2.00 (the “Floor Price”); provided that, so long as a PIPE Investor continues to hold any PIPE Shares, such PIPE Investor will be entitled to receive the aggregate shares of Class A Common Stock that would be issuable based upon its initial purchase of PIPE Shares at the adjusted Conversion Price. Additionally, the Floor Price will be reduced to $1.25 if and only if the Company’s stockholders provide the approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of the Conversion Shares based on a reduction of the Floor Price to $1.25 (the “Requisite Stockholder Approval”); provided, however, that no holder of Conversion Shares issued prior to obtaining the Requisite Stockholder Approval will be allowed to vote such Conversion Shares for or against such proposal. Further, pursuant to the Certificate of Designation, as soon as practicable, but in any event not later than one hundred and twenty days (120) days after September 28, 2022, the Company will call a special meeting of its stockholders to obtain the Requisite Stockholder Approval for the reduction of the Floor Price to $1.25 and (ii) the Company’s Board of Directors (the “Board”) will recommend approval of such proposal; if the Requisite Stockholder Approval is not obtained at such a meeting, the Company will call additional meetings, and the Board will make such recommendation, at least once every six (6) months thereafter until the Requisite Stockholder Approval is obtained (each such meeting, a “Subsequent Stockholder Meeting”). If the Requisite Stockholder Approval is received and, on the date that the Requisite Stockholder Approval is received, if a prior scheduled downward adjustment of the Conversion Price would have resulted in a Conversion Price lower than the prior Floor Price (the “Theoretical Adjustment Price”), then such Conversion Price shall be downwardly adjusted to the Theoretical Adjustment Price effective, automatically and without further action of the Company or any PIPE Investor, on the trading day immediately following the trading day upon which the Requisite Stockholder Approval is obtained regardless of whether a scheduled downward adjustment of the Conversion Price would have otherwise occurred on such trading day; provided, however, in no event shall the Theoretical Adjustment Price be less than $1.25.

In addition, until the Price Protection Expiration Date (as such term is defined in the Certificate of Designation), the Conversion Price is subject to adjustment for certain issuances of Class A Common Stock at a price per share less than the Conversion Price such that the Conversion Price will be adjusted to equal the price at which the new shares are issued. The Conversion Price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions.

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Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share. The warrants will expire on September 28, 2027, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant is exercisable and we are not obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant is not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

● in whole and not in part;

● at a price of $0.01 per warrant;

● upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

● if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

● if and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

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If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of  (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of  (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our Class A Common Stock if we do not complete our initial business combination within 24 months from the closing of our initial public offering, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

107

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described below in “Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants included in the public units.

108

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because at the time of our initial public offering it was not known whether they would be affiliated with us following a business combination. If they remained affiliated with us, their ability to sell our securities in the open market would be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Class A Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, subject to certain limited exceptions as set forth therein.

The PIPE Warrants were issued in the form attached as an exhibit to the Amended and Restated Securities Purchase Agreement. The PIPE Warrants have an exercise price of $11.50 per share of Class A Common Stock to be paid in cash (except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted), subject to adjustment to a price equal to the greater of (i) 125% of the Conversion Price if at any time there is an adjustment to the Conversion Price and the exercise price after such adjustment is greater than 125% of the Conversion Price as adjusted and (ii) $5.00. The PIPE Warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants are exercisable for a period of five years following the Closing, or September 28, 2027. After exercise of a PIPE Warrant, the Company may be required to pay certain penalties if it fails to deliver the Class A Common Stock within a specified period of time.

Restrictions on Transfers of Founder Shares and Private Placement Units

The Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and shares of Class A Common Stock underlying the Private Placement Units, and any shares of Class A Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us entered into by our Sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of  (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the Private Placement Shares, Private Placement Units, and Private Placement Warrants and the Class A Common Stock underlying such Private Placement Units, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; (g) by virtue of the laws of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) and (h) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

109

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

The Second Amended and Restated Certificate of Incorporation and bylaws contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

● a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

● a denial of the right of stockholders to call a special meeting;

● a vote of 66 2/3% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the bylaws; and

● the designation of Delaware as the exclusive forum for certain disputes.

110

Forum Selection Clause

Our Second Amended and Restated Certificate of Incorporation and bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (3) any action asserting a claim against us or any director, officer or other employee arising pursuant to the DGCL, (4) any action to interpret, apply, enforce or determine the validity of our Second Amended and Restated Certificate of Incorporation and bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. In addition, our Second Amended and Restated Certificate of Incorporation will provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but that the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation and bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and operating results. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Advance Notice of Director Nominations and New Business

Our bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed.

These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

● the issuer of the securities that was formerly a shell company has ceased to be a shell company;

● the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

● the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

● at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result Sponsor and any other holder of Founder Shares or Private Placement Warrants, as applicable will be able to sell their private placement securities pursuant to Rule 144 without registration one year after the Company has completed its initial business combination, assuming the Company otherwise complies with the conditions set forth above.

The Company anticipates that following the consummation of the Business Combination, it will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

111

Registration Rights

The Company provided the Seller with certain customary registration rights in connection with the Stock Consideration. Please see the section entitled “Proposal No. 1—Approval of the Business Combination.” Holders of Founder Shares (once converted to Class A Common Stock upon consummation of the Business Combination) and Private Placement Warrants also have certain registration rights. Please see the section entitled “Certain Relationships and Related Transactions—Registration Rights.” In addition, under the warrant agreement, the Company has agreed to register shares of Class A Common Stock underlying its warrants. The foregoing summary of the Seller’s registration rights is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement as set forth in Annex A.

The foregoing summary of the Northern Lights Restricted Stockholders’ registration rights is not complete and is qualified in its entirety by reference to the complete text of the Business Combination Registration Rights Agreement, as set forth in Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed on June 1, 2021, and incorporated by reference herein. The foregoing summary of the warrant holders’ registration rights under the warrant agreement is not complete and is qualified in its entirety by reference to the complete text of the warrant agreement, as set forth in Exhibit 4.4 to the Company’s Registration Statement on Form S-1, filed on June 1, 2021, and incorporated by reference herein.

Listing of Securities

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “SHFS” and “SHFSW,” respectively.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough LLP.

EXPERTS

The financial statements of Eagle Legacy Services, PLLC d/b/a Safe Harbor Services, SHF, LLC and Branches 52 and 53 as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, included in this prospectus have been so included in reliance on the report of Elliott Davis, PLLC, an independent registered public accounting firm, included herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Northern Lights Acquisition Corp. (now known as SHF Holdings, Inc.) as of December 31, 2021 , included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, which includes an explanatory paragraph as to the Company’s ability to continue as going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing..

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.shfinancial.org.. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Page
SHF, LLC d/b/a Safe Harbor Financial

Unaudited Combined Financial Statements:
Combined Balance Sheets at June 30, 2022 (Unaudited) and December 31, 2021	F-2
Combined Statements of Net Income and Comprehensive Income for the three and six months ended June 30, 2022 and June 30, 2021 (Unaudited)	F-3
Combined Statements of Parent-Entity Net Investment for the three and six months ended June 30, 2022 and June 30, 2021 (Unaudited)	F-4
Combined Statements of Cash Flows at June 30, 2022 and June 30, 2021 (Unaudited)	F-5
Notes to Combined Financial Statements (Unaudited)	F-6

Audited Combined Financial Statements:
Report of Independent Registered Public Accounting Firm (PCAOB ID No. #149)	F-21
Combined Balance Sheets at December 31, 2021 and December 31, 2020	F-22
Combined Statements of Net Income and Comprehensive Income for the year ended December 31, 2021 and December 31, 2020	F-23
Combined Statements of Parent-Entity Net Investment at December 31, 2021 and December 31, 2020	F-24
Combined Statements of Cash Flows at December 31, 2021 and December 31, 2020	F-25
Notes to Combined Financial Statements	F-26

SHF, Holdings, Inc. (f/k/a Northern Lights Acquisition Corp.)

Unaudited Condensed Financial Statements:
Condensed Balance Sheets as of September 30, 2022 and December 31, 2021 (Unaudited)	F-39
Combined Statements of Net Income and Comprehensive Income for the three and nine months ended September 30, 2022 and September 30, 2021 (Unaudited)	F-40
Combined Statements of Parent-Entity Net Investment and Stockholders’ Equity for the three and nine months ended September 30, 2022 and September 30, 2021 (Unaudited)	F-41
Condensed Statements of Cash Flows for the nine months ended September 30, 2022 and September 30, 2021 (Unaudited)	F-43
Notes to Condensed Financial Statements (Unaudited)	F-44

Audited Financial Statements:
Report of Independent Registered Public Accounting Firm (PCAOB ID No. #688)	F-66
Balance Sheet as of December 31, 2021	F-67
Statement of Operations for the period from February 26, 2021 (inception) through December 31, 2021	F-68
Statement of Changes in Stockholders’ Equity for the period from February 26, 2021 (inception) through December 31, 2021	F-69
Statement of Cash Flows for the period from February 26, 2021 (inception) through December 31, 2021	F-70
Notes to Financial Statements	F-71

F-1

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND
BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,382,448	$5,495,905
Accounts receivable – parent	720,417	522,896
Accounts receivable – other	1,219	-
Contract assets	27,710	18,317
Prepaid expenses	19,471	6,021
Accrued interest receivable	14,762	7,556
Short-term loans receivable	55,711	52,833
Total Current Assets	7,221,738	6,103,528

Long-term loans receivable, net	1,365,367	1,410,727
Property and equipment, net	13,191	6,351
Other investment	500,000
Security deposit	1,867	—
Total Assets	$9,102,163	$7,520,606

LIABILITIES AND PARENT-ENTITY NET INVESTMENT
Current Liabilities:
Accounts payable	$119,462	$43,626
Accrued expenses	264,037	129,546
Contract liabilities	—	8,333
Total Current Liabilities	383,499	181,505

Net deferred loan origination fees	118,116	—
Indemnity liability	288,505	—
Total Liabilities	790,120	181,505

Parent-Entity Net Investment	8,312,043	7,339,101
Total Liabilities and Parent-Entity Net Investment	$9,102,163	$7,520,606

The accompanying notes are an integral part of the combined financial statements

F-2

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021

Revenue	$1,852,789	$1,830,314	$3,523,899	$3,580,595

Operating Expenses
Compensation and employee benefits	794,997	482,687	1,517,522	991,328
Professional services	188,214	37,612	319,030	62,269
Rent expense	26,303	9,065	51,328	23,866
Corporate allocations	-	367,407	-	648,533
Provision for loan losses	227,374	6,825	295,565	11,927
General and administrative expenses	279,557	209,547	502,510	237,098
Total operating expenses	1,516,445	1,113,143	2,685,955	1,975,021

Net income and comprehensive income	$336,344	$717,171	$837,944	$1,605,574

The accompanying notes are an integral part of the combined financial statements

F-3

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF PARENT-ENTITY NET INVESTMENT

(Unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2022

Balance at April 1, 2022	$7,900,700
Net income	336,344
Contribution from Parent	74,999
Balance at June 30, 2022	$8,312,043

FOR THE THREE MONTHS ENDED JUNE 30, 2021

Balance at April 1, 2021	$4,831,364
Net income	717,171
Contribution of loans receivable from Parent	682,500
Net change due to allocations and distributions to Parent	(699,787)
Balance at June 30, 2021	$5,531,248

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Balance at January 1, 2022	$7,339,101
Net income	837,944
Contribution from Parent	134,998
Balance at June 30, 2022	$8,312,043

FOR THE SIX MONTHS ENDED JUNE 30, 2021

Balance at January 1, 2021	$4,354,021
Net income	1,605,574
Contribution of loans receivable from Parent	1,192,750
Net change due to allocations and distributions to Parent	(1,621,097)
Balance at June 30 2021	$5,531,248

The accompanying notes are an integral part of the combined financial statements

F-4

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53
CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$837,944	$1,605,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,952	865
Provision for loan losses	295,565	11,927
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(208,133)	232,491
Prepaid expenses	(13,450)	(36,565)
Accrued interest receivable	(7,206)	—
Accounts payable	75,836	(66,609)
Accrued expenses	144,991	(28,382)
Deferred loan origination fees	118,116	—
Contract liabilities	(8,333)	39,914
Security deposit	(1,868)	—
Net cash provided by operating activities	1,235,414	1,759,215

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(8,792)	—
Funding of other investment	(500,000)	—
Loans receivable repayment	24,923	16,689
Cash provided by (used in) investing activities	(483,869)	16,689

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net change in parent funding, allocations, and distributions to parent	134,998	(1,621,097)
Net cash provided by (used in) financing activities	134,998	(1,621,097)

Net increase in cash and cash equivalents	886,543	154,807
Cash and cash equivalents - beginning of period	5,495,905	3,001,363
Cash and cash equivalents - end of period	$6,382,448	$3,156,170

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-Cash transactions:
Contribution of loan receivable from Parent	$—	$1,192,750

The accompanying notes are an integral part of the combined financial statements

F-5

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 1. Business Description and Basis of Presentation

Business Description

Eagle Legacy Services, PLLC d/b/a Safe Harbor Services (“SHS” or “OldCo”) was established as a limited liability company, acting as a credit union service organization (“CUSO”) in accordance with applicable laws, in order to provide access to reliable and compliant financial services for the legal cannabis industry and cannabis related businesses (“CRBs”). SHS was a wholly owned subsidiary of Partner Colorado Credit Union (“PCCU”).

In addition to SHS, the combined financial statements consist of the financial position, results of operations and cash flows of certain branches (the “Branches”) of PCCU.

During the fourth quarter of 2020, PCCU created two new entities: SHF Holding Co., LLC (“Holdco”), an interim holding company that is directly wholly owned by PCCU and SHF, LLC (“NewCo” or “SHF”), an operating entity wholly owned by Holdco. As a result, SHF is a single member limited liability company with no shareholders.

PCCU’s Board of Directors approved the contribution of certain assets and operating activities associated with operations from both the Branches and Oldco to Holdco. Holdco then contributed the same assets and related operations to SHF with PCCU’s investment in SHF maintained at the Holdco level (the “reorganization”). The reorganization effectively occurred July 1, 2021. In conjunction with the reorganization, all of Branches’ employees and certain Parent employees were terminated from PCCU and hired as SHF employees. Collectively, SHS, the Branches and SHF represent the “Carved-Out Operations” or the “Company”. After the reorganization, SHF contains the entirety of the Carved-Out Operations and OldCo was dissolved. In addition, effective July 1, 2021, the Company entered into an Account Servicing Agreement and Support Servicing Agreement which were subsequently amended and restated and are discussed in Note 6.

The Carved-Out Operations generate both interest income and fee income through providing a variety of services to financial institutions desiring to service the cannabis industry including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB depository accounts held at PCCU, and sourcing and managing loans. In addition to PCCU, the Carved-Out Operations provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided to other financial institutions under the Safe Harbor Master Program Agreement.

As of and subsequent to July 1, 2021, the presented financial information represents SHF results on a stand-alone basis.

Definitive Purchase Agreement

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and PCCU, the sole member of SHF Holding, Co., LLC, entered into a definitive purchase agreement (the Business Combination) with Northern Lights Acquisition Corp., a special purpose acquisition company, and its sponsor, 5AK, LLC.

F-6

Pursuant to the purchase agreement, upon the closing of the contemplated transaction, Northern Lights Acquisition Corp. will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash. At transaction close, 1,831,683 shares of the Class A Common Stock will be deposited with an escrow agent to be held in escrow for a period of 12 months following the closing date to satisfy potential indemnification claims of the parties. In addition, $3,143,388 in cash and cash equivalents representing the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities, will be paid to PCCU at the final transaction close. On September 19, 2022, the parties entered into the first amendment to the purchase agreement to extend the date by which the closing had to occur from August 31, 2022 until September 28, 2022 and provide for the deferral of $30 million of the $70 million in cash due at the closing. On September 22, 2022, the parties entered into the second amendment to the purchase agreement to provide for the deferral of a total of $50 million of the $70 million due at the closing. On September 28, 2022, the parties entered into the third amendment to the purchase agreement to provide for the deferral of a total of $56,949,800 of the $70,000,000 due at the closing.

Pursuant to the purchase agreement the Company entered into amended services agreements under similar terms as the July 2021 agreements. In addition, in conjunction with the purchase agreement, SHF and Parent entered into a Loan Servicing Agreement. Refer to Note 6 for additional information. Refer to Note 12 for a schedule demonstrating the estimated impact these agreements would have on the combined statements of net income and comprehensive income for the three and six months ended June 30, 2021.

Basis of Presentation

Financial statements have not historically been prepared for the Carved-Out Operations. For the three and six months ended June 30, 2021, the combined financial statements, consist of the balances of SHS and SHF as prepared on a stand-alone basis and the balances of the Branches on a “carve-out” basis. For the three and six months ended June 30, 2022, the financial statements represent SHF on a stand-alone basis as the period is post reorganization. As a result, corporate allocations are included in the three and six months ended June 30, 2021 with no comparable amount for the three and six months ended June 30, 2022. The financial statements of the Branches were derived from the consolidated financial statements and accounting records of PCCU using branch specific information, where available, and corporate allocations from PCCU. All intracompany transactions have been eliminated for all periods presented. These combined financial statements reflect the Company’s historical financial position, results of operations and cash flows as they have been historically managed in conformity with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

All depository asset accounts and liabilities are retained by PCCU as the Carved-Out Operations is not organized as a chartered financial institution. Accordingly, none of the cash of PCCU has been attributed to these combined financial statements. Asset and liabilities maintained by SHS and SHF have been included in these financial statements along with any specific assets and liabilities associated with the Branches.

Liquidity

As of June 30, 2022, the Company had $6,382,448 in cash and net working capital of $6,838,239. This compared to $5,495,905 in cash and net working capital of $5,922,023 at December 31, 2021.

F-7

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Revenue and expenses for the Branches were included based on specific identification as they relate to customer deposits, professional services, compensation and employee benefits, rent expense, provision for loan losses and other general and administrative expenses. Corporate allocations such as information technology, customer support, marketing, executive compensation and other general and administrative expenses are attributed to the Branches proportionately based on the size of the specifically identifiable CRB’s deposit balances, deposit activity and accounts relative to the totals of the consolidated Parent. This allocation method was consistent for all periods prior to July 2021. Allocated amounts are categorized as Corporate allocations on the Combined Statements of Net Income and Comprehensive Income. Beginning in July 2021, a services agreement was entered into between Newco and PCCU (see Note 6). In exchange for services provided to PCCU via the Carved-Out Operations, Newco receives 100% of CRB related revenue. PCCU receives (and Newco pays) a monthly per account fee, split loan servicing fees and split investment income associated with Carved-Out Operations depository accounts. The fees are meant to represent PCCU’s cost for hosting depository accounts and funding related loans and providing certain limited infrastructure support.

Management has considered the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Branches during the periods presented.

All revenue and expenses of SHS and SHF are specific to the entity. Corporate allocations were not attributed for any of the periods presented.

Note 2. Summary of Significant Accounting Policies

Parent-Entity Net Investment

Parent-Entity Net Investment balance in the combined balance sheets represents PCCU’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with PCCU is required. No separate equity accounts are maintained for SHS, SHF or the Branches.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Material estimates that are particularly subject to change in the near term include the determination of the allowance for loan losses, and the fair value of financial instruments. Actual results could differ from the estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, amounts due from financial institutions, and investments with maturities of three months or less.

Concentrations of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally in accounts at PCCU which is insured by the National Credit Union Share Insurance Fund (“NCUSIF”) up to regulatory limits. From time to time, cash balances may exceed the NCUSIF insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

Currently the Company only services the cannabis industry. Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Currently the Company substantially relies on its Parent to hold customer deposits and fund its originated loans. As of this time, substantially all of the Company’s revenue is generated by deposits and loans hosted by its Parent pursuant to various services agreements.

Accounts receivable-Parent and allowance for doubtful accounts

Accounts receivable are recorded based on account fee schedules. While fees are generated from individual CRB related accounts, amounts are initially collected by the financial institutional partners and remitted in the subsequent month. As of June 31, 2022 and December 31, 2021, 99.8% and 100% of the Accounts Receivable, respectively is due from Parent. Effective January 2021 through June 2021, PCCU elected to transfer account servicing from SHS to the Branches. In accordance with this change, a policy was adopted wherein substantially all cash was collected by PCCU and retained by PCCU outside of the Branches and SHS. As a result, minimal accounts receivable from Parent existed at June 30, 2021. This policy was eliminated in conjunction with the July 2021 reorganization and execution of the Account Servicing Agreement and Support Servicing Agreement discussed at Note 6. The Company maintains allowances for doubtful accounts for estimated losses as a result of a customers’ inability to make required payments. The Company estimates anticipated losses from doubtful accounts based on days past due as measured from the contractual due date and historical collection history. The Company also takes into consideration changes in economic conditions that may not be reflected in historical trends, for example customers in bankruptcy, liquidation or reorganization. Receivables are written-off against the allowance for doubtful accounts when they are determined uncollectible. Such determination includes analysis and consideration of the particular conditions of the account, including time intervals since last collection, customer performance against agreed upon payment plans, solvency of customer and any bankruptcy proceedings.

F-8

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

At June 30, 2022 and December 31, 2021, there were no recorded allowance for doubtful accounts.

Loans receivable

PCCU originates mortgage, commercial and consumer loans to members and other businesses. Commercial CRB loans originated by the Company and funded by PCCU are typically managed by the Company. Certain CRB Loans were contributed to the Carved-out Operations. Such loans where the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at principal balance outstanding, net of an allowance for loan losses and net deferred loan origination costs when applicable. Interest income on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding.

Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired, or payments are past due ninety days or more. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts are satisfied to where the loan is less than ninety days past due and future payments are reasonably assured.

Loans are evaluated for charge-off on a case-by-case basis and are typically charged off at the time of foreclosure.

Past-due status is based on the contractual terms of the loans. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if the collection of principal and interest is considered doubtful.

Allowance for loan losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the required allowance for loan losses balance using past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

Due to the nature of uncertainties related to any estimation process, Management’s estimate of loan losses inherent in the loan portfolio may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Impairment is generally evaluated in total for smaller-balance loans of similar nature such as commercial lines of credit, but may be evaluated on an individual loan basis if deemed necessary. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

The loans SHF intends to originate will be secured by various types of assets of the borrowers, including real property and certain personal property, including value associated with other assets to the extent permitted by applicable laws and the regulations governing the borrowers. The documents governing the loans also include a variety of provisions intended to provide remedies against the value associated with licenses. Collection procedures are designed to ensure that neither SHF nor its financial institution clients who provide funding for a loan, nor a third-party agent engaged to assist with the liquidation or foreclosure process, will take possession of cannabis inventory, cannabis paraphernalia, or other cannabis-related assets, nor will they take title to real estate used in cannabis-related businesses. Upon default of a loan, a third-party agent will be engaged to work with the borrower to have the borrower sell collateral securing the loan to a third party or to institute a foreclosure proceeding to have such collateral sold to generate funds towards the payoff of the loan. Applicable regulations under state law that govern CRBs generally do not permit the taking of title to real estate involved in commercial sales of cannabis, whether through foreclosure or otherwise, without prior regulatory approval. The sale of a license or other realization of the value of licenses also requires the approval of state and local regulatory authorities. A defaulted loan may also be sold if such a sale would yield higher proceeds or that a sale could be accomplished more quickly than a foreclosure proceeding while yielding proceeds comparable to what would be expected from a foreclosure sale. Such sale of the loan would be conducted through a third-party administrative agent. However, SHF can provide no assurances that a sale of such loans would be possible or that the sales price of such loans would be sufficient to recover the outstanding principal balance, accrued interest, and fees.

F-9

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Net deferred loan origination fees

When included with a new loan origination, we receive loan origination fees in conjunction with new loans funded by our financial institution partners. Where applicable, the loan origination fee is netted with loan origination costs associated with originating a specific loan. These loan origination costs are typically incremental direct costs (non-reimbursed) paid to third parties. Net loan origination fees are initially deferred and recognized as interest income utilizing the interest method.

Indemnity liability

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with PCCU. Under the Loan Servicing Agreement, PCCU, in exchange for a fee at an annual rate of 0.25% of the outstanding principal balance, funds certain loans. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The indemnification component of the Loan Servicing Agreement (refer to Note 6) is accounted for in accordance with ASC 450-20 Loss Contingencies. In determining the applicability of ASC 450-20, we considered that the agreement outlines a broad indemnification of all claims related to the cannabis-related business. The most immediate and potentially significant of these are potential default-related loan losses. In the lending industry, it is inherently anticipated future loan losses will result from currently issued debt. SHF’s indemnity obligation is subordinate to PCCU’s and other financial institution clients’ other means of collecting on the loans including foreclosure of the collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not party to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the debtor. Therefore, as defined in ASC 450-20, the indemnification clause represents a general loss contingency in that it is an existing condition, situation or set of circumstances involving uncertainty as to possible loss to the Company that will ultimately be resolved when one or more future events occur or fail to occur. SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated quarterly by SHF management based on each situation.

In addition to default-related loan losses, SHF continuously monitors all other circumstances pursuant to the agreement and identifies events that may necessitate a loss contingency under the Loan Servicing Agreement. A loss contingency is reported when it is both probable that a future event will confirm that a loss had been incurred on or before the related balance sheet date and the loss is reasonably estimable.

Property and equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation. Depreciation is provided over the assets’ useful lives on a straight-line basis - 4-5 years for equipment and furniture and fixtures. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

F-10

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Impairment of long-lived assets

The Company evaluates the recoverability of tangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. There were no impairments for the three and six months ended June 30, 2022 and the year ended December 31, 2021.

Federal and State Tax Exemption

PCCU is exempt from most federal, state, and local taxes under the provisions of the Internal Revenue Code and state tax laws. However, PCCU is subject to unrelated business income tax. The Carved-Out Operations are wholly owned by PCCU and therefore, are exempt from most federal and state income taxes. The Income Taxes Topic of the FASB ASC clarifies accounting for uncertainty in income taxes reported in the financial statements. The interpretation provides criteria for assessment of individual tax positions and a process for recognition and measurement of uncertain tax positions. Tax positions are evaluated on whether they meet the “more likely than not” standard for sustainability on examination by tax authorities. Management has determined there are no material uncertain tax positions.

Other Investments

These investments are accounted for at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 —Quoted prices for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments. The fair values of loans receivables, for disclosure purposes only, are estimated using unobservable inputs, as more fully disclosed in Note 10.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative- effect adjustment was not required.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts held at PCCU but serviced by the Company such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

In addition, the Company recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective, and a service fee recognized ratable over the contract term as the compliance program is executed.

Lastly, the Company also records revenue for interest on loans and investment income allocated by PCCU based on specific customer balances.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the combined balance sheets. Typical Safe Harbor Program contracts are three-year contracts with amounts due monthly, quarterly or annually based on contract terms.

F-11

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Customers consist of financial institutions providing services to CRBs. Revenues are concentrated in the United States.

As of June 30, 2022, the Company reported contract assets and contract liabilities of $27,710 and $0, respectively, from contracts with customers. As of December 31, 2021, the Company reported a contract asset and liability of $18,317 and $8,333, respectively. During the three and six months ending June 30, 2022, the Company recognized revenue $0 and $8,333, respectively related to the contract liability outstanding at December 31, 2021.

Advertising/Marketing costs

Advertising/Marketing costs are expensed as incurred. For the three and six months ended June 30, 2022, advertising/marketing costs were $83,147 and $170,839 respectively. For the three and six months ended June 30, 2021, advertising/marketing costs were $22,137 and $27,403 respectively.

Software development costs

The Company applied agile development methodologies to their software development projects, which are characterized by a more dynamic development process with more frequent and iterative revisions to the product features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, the costs incurred to get to, and have incurred subsequent to the achievement of technological feasibility have been expensed as incurred.

Software development costs amounted to $35,880 and $57,730 for the three and six months ended June 30, 2022, respectively. Software development costs amounted to $30,973 and $57,526 for the three and six months ended June 30, 2021, respectively.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective and are not expected to have a material impact on the Company’s financial position or results of operations upon adoption.

Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduces a model based on expected losses to estimate credit losses for most financial assets and certain other instruments. In November 2019, the FASB issued ASU No. 2019-10 Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The update allows the extension of the initial effective date for entities which have not yet adopted ASU No. 2016-02. The standard is effective for annual reporting periods beginning after December 15, 2022 for private companies and SEC filers classified as smaller reporting entities, with early adoption permitted. Entities apply the standard’s provisions by recording a cumulative effect adjustment to retained earnings. The Company has not yet adopted ASU 2016-13 and is currently assessing the impact of this new standard on its financial statements.

Collaborative Arrangements

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This update clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers (“ASU 2018-18”). The update clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, the update precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606 and early adoption is permitted.

F-12

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

The ASU’s amendments were effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods therein. The adoption of this standard did not have a material impact on the Company’s financial statements as the Company does not have any collaborative agreements. However, there is a potential for the Company to enter into collaborative agreements in the future, as it expands into additional markets.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). FASB issued ASU 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. In June 2020, FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Deferral of the Effective Dates for Certain Entities, which deferred the effective date of ASU 2016-02 to annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. Management is currently evaluating this standard but anticipates the adoption of the new lease standard to be immaterial. Effective July 1, 2022, the Company amended its existing lease to a month-to-month lease and therefore no asset or liability amounts are reported pursuant to ASC 842.

Note 3. Loans Receivable

Commercial real estate loans receivable, net consist of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)
Commercial real estate loans receivable, gross	$1,453,379	$1,478,301
Allowance for loan losses	(21,801)	(14,741)
Commercial real estate loans receivable, net	1,431,578	1,463,560
Current portion	(55,711)	(52,833)
Noncurrent portion	$1,865,367	$1,410,727

*As per Note 11 below, the Company had a $500,000 unsecured loan receivable amount that contained a conversion feature. The Company had the right to convert the outstanding balance of the loan, including all accrued but unpaid interest, into equity of the borrower. In the event that no agreement for acquisition is reached, the Company, in its sole and subjective discretion, may elect to proceed under the existing repayment schedule or convert the loan to equity. Given this conversion feature, the amount receivable from the borrower is thus classified as an “Other Investment” as of September 30, 2022. This item was presented as a Loan Receivable in the Company’s unaudited quarterly financial statements as of June 30, 2022; however, this was reclassified to the aforementioned Other Investment during the review of its unaudited quarterly financial statements as of September 30, 2022. This amount was reclassified within this S1 document for consistency.

At December 31, 2021, loans receivable represented commercial loans collateralized with real estate. Collateralized loans bear interest rates from 6.54% to 7.50%. All loans were current and considered performing at both June 30, 2022 and December 31, 2021.

F-13

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 4. Allowance for Loan Losses

The allowance for loan losses is maintained at a level believed to be sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management’s analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the amount and composition of the loan portfolio, delinquency levels, actual loss experience, current economic conditions, and detailed analysis of individual loans for which the full collectability may not be assured. The detailed analysis includes methods to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment.

The allowance may consist of specific and general components. While the allowance may consist of general and specific components, the allowance is general in nature and is available for the loan portfolio in its entirety.

The allowance for loan losses consists of the following activity for the three and six months ended June 30, 2022 and 2021:

	Commercial real estate loans	Total
Six Months ended June 30, 2022:
Allowance for loan losses:
Beginning balance	$14,741	$14,741
Charge-offs	—	—
Recoveries	—	—
Provision	7,060	7,060
Ending balance	$21,801	$21,801

Three months ended June 30, 2022:
Allowance for loan losses:

Beginning balance	$24,545	$24,545
Charge-offs	—	—
Recoveries	—	—
Provision (benefit)	(2,744)	(2,744)
Ending balance	$21,801	$21,801

Loans receivable at June 30, 2022
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	1,453,379	1,453,379
	$1,453,379	$1,453,379

Allowance for loan losses at June 30, 2022
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	21,801	21,801
	$21,801	$21,801

	Commercial real estate loans	Total
Six Months ended June 30, 2021:
Allowance for loan losses:
Beginning balance	$13,342	$13,342
Charge-offs	—	—
Recoveries	—	—
Provision	11,927	11,927
Ending balance	$25,269	$25,269

Three months ended June 30, 2021:
Allowance for loan losses:

Beginning balance	$18,444	$18,444
Charge-offs	—	—
Recoveries	—	—
Provision	6,825	6,825
Ending balance	$25,269	$25,269

Loans receivable at June 30, 2021
Individually evaluated for impairment	$-	$-
Collectively evaluated for impairment	2,510,249	2,510,249
	$2,510,249	$2,510,249

Allowance for loan losses at June 30, 2021
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	25,269	25,269
	$25,269	$25,269

At June 30, 2022 and June 30, 2021, no loans were past due, classified as non-accrual or considered impaired.

F-14

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 5. Property and equipment, net

Property and equipment consist of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)
Equipment	$36,872	$28,080
Office furniture	7,070	7,070
	43,942	35,150
Less: accumulated depreciation	(30,751)	(28,799)
Property and equipment, net	$13,191	$6,351

Depreciation expense was $1,952 and $865 for the six months ended June 30, 2022 and June 30, 2021, respectively.

Note 6. Related party transactions

Corporate allocations

Corporate allocations include overhead expenses such as information technology, customer support, marketing, executive compensation and other general and administrative expenses that are attributed to the Branches proportionately based on the relative size of the specific identifiable customer deposits to the consolidated Parent.

Account Servicing Agreement

Effective July 1, 2021, SHF, LLC (“SHF”) entered into an Account Servicing Agreement with PCCU. SHF provides services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF assumes the costs associated with the CRB accounts. These costs include employees to manage account onboarding, monitoring and compliance, rent and office expense, insurance and other operating expenses necessary to service these accounts. Under the agreement, PCCU agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or PCCU provide sixty days prior written notice. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

Pursuant to this agreement, as amended and restated, the Company reported revenue of $1,808,640 and $3,436,731 for the three-month and six-month periods ended June 30, 2022 and $0 for the three and six month periods ended June 30, 2021.

Support Services Agreement

Effective July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. In addition, 25% of any investment income associated with CRB deposits is paid to PCCU. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or PCCU upon giving sixty days prior written notice. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

F-15

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Pursuant to these agreements and as amended and restated, the Company reported expense of $131,742 and $215,550 for the three-month and six-month periods ended June 30, 2022 and $0 for the three-month and six-month periods ended June 30, 2021.

Significant terms of the Amended and Restated Accounting Servicing Agreement and Support Services Agreement are as follows:

●	Pursuant to the Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Account Servicing Agreement and Support Services Agreement are for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The Account Servicing Agreement will also terminate within 60 days of SHF no longer qualifying as a “credit union service organization” (a “CUSO”) or within 60 days of the assumption by a third party of all CRB-related accounts. On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Account Servicing Agreement and Support Services Agreement, which agreement amended and restated the Amended and Restated Account Servicing and Support Services Agreements to remove the provision providing for the termination of the agreements within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF will cease to qualify as a CUSO following the closing of the Business Combination.

●	Pursuant to the Support Services Agreement, as amended, PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing and capacity for CRB depository accounts for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to PCCU and 75% to SHF and SHF will reimburse PCCU for any of its out-of-pocket expenses relating to the services provided to SHF. The Amended and Restated Support Services Agreement also sets forth certain agreements of PCCU to limit bonus distributions to its members to $30,000,000 during any 12-month period following the effective date of the agreement. Finally, under the Support Services Agreement PCCU will continue to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The below schedule demonstrates deposit capacity at June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
PCCU total assets	$588,723,409	$575,170,939
Capacity at 65%	382,670,216	373,861,110
CRB related deposits	142,103,552	146,267,976
Incremental capacity	$240,566,664	$227,593,134

PCCU policy also requires they maintain an internal ratio of net worth to total assets of at least 10%. CRB related deposit capacity maybe limited if PCCU ratio declines below this threshold.

F-16

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Loan Servicing Agreement

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB customers and the loan servicing and monitoring responsibilities provided by both PCCU and SHF. PCCU will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU. For the loans that are subject to this agreement, SHF originates the loans and performs all compliance analysis, credit analysis of the potential borrower, due diligence and underwriting and all administration, including hiring and incurring the costs of all related personnel or third-party vendors necessary to perform these services. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to default-related loan losses as defined in the Loan Servicing Agreement. The agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

SHF’s loan program currently depends on PCCU as SHF’s largest funding source for new loans to CRBs. Under PCCU’s loan policy for loans to CRBs, PCCU’s Board of Directors has approved aggregate lending limits at the lessor of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as i) real estate secured, ii) construction, iii) unsecured and iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. In addition, loans to any one borrower or group of associated borrowers are limited by applicable National Credit Union Association regulations to the greater of $100,000 or 15% of PCCU’s net worth.

The below schedule demonstrates the ratio of CRB related loans funded by PCCU to the relative lending limits at June 30, 2022. No amounts were funded prior to January 1, 2022.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
CRB related deposits	$142,103,552	$146,267,976
Capacity at 65%	92,367,309	95,074,184
PCCU net worth	54,239,445	61,925,336
Capacity at 1.3125	71,189,272	81,227,003
Limiting capacity	$71,189,272	$81,227,003
PCCU loans funded	13,628,042	—
Amounts available under lines of credit	496,958	225,000
Incremental capacity	$57,064,272	$81,002,003

Pursuant to this agreement, the Company reported expenses of $3,731 and $5,104 for the three-month and six-month periods ended June 30, 2022 and $0 for the three-month and six-month periods ended June 30, 2021.

Collectively the Account Servicing Agreement, Support Servicing Agreement and Loan Servicing Agreement are referred to as the “Parent Agreements”.

Operating leases

Effective July 1, 2021, SHF entered into a one-year gross lease with PCCU to lease space in its existing office at a monthly rent of $5,400. Effective July 1, 2022, the Company amended its existing lease to a month-to-month lease and therefore no asset or liability amounts are reported pursuant to ASC 842.

F-17

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 7. Revenue

Disaggregated revenue

Revenue by type are as follows:

For the three-month period ended June 30,	2022	2021
	(Unaudited)	(Unaudited)
Deposit, activity, onboarding income	$1,342,895	$1,598,713
Safe Harbor Program income	44,149	120,855
Investment income	283,147	82,050
Loan interest income	182,598	28,696
Total Revenue	$1,852,789	$1,830,314

For the six-month period ended June 30,	2022	2021
	(Unaudited)	(Unaudited)
Deposit, activity, onboarding income	$2,809,764	$3,094,267
Safe Harbor Program income	87,168	275,850
Investment income	377,133	160,061
Loan interest income	249,834	50,417
Total Revenue	$3,523,899	$3,580,595

Note 8. Employee benefits

PCCU has a qualified, contributory 401(k) plan (“Plan”) covering substantially all full-time employees. The Plan allows employees to defer a portion of their salary into the Plan. PCCU matches a portion of employees’ wage reductions. Plan costs are accrued and funded on a current basis. The Carved-Out Operations incurred plan costs of $9,757 and $17,855 for the three-months and six-months ended June 30, 2021. During July 2021, the Company adopted a similar 401(k) plan in conjunction with an agreement with a professional employer organization. The Company incurred plan costs $13,640 and $25,430 for the three-months and six-months ended June 30, 2022.

Note 9. Commitments and contingencies

From time to time, the Company is subject to claims in legal proceedings arising in the normal course of business. The Company does not believe that it is currently party to any pending legal action that could reasonably be expected to have a material adverse effect on our business or operating results.

Indemnity Liability

As discussed at Note 6, and pursuant to PCCU Agreements, PCCU funds loans originated and serviced by SHF either directly or through a third-party vendor. SHF retains the associated interest and pays PCCU a fee at an annual rate of 0.25% of the outstanding loan principal. The below schedule details outstanding amounts funded by PCCU and categorized as either collateralized loans or unsecured loans and lines of credit. No loans were funded by PCCU prior to January 1, 2022.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
Secured term loans	$13,100,000	$—
Unsecured loans and lines of credit	528,042	—
Total loans funded by Parent	$13,628,042	$—

F-18

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

All amounts were performing at June 30, 2022. Secured loans contained an interest rate ranging from 8.25% to 12.0%. Unsecured loans and lines of credit contain variable rates ranging from Prime + 1.5% to Prime + 6%. Unsecured lines of credit had incremental availability of $496,958 and $225,000 at June 30, 2022 and December 31, 2022.

SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated at least a quarterly based on each situation by SHF management. Given the Company’s limited lending history, the estimate is based on risk adjusted national charge off rates as published by the US Federal Reserve.

The indemnity liability activity is as follows:

June 30, 2022
(Unaudited)

Beginning balance	$—
Charge-offs	—
Recoveries	—
Provision	288,505
Ending balance	$288,505

All loans were current and considered performing at June 30, 2022.

SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business. Other than potential loan losses, no other circumstances were identified meeting the requirements of a loss contingency.

Expense amounts included in the loan loss provision associated with the indemnity were $230,118 and $288,505 for the three and six months ending June 30, 2022 and $0 for the three and six months ending June 30, 2021.

Note 10. Financial Instruments

FASB ASC 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value of future cash flows or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

The Company does not record loans at fair value on a recurring basis. Currently all loans are performing with no impairment. Utilizing rates between 0% and 10%, which are considered Level 3 unobservable inputs, and a discounted cash flow model, we have estimated the fair value of our loan portfolio as of June 30, 2022 to approximate $1,894,640 as compared to their carrying value, excluding allowances for loan losses, of $1,953,379. The estimated fair value at December 31, 2021 was $1,417,637 as compared to a carrying value, excluding allowances for loan losses, of $1,478,343.

F-19

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 11. Other Investment

At June 30, 2022, the Company had a $500,000 unsecured loan receivable amount that contained a conversion feature. The Company had the right to convert the outstanding balance of the loan, including all accrued but unpaid interest, into equity of the borrower. In the event that no agreement for acquisition is reached, the Company, in its sole and subjective discretion, may elect to proceed under the existing repayment schedule or convert the loan to equity. Given this conversion feature, the amount receivable from the borrower is thus classified as an “Other Investment” as of June 30, 2022

Note 12. Subsequent Events

As previously disclosed, on February 11, 2022, SHF Holdings, Inc. (f/k/a Northern Lights Acquisition Corp.), and 5AK, LLC, the SHF Holdings, Inc.’s sponsor, entered into a definitive unit purchase agreement SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company, SHF Holding Co., LLC, the sole member of SHF, LLC, and Partner Colorado Credit Union, the sole member of the SHF Holding, LLC, whereby SHF Holdings, Inc. will purchase all of the issued and outstanding membership interests of the SHF, LLC.

On September 28, 2022, the parties consummated the Business Combination, resulting in SHF Holdings, Inc. purchasing all of the issued and outstanding membership interests of the SHF, LLC in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash, $56,949,800.66 of which will be paid on a deferred basis.

The purpose of deferral is to provide SHF Holdings, Inc. with additional cash to support its post-closing activities. Pursuant to the third amendment to the unit purchase agreement, they will pay the deferred consideration in one payment of $21,949,800.66 on or before December 15, 2022, and the $35,000,000 balance in six equal installments of $6,416,667, payable beginning on the first business day following April 1, 2023 and on the first business day of each of the following five fiscal quarters, for a total of $38,500,002. Further, Partner Colorado Credit Union agreed to defer $3,143,388, representing certain excess cash of SHF, LLC due to the Seller under the definitive unit purchase agreement, and the reimbursement of certain reimbursable expenses under the definitive unit purchase agreement.

Based upon our review, other than the events included in the above notes, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

Note 13. Proforma Basis of Presentation

Effective July 1, 2021, and subsequent to the reorganization, SHF entered into an Account Servicing Agreement with PCCU. SHF shall provide services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, PCCU agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or PCCU provide sixty days prior written notice.

Effective July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or PCCU upon giving sixty days prior written notice.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and PCCU, the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC. Refer to Note 6 for additional information. Pursuant to the purchase agreement the Company entered into amended services agreements under similar terms as the July 2021 agreements.

The below schedule demonstrates the estimated impact these agreements would have on the income statement for the three months and six months ended June 30, 2021.

Three Months Ended		2021 (Unaudited)
June 30,		Reported	Adj	Adjusted
Revenue	(1)	$1,830,314	$—	$1,830,314
Operating expense	(2)	1,113,143	(48,986)	1,064,157
Net income and comprehensive income		$717,171	$48,986	$766,157

Six Months Ended		2021 (Unaudited)
June 30,		Reported	Adj	Adjusted
Revenue	(1)	$3,580,595	$—	$3,580,595
Operating expense	(2)	1,975,021	(13,592)	1,961,429
Net income and comprehensive income		$1,605,574	$13,592	$1,619,166

(1)	The reported financial statements include all CRB account related revenue. As a result, no adjustment is necessary for revenue.
(2)	Adjustments to operating expense include the removal of corporate allocations and the inclusion of fees under the new services agreements including i) the per account hosting fee, (ii) 25% shared investment income fee and (iii) loan servicing fee equal to 25 basis points of the average outstanding loan principal balance for loans funded by PCCU. During the three-months and six-months ended June 30, 2021, no loans were held at PCCU subject to the loan servicing fee. In addition, as corporate allocations were removed, we included an adjustment for PCCU CEO base salary prior to July 1, 2021 plus a 30% benefit charge as this individual became the Safe Harbor CEO effective July 1, 2021. The 30% benefit charge is consistent with the historical experience of the Company.

F-20

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Eagle Legacy Services, PLLC D/B/A Safeharbor Services and Branches 52 and 53 Carved Out of Partner Colorado Credit Union

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Eagle Legacy Services, PLLC D/B/A Safeharbor Services and Branches 52 and 53 Carved Out of Partner Colorado Credit Union (the “Company”) as of December 31, 2021 and 2020, the related combined statements of income and comprehensive income, parent-entity net investment, and cash flows for the years then ended, and the related notes to the combined financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Elliott Davis, PLLC

We have served as the Company’s auditor since 2020.

Franklin, Tennessee

April 15, 2022

elliottdavis.com

F-21

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND
BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$5,495,905	$3,001,363
Accounts receivable – parent	522,896	247,858
Contract assets	18,317	—
Prepaid expenses	6,021	2,553
Accrued interest receivable	7,556	—
Short-term loans receivable	52,833	35,081
Total Current Assets	6,103,528	3,286,855

Long-term loans receivable, net	1,410,727	1,285,764
Property and equipment, net	6,351	2,352
Total Assets	$7,520,606	$4,574,971

LIABILITIES AND PARENT-ENTITY NET INVESTMENT
Current Liabilities:
Accounts payable	$43,626	$108,526
Accrued expenses	129,546	91,804
Contract liabilities	8,333	20,620
Total Current Liabilities	181,505	220,950

COMMITMENTS AND CONTINGENCIES

Parent-Entity Net Investment	7,339,101	4,354,021
Total Liabilities and Parent-Entity Net Investment	$7,520,606	$4,574,971

The accompanying notes are an integral part of the combined financial statements

F-22

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

	For the year ended December 31
	2021	2020

Revenue	$7,005,579	$8,038,138

Operating Expenses
Compensation and employee benefits	2,135,243	1,729,190
Professional services	292,143	124,071
Rent expense	73,482	71,382
Corporate allocations	648,533	840,142
Provision for loan losses	1,399	13,342
General and administrative expenses	567,892	142,194
Total operating expenses	3,718,692	2,920,321

Other expenses
Interest expense	—	2,511

Net income and comprehensive income	$3,286,887	$5,115,306

The accompanying notes are an integral part of the combined financial statements

F-23

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF PARENT-ENTITY NET INVESTMENT

Balance at January 1, 2020	$1,278,981
Net income	5,115,306
Contribution of loans receivable from Parent	1,341,000
Net change due to allocations and distributions to Parent	(3,381,266)
Balance at December 31, 2020	4,354,021
Net income	3,286,887
Contribution of loans receivable from Parent	1,185,691
Net change due to allocations and distributions to Parent	(1,487,498)
Balance at December 31, 2021	$7,339,101

The accompanying notes are an integral part of the combined financial statements

F-24

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53
CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,286,887	$5,115,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,921	5,859
Provision for loan losses	1,399	13,342
Changes in operating assets and liabilities:
Accounts receivable	(293,355)	24,544
Prepaid expenses	(3,468)	26,889
Accrued interest receivable	(7,556)	—
Accounts payable	(64,900)	(8,058)
Accrued expenses	37,742	(180,938)
Deferred revenue	(12,287)	(46,741)
Net cash provided by operating activities	2,946,383	4,950,203

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(5,920)	(981)
Change in loans receivable, net	1,041,577	6,813
Cash provided by investing activities	1,035,657	5,832

CASH FLOWS USED IN FINANCING ACTIVITIES:
Repayments bridge loan-related party	—	(192,832)
Net change in parent funding, allocations, and distributions to parent	(1,487,498)	(3,381,266)
Net cash used in financing activities	(1,487,498)	(3,574,098)

Net increase in cash and cash equivalents	2,494,542	1,381,937
Cash and cash equivalents - beginning of year	3,001,363	1,619,426
Cash and cash equivalents - end of year	$5,495,905	$3,001,363

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$2,511

Non-Cash transactions:
Contribution of loan receivable from Parent	$1,185,691	$1,341,000

The accompanying notes are an integral part of the combined financial statements

F-25

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 1. Business Description and Basis of Presentation

Business Description

Eagle Legacy Services, PLLC d/b/a Safe Harbor Services (“SHS” or “OldCo”) was established as a limited liability company, acting as a credit union service organization in accordance with applicable laws, in order to perform a financial, lending and operational services primarily to the cannabis industry and cannabis related businesses (“CRBs”). SHS is a wholly owned subsidiary of Partner Colorado Credit Union (the “Credit Union” or “Parent”).

In addition to SHS, the combined financial statements consist of the financial position, results of operations and cash flows of certain branches (the “Branches”) of the Parent and SHF, LLC.

During the fourth quarter of 2020, the Parent created two new entities: Safe Harbor Financial Holding, LLC (“Holdco”), an interim holding company that is directly wholly owned by the Parent and SHF, LLC (“NewCo” or “SHF”), an operating entity wholly owned by Holdco. As a result, SHF is a single member limited liability company with no shareholders.

The Parent’s Board of Directors approved the contribution of certain assets and operating activities associated with operations from both the Branches and Oldco to Holdco. Holdco then contributed the same assets and related operations to SHF with the Parent’s investment in SHF maintained at the Holdco level (the “reorganization”). The reorganization effectively occurred July 1, 2021. In conjunction with the reorganization, all of Branches’ employees and certain Parent employees were terminated from the Credit Union and hired as SHF employees. Collectively, SHS, the Branches and SHF represent the “Carved-Out Operations” or the “Company”. After the reorganization, SHF contains the entirety of the Carved-Out Operations and OldCo was dissolved.

The Carved-Out Operations generate both interest income and fee income through providing a variety of financial services to cannabis related businesses including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB depository accounts held at the Parent, and sourcing and managing loans. In addition, the Carved-Out Operations provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement.

Basis of Presentation

Financial statements have not historically been prepared for the Carved-Out Operations. The accompanying combined financial statements, consist of the balances of SHS and SHF as prepared on a stand-alone basis and the balances of the Branches on a “carve-out” basis. The financial statements of the Branches were derived from the consolidated financial statements and accounting records of the Credit Union using branch specific information, where available, and corporate allocations from the Parent. All intracompany transactions have been eliminated for all periods presented. These combined financial statements reflect the Company’s historical financial position, results of operations and cash flows as they have been historically managed in conformity with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

All depository asset accounts and liabilities are retained by the Parent as the Carved-Out Operations is not organized as a chartered financial institution. Accordingly, none of the cash of the Credit Union has been attributed to these combined financial statements. Asset and liabilities maintained by SHS and SHF have been included in these financial statements along with any specific assets and liabilities associated with the Branches.

F-26

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Revenue and expenses for the Branches were included based on specific identification as they relate to customer deposits, professional services, compensation and employee benefits, rent expense, provision for loan losses and other general and administrative expenses. Corporate allocations such as information technology, customer support, marketing, executive compensation and other general and administrative expenses are attributed to the Branches proportionately based on the size of the specifically identifiable CRB’s deposit balances, deposit activity and accounts relative to the totals of the consolidated Parent. This allocation method was consistent for all periods prior to July 2021. Allocated amounts are categorized as Corporate allocations on the Combined Statements of Net Income and Comprehensive Income. Beginning in July 2021, a services agreement was entered into between Newco and the Parent (see Note 6). In exchange for managing the Carved-Out Operations, Newco receives 100% of related revenue. The Parent receives (and Newco pays) a monthly per account fee, split loan servicing fees and split investment income associated with Carved-Out Operations depository accounts. The fees are meant to represent the Parent’s cost for hosting depository accounts and related loans and providing certain limited infrastructure support.

Management has considered the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Branches during the periods presented.

All revenue and expenses of SHS and SHF are specific to the entity. Corporate allocations were not attributed for any of the periods presented.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and the Parent, the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC. Refer to Note 11 for additional information. Pursuant to the purchase agreement the Company entered into an amended services agreements under similar terms as the July 2021 agreements. Refer to Note 12 for a schedule demonstrating the estimated impact these agreements would have on the combined statements of net income and comprehensive income for the periods ending December 31, 2021 and December 31, 2020.

F-27

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies

Parent-Entity Net Investment

The Parent-Entity Net Investment balance in the combined balance sheets represents the Parent’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with the Parent is required. No separate equity accounts are maintained for SHS, SHF or the Branches.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Material estimates that are particularly subject to change in the near term include the determination of the allowance for loan losses, and the fair value of financial instruments. Actual results could differ from the estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, amounts due from financial institutions, and investments with maturities of three months or less.

Concentrations of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally in accounts at the Parent which is insured by the National Credit Union Share Insurance Fund (“NCUSIF”) up to regulatory limits. From time to time, cash balances may exceed the NCUSIF insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

Currently the Company only services the cannabis industry. Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Currently the Company substantially relies on its Parent to hold customer deposits and fund its originated loans. As of this time, substantially all of the Company’s revenue is generated by deposits and loans hosted by its Parent pursuant to various services agreements.

Accounts receivable-Parent and allowance for doubtful accounts

Accounts receivable are recorded based on the customer fee schedules. Amounts are initially collected by the financial institutional partners and remitted in the subsequent month. As of December 31, 2021 and 2020, 100% of the Accounts Receivable is due from Parent. The Company maintains allowances for doubtful accounts for estimated losses as a result of customers’ inability to make required payments. The Company estimates anticipated losses from doubtful accounts based on days past due as measured from the contractual due date and historical collection history. The Company also takes into consideration changes in economic conditions that may not be reflected in historical trends, for example customers in bankruptcy, liquidation or reorganization. Receivables are written-off against the allowance for doubtful accounts when they are determined uncollectible. Such determination includes analysis and consideration of the particular conditions of the account, including time intervals since last collection, customer performance against agreed upon payment plans, solvency of customer and any bankruptcy proceedings.

F-28

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

At December 31, 2021 and 2020, there were no recorded allowance for doubtful accounts.

Loans receivable

The Parent originates mortgage, commercial and consumer loans to members and other businesses. Commercial CRB loans originated by the Parent are managed by the Company. Certain CRB Loans to the Company’s customers were contributed to the Carved-out Operations. Such loans where the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at principal balance outstanding, net of an allowance for loan losses and net deferred loan origination costs when applicable. Interest income on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding.

Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired, or payments are past due ninety days or more. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts are satisfied to where the loan is less than ninety days past due and future payments are reasonably assured.

Loans are evaluated for charge-off on a case by case basis and are typically charged off at the time of foreclosure.

Past-due status is based on the contractual terms of the loans. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if the collection of principal and interest is considered doubtful.

Allowance for loan losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the required allowance for loan losses balance using past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

Due to the nature of uncertainties related to any estimation process, Management’s estimate of loan losses inherent in the loan portfolio may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Impairment is generally evaluated in total for smaller-balance loans of similar nature such as commercial lines of credit, but may be evaluated on an individual loan basis if deemed necessary. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. The Company’s policy for foreclosure is that when all other collection efforts have been exhausted, the Company enforces its first lien holder status and initiates foreclosure. Collateral normally consists of commercial real estate and other borrower operating assets.

F-29

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Property and equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation. Depreciation is provided over the assets’ useful lives on a straight-line basis - 4-5 years for equipment and furniture and fixtures. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

Impairment of long-lived assets

The Company evaluates the recoverability of tangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. There were no impairments for the years ended December 31, 2021 and 2020.

Federal and State Tax Exemption

The Credit Union is exempt from most federal, state, and local taxes under the provisions of the Internal Revenue Code and state tax laws. However, the Credit Union is subject to unrelated business income tax. The Carved-Out Operations are wholly owned by the Credit Union and therefore, are exempt from most federal and state income taxes. The Income Taxes Topic of the FASB ASC clarifies accounting for uncertainty in income taxes reported in the financial statements. The interpretation provides criteria for assessment of individual tax positions and a process for recognition and measurement of uncertain tax positions. Tax positions are evaluated on whether they meet the “more likely than not” standard for sustainability on examination by tax authorities. Management has determined there are no material uncertain tax positions.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 —Quoted prices for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments. The fair values of loans receivables, for disclosure purposes only, are estimated using unobservable inputs, as more fully disclosed in Note 10.

F-30

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative- effect adjustment was not required.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts held at the Parent but serviced by the Company such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

In addition, the Company recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective and a service fee recognized ratable over the contract term as the compliance program is executed.

Lastly, the Company also records revenue for interest on loans and investment income allocated by the Parent based on specific customer balances.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the combined balance sheets. Typical Safe Harbor Program contracts are three-year contracts with amounts due monthly, quarterly or annually based on contract terms.

Customers consist of CRBs and financial institutions providing services to CRBs. Revenues are concentrated in the United States.

As of December 31, 2020, the Company did not have any contract assets or contract liabilities from contracts with customers. As of December 31, 2021, the Company reported a contract asset and liability of $18,317 and $8,333, respectively.

Advertising/Marketing costs

Advertising/Marketing costs are expensed as incurred. For the years ended December 31, 2021 and 2020, advertising/marketing costs were $74,282 and $9,120, respectively.

Software development costs

The Company applied agile development methodologies to their software development projects, which are characterized by a more dynamic development process with more frequent and iterative revisions to the product features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, the costs incurred to get to, and have incurred subsequent to the achievement of technological feasibility have been expensed as incurred.

F-31

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Software development costs amounted to $137,136 and $127,311 for the years ending December 31, 2021 and 2020, respectively.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective and are not expected to have a material impact on the Company’s financial position or results of operations upon adoption.

Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduces a model based on expected losses to estimate credit losses for most financial assets and certain other instruments. In November 2019, the FASB issued ASU No. 2019-10 Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The update allows the extension of the initial effective date for entities which have not yet adopted ASU No. 2016-02. The standard is effective for annual reporting periods beginning after December 15, 2022 for private companies and SEC filers classified as smaller reporting entities, with early adoption permitted. Entities apply the standard’s provisions by recording a cumulative effect adjustment to retained earnings. The Company has not yet adopted ASU 2016-13 and is currently assessing the impact of this new standard on its financial statements.

Collaborative Arrangements

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This update clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers (“ASU 2018-18”). The update clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, the update precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606 and early adoption is permitted. The adoption of this standard will not have a material impact on the Company’s financial statements as the Company does not have any collaborative agreements. However, there is a potential for the Company to enter into collaborative agreements in the future, as it expands into consumer markets.

Note 3. Loans Receivable

Loans receivable consist of the following:

	December 31, 2021	December 31, 2020
Short-term loans receivable	$52,833	$35,081
Total short-term loans receivable	52,833	35,081

Long-term loans receivable	1,425,468	1,299,106
Less: Allowance for loan losses	(14,741)	(13,342)
Total long-term loans receivable, net	$1,410,727	$1,285,764

At December 31, 2020 and 2021, loans receivable represented commercial loans collateralized with real estate, bearing interest rates from 6.54% to 7.50% All loans were current and considered performing at both December 31, 2020 and 2021.

F-32

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 4. Allowance for loan losses

The allowance for loan losses is maintained at a level believed to be sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management’s analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the amount and composition of the loan portfolio, delinquency levels, actual loss experience, current economic conditions, and detailed analysis of individual loans for which the full collectability may not be assured. The detailed analysis includes methods to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment.

The allowance may consist of specific and general components. While the allowance may consist of general and specific components, the allowance is general in nature and is available for the loan portfolio in its entirety.

The allowance for loan losses consists of the following activity:

	December 31, 2021	December 31, 2020
Allowance for loan losses
Beginning balance	$13,342	$—
Charge-offs	—	—
Recoveries	—	—
Provision	1,399	13,342
Ending balance	$14,741	$13,342

Loans receivable:
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	1,463,560	1,320,845
	$1,463,560	$1,320,845
Allowance for loan losses:
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	14,741	13,342
	$14,741	$13,342

At December 31, 2021 and December 31, 2020 no loans were past due, classified as non-accrual or considered impaired.

Note 5. Property and equipment, net

Property and equipment consist of the following:

	December 31, 2021	December 31, 2020
Equipment	$28,080	$22,160
Office furniture	7,070	7,070
	35,150	29,230
Less: accumulated depreciation	(28,799)	(26,878)
Property and equipment, net	$6,351	$2,352

Depreciation expense was $1,921 and $5,859 for the years ended December 31, 2021 and 2020, respectively.

F-33

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 6. Related party transactions

Bridge loan

The Credit Union provided a 24-month bridge loan of $350,000 to the Company on January 1, 2019, at an interest rate of 3.75%. Principal and interest payments of $15,160 were due monthly in-arrears. The bridge loan was settled before its maturity date and had no outstanding balance on December 31, 2021 and 2020.

Corporate allocations

Corporate allocations include overhead expenses such as information technology, customer support, marketing, executive compensation and other general and administrative expenses that are attributed to the Branches proportionately based on the relative size of the specific identifiable customer deposits to the consolidated Parent.

Account Servicing Agreement

Effective July 1, 2021, SHF, LLC (“SHF”) entered into an Account Servicing Agreement with the Credit Union. SHF shall provide services as per the agreement to CRB accounts at the Credit Union. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, the Credit Union agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or the Credit Union provide sixty days prior written notice. Pursuant to this agreement, the Company reported revenue of $3,168,243 for the period July 1, 2021 to December 31, 2021.

Support Services Agreement

Effective July 1, 2021, SHF entered into a Support Services Agreement with the Credit Union. In exchange for hosting the depository accounts and the related loans and providing certain infrastructure support, the Credit Union receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or the Credit Union upon giving sixty days prior written notice. Pursuant to this agreement, the Company reported expense of $190,908 for the period July 1, 2021 to December 31, 2021.

Operating leases

Effective July 1, 2021, SHF entered into a gross lease with the Parent to lease space in its existing office at a monthly rent of $5,400. The term of this lease is for one year with the option to renew for one-year terms. The Company currently anticipates terminating the lease.

F-34

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 7. Revenue

Disaggregated revenue

Revenue by type are as follows:

Year Ended December 31,	2021	2020
Deposit, activity, onboarding income	$6,039,358	$6,868,275
Safe Harbor Program income	478,041	573,309
Investment income	376,918	559,415
Loan interest income	102,961	25,280
Miscellaneous fee income	8,301	11,859
Total Revenue	$7,005,579	$8,038,138

Note 8. Employee benefits

The Credit Union has a qualified, contributory 401(k) plan (“Plan”) covering substantially all full-time employees. The Plan allows employees to defer a portion of their salary into the Plan. The Credit Union matches a portion of employees’ wage reductions. Plan costs are accrued and funded on a current basis. The Carved-Out Operations incurred plan costs of $44,158 and $27,841 for the years ended December 31, 2021 and 2020, respectively.

Note 9. Commitments and contingencies

From time to time, the Company is subject to claims in legal proceedings arising in the normal course of business. The Company does not believe that it is currently party to any pending legal action that could reasonably be expected to have a material adverse effect on our business or operating results.

On June 3, 2021, the Credit Union entered into a settlement agreement associated with a CRB customer resulting in a $150,000 payment from the Branches which resolved certain legal matters.

Note 10. Financial Instruments

FASB ASC 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value of future cash flows or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

The Company does not record loans at fair value on a recurring basis. Currently all loans are performing with no impairment. Utilizing rates between 0% and 10%, which are considered Level 3 unobservable inputs, and a discounted cash flow model, we have estimated the fair value of our loan portfolio as of December 31, 2021 to approximate $1,417,637 as compared to their carrying value, excluding allowances for loan losses, of $1,478,343. The estimated fair value at December 31, 2020 was $1,263,029 as compared to a carrying value, excluding allowances for loan losses, of $1,334,187.

F-35

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 11. Subsequent Events

Management has reviewed the events occurring through the date the combined financial statements were issued.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and Partner Colorado Credit Union (“Parent”), the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC.

Pursuant to the purchase agreement, upon the closing of the contemplated transaction, Northern Lights Acquisition Corp. will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash. At transaction close, 1,831,683 shares of the Class A Common Stock will be deposited with an escrow agent to be held in escrow for a period of 12 months following the closing date to satisfy potential indemnification claims of the parties.

Also, concurrently with entering into the purchase agreement, SHF and the Parent entered into three agreements relating to their respective services for each other that are effective as of the signing date, as follows:

●	SHF and the Parent entered into an Amended and Restated Account Servicing Agreement (the “Account Servicing Agreement”) pursuant to which SHF provides services including, among other things, Bank Secrecy Act compliance and reporting, onboarding, responding to account inquiries, and responding to customer service inquiries relating to accounts at the Parent held for cannabis-related businesses. Pursuant to the Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on the Parent’s core system. The Account Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that the Parent may not provide notice of non-renewal until 30 months following the signing date. The Account Servicing Agreement will also terminate within 60 days of SHF no longer qualifying as a “credit union service organization” (a “CUSO”) or within 60 days of the assumption by a third party of all CRB-related accounts.

●	In addition, SHF and the Parent entered into an Amended and Restated Support Services Agreement (the “Support Services Agreement”) pursuant to which the Parent will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to the Parent and 75% to SHF and SHF will reimburse the Parent for any of its out-of-pocket expenses relating to the services provided to SHF.

●	SHF and the Parent also entered into a Loan Servicing Agreement (the “Loan Servicing Agreement”) that sets forth the application, underwriting and approval process for loans from the Parent to CRB customers and the loan servicing and monitoring responsibilities provided by the Parent. The Loan Servicing Agreement provides that the Parent will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by the Parent. Under the Loan Servicing Agreement, SHF has agreed to indemnify the Parent from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The Loan Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that the Parent may not provide notice of non-renewal until 30 months following the signing date.

●	Pursuant to the purchase agreement, $3,143,388 in cash and cash equivalents representing the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities, will be paid to the Parent at the final transaction close.

F-36

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 12. Proforma Basis of Presentation

As previously discussed, the Company’s financial statements include combined financial statements of the Carved-Out Operations as of December 31, 2020 and for the period January 1, 2020 to June 1, 2021 and stand-alone financial statements as of December 31, 2021 and for the period July 1, 2021 to December 31, 2021.

Effective July 1, 2021, and subsequent to the reorganization, SHF entered into an Account Servicing Agreement with the Credit Union. SHF shall provide services as per the agreement to CRB accounts at the Credit Union. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, the Credit Union agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or the Credit Union provide sixty days prior written notice.

Effective July 1, 2021, SHF entered into a Support Services Agreement with the Credit Union. In exchange for hosting the depository accounts and the related loans and providing certain infrastructure support, the Credit Union receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or the Credit Union upon giving sixty days prior written notice.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and the Parent, the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC. Refer to Note 11 for additional information. Pursuant to the purchase agreement the Company entered into an amended services agreements under similar terms as the July 2021 agreements.

The agreements would result in the same adjustments to the reported financial statements. The below schedule demonstrates the estimated impact these agreements would have on the income statement for the periods ending December 31, 2021 and December 31, 2020.

Year Ended		2021			2020
December 31,		Reported	Adj	Adjusted	Reported	Adj	Adjusted
Revenue	(1)	$7,005,579	$—	$7,005,579	$8,038,138	$—	$8,038,138
Operating expense	(2)	3,718,692	(13,592)	3,705,100	2,920,321	41,240	2,961,561
Other expense		—	—	—	2,511	—	2,511
Net income and comprehensive income		$3,286,887	$13,592	$3,300,479	$5,115,306	$(41,240)	$5,074,066

(1)	The reported financial statements include all CRB account related revenue. As a result, no adjustment is necessary for revenue.
(2)	Adjustments to operating expense include the removal of corporate allocations and the inclusion of fees under the new services agreements including i) the per account hosting fee, (ii) 25% shared investment income fee and (iii) loan servicing fee equal to 25 basis points of the average outstanding loan principal balance. In the audited financial statements, no loans were held at the Parent subject to the loan servicing fee. In addition, as corporate allocations were removed we included an adjustment for the Credit Union CEO base salary prior to July 1, 2021 plus a 30% benefit charge as this individual became the Safe Harbor CEO effective July 1, 2021. The 30% benefit charge is consistent with the historical experience of the Company.

F-37

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

The below schedule demonstrates the income statement for the year ending December 31, 2021 for the period prior to and subsequent to reorganization with the period July 1, 2021 to December 31, 2021 representing the financials post reorganization.

	For the Year Ended December 31, 2021
	Jan21 to Jun21(1)	Jul21 to Dec21(2)	Total
Revenue	$3,580,595	$3,424,984	$7,005,579

Operating Expenses
Compensation and employee benefits	991,328	1,143,915	2,135,243
Professional services	62,269	229,874	292,143
Rent expense	23,866	49,617	73,482
Corporate allocations	648,533	—	648,533
Provision for loan losses	(4,974)	6,373	1,399
General and administrative expenses	237,098	330,794	567,892
Total operating expenses	1,958,120	1,760,572	3,718,692
Net income and comprehensive income	$1,622,475	$1,664,412	$3,286,887

(1)	Represents Carved-Out financial statements prior to reorganization
(2)	Represents stand-alone financial statements post reorganization and under the July 1, 2021 services agreements.

Management has concluded there is no substantial impact to the balance sheet or other financial statements as a result of the reorganization.

F-38

SHF Holdings, Inc.

COMBINED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,273,012	$5,495,905
Accounts receivable – trade	813,257	522,896
Contract assets	7,676	18,317
Prepaid expenses	941,478	6,021
Accrued interest receivable	25,422	7,556
Due from PIPE investors	4,090,000	-
Short-term loans receivable	71,168	52,833
Total Current Assets	13,222,013	6,103,528
Long-term loans receivable, net	1,350,246	1,410,727
Property and equipment, net	16,510	6,351
Other investment	500,000
Deferred tax asset	43,411,985	-
Forward purchase derivative assets	1,085,839	-
Forward purchase receivable	39,285,754	-
Security deposit	5,036	-
Total Assets	$98,877,383	$7,520,606

LIABILITIES AND PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,263,746	$43,626
Accrued expenses	5,569,026	129,546
Contract liabilities	14,583	8,333
Due to seller - current portion	33,616,468	-
Total Current Liabilities	41,463,823	181,505
Warrant liability	737,057	-
Due to seller – long-term portion	23,333,333	-
Deferred loan origination fees	102,364	-
Deferred offering costs	2,166,250
Indemnity liability	377,005	-
Total Liabilities	68,179,832	181,505

Parent-Entity Net Investment and Stockholders’ Equity
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 20,450 shares issued and outstanding on September 30, 2022, and no shares issued and outstanding on December 31, 2021, respectively	2	-
Class A common stock, $.0001 par value, 125,000,000 shares authorized, 18,715,912 issued and outstanding on September 30, 2022, and no shares issued and outstanding on December 31, 2021, respectively	1,872	-
Additional paid in capital	30,451,696	-
Retained earnings	243,981	-
Parent-Entity Net Investment	-	7,339,101
Total Parent-Entity Net Investment and Stockholders’ Equity	30,697,551	7,339,101
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$98,877,383	$7,520,606

The accompanying notes are an integral part of the combined financial statements

F-39

SHF Holdings, Inc.

COMBINED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021

Revenue	$2,379,314	$1,716,861	$5,903,213	$5,297,457

Operating Expenses
Compensation and employee benefits	$865,595	$539,611	$2,383,117	$1,997,669
Professional services	195,464	29,288	534,494	91,558
Rent expense	30,759	24,710	82,087	48,576
Provision for loan losses	88,345	514	383,910	12,441
General and administrative expenses	373,695	176,675	856,205	578,676
Total operating expenses	$1,553,858	$770,798	$4,239,813	$2,728,920
Operating income	$825,456	$946,063	$1,663,400	$2,568,537
Other (income) expenses
Interest expense	36,002	-	36,002	-
Change in fair value of warrant liability	(868,472)	-	(868,472)	-
Change in fair value of forward purchase option derivative liability	601,691	-	601,691	-
Total other (income)/expenses	$(230,779)	-	$(230,779)	-
Net income	$1,056,235	$946,063	$1,894,179	$2,568,537
Weighted average shares outstanding, basic	18,715,912	18,715,912	18,715,912	18,715,912
Basic net income per share	$0.06	$0.05	$0.10	$0.14
Weighted average shares outstanding, diluted	20,760,912	18,715,912	20,760,912	18,715,912
Diluted net income per share	$0.06	$0.05	$0.09	$0.14

The accompanying notes are an integral part of the combined financial statements

F-40

SHF Holdings, Inc.

Combined Statements of Parent-Entity Net Investment and Stockholders’ Equity

(Unaudited)

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2022

			Class A Common		Additional	Parent-		Total
	Preferred Stock		Stock		Paid-in	Entity Net	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Investment	Earnings	Equity
Balance, December 31, 2021	-	-	-	-	-	$7,339,101	-	$7,339,101
Net income	-	-	-	-	-	$501,600	-	$501,600
Contribution of loan receivable from Parent	-	-	-	-	-	$59,999	-	$59,999
Balance, March 31, 2022	-	-	-	-	-	$7,900,700	-	$7,900,700
Net income	-	-	-	-	-	$336,344	-	$336,344
Contribution of loan receivable from Parent	-	-	-	-	-	$74,999	-	$74,999
Balance, June 30, 2022	-	-	-	-	-	$8,312,043	-	$8,312,043
Issuance of shares in connection with Business Combination and PIPE offering, net of issuance costs	20,450	$2	18,715,912	$1,872	$30,451,696	$(9,124,297)	-	$21,329,273
Net income	-	-	-	-	-	$812,254	$243,981	$1,056,235
Balance, September 30, 2022	20,450	$2	18,715,912	$1,872	$30,451,696	-	$243,981	$30,697,551

F-41

SHF Holdings, Inc.

Combined Statements of Parent-Entity Net Investment and Stockholders’ Equity

(Unaudited)

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2021

			Class A Common		Additional	Parent-	Total
	Preferred Stock		Stock		Paid-in	Entity Net	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	Equity
Balance, December 31, 2020	-	-	-	-	-	$4,354,021	$4,354,021
Net income	-	-	-	-	-	$905,303	$905,303
Contribution of loan receivable from Parent	-	-	-	-	-	$510,250	$510,250
Net change due to allocations and distributions to Parent	-	-	-	-	-	$(938,210)	$(938,210)
Balance, March 31, 2021	-	-	-	-	-	$4,831,364	$4,831,364
Net income	-	-	-	-	-	$717,171	$717,171
Contribution of loan receivable from Parent	-	-	-	-	-	$682,500	$682,500
Net change due to allocations and distributions to Parent	-	-	-	-	-	$(699,787)	$(699,787)
Balance, June 30, 2021	-	-	-	-	-	$5,531,248	$5,531,248
Net income	-	-	-	-	-	$946,063	$946,063
Contribution from Parent	-	-	-	-	-	$31,822	$31,822
Balance, September 30, 2021	-	-	-	-	-	$6,509,133	$6,509,133

F-42

SHF Holdings, Inc.

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,894,179	$2,568,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,576	1,264
Provision for loan loss	383,910	12,441
Change in fair value of warrant and forward purchase option derivative liabilities	(266,781)
Changes in operating assets and liabilities:
Accounts receivable	(290,361)	(415,425)
Contract assets	10,641	-
Prepaid expenses	(20,457)	(19,646)
Accrued interest receivable	(17,866)	(8,989)
Accounts payable	116,050	(70,770)
Accrued expenses	153,662	98,535
Contract liabilities	6,250	16,943
Net cash provided by operating activities	1,972,803	2,182,890

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(13,735)	(344)
Issuance of new loans (net of payment received)	35,241	(415,657)
Funding of other investment	(500,000)	-
Security deposit	(5,036)	-
Net cash used in investing activities	(483,530)	(416,001)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from reverse capitalization, net of transaction costs	287,834	-
Net change in parent funding, allocations, and distributions to parent	-	(413,425)
Net cash provided by (used in) financing activities	287,834	(413,425)

Net increase in cash and cash equivalents	1,777,107	1,353,464
Cash and cash equivalents - beginning of period	5,495,905	3,001,363
Cash and cash equivalents - end of period	$7,273,012	$4,354,827

The accompanying notes are an integral part of the combined financial statements

F-43

SHF Holdings, Inc.

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Business Operations

Business Description

On February 11, 2022, SHF, LLC and SHF Holding Co., LLC, the sole member of SHF, LLC, and Partner Colorado Credit Union (“PCCU”), the sole member of SHF Holding Co., LLC, entered into a definitive purchase agreement (herein referred to as the “Business Combination”) with Northern Lights Acquisition Corp. (“NLIT”), a special purpose acquisition company, and its sponsor, 5AK, LLC. In connection with the closing of the Business Combination, NLIT changed its name to “SHF Holdings, Inc.” (herein referred to as the “Company”).

PCCU’s Board of Directors approved the contribution of certain assets and operating activities associated with operations from both the Branches and Safe Harbor Services (“SHS” or “Oldco”), a wholly-owned subsidiary of PCCU, to SHF Holding, Co., LLC. SHF Holding, Co., LLC then contributed the same assets and related operations to SHF, LLC with PCCU’s investment in SHF, LLC maintained at the SHF Holding Co., LLC level (the “reorganization”). The reorganization effectively occurred July 1, 2021. In conjunction with the reorganization, all of Branches’ employees and certain PCCU employees were terminated from PCCU and hired as SHF, LLC employees. Collectively, Oldco, the Branches and SHF, LLC represent the “Carved-Out Operations.”= After the reorganization, SHF, LLC contains the entirety of the Carved-Out Operations and Oldco was dissolved. In addition, effective July 1, 2021, the entity entered into an Account Servicing Agreement and Support Servicing Agreement which were subsequently amended and restated and are discussed in Note 7.

Pursuant to the purchase agreement, upon the closing of the transaction, NLIT purchased all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the entity’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash. At transaction close, 1,831,683 shares of the Class A Common Stock were deposited with an escrow agent to be held in escrow for a period of 12 months following the closing date to satisfy potential indemnification claims of the parties. In addition, $3,143,388 in cash and cash equivalents representing the amount of cash on hand at July 31, 2021, less accrued but unpaid liabilities, were paid to PCCU at the final transaction close. On September 19, 2022, the parties entered into the first amendment to the purchase agreement to extend the date by which the closing had to occur from August 31, 2022 until September 28, 2022 and provide for the deferral of $30 million of the $70 million in cash due at the closing. On September 22, 2022, the parties entered into the second amendment to the purchase agreement to provide for the deferral of a total of $50 million of the $70 million due at the closing. On September 28, 2022, the parties entered into the third amendment to the purchase agreement to provide for the deferral of a total of $56,949,800 of the $70,000,000 due at the closing.

F-44

On September 28, 2022, the parties consummated the Business Combination, resulting in NLIT, consistent with the aforementioned parameters, purchasing all of the issued and outstanding membership interests of the SHF, LLC in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash, $56,949,801 of which will be paid on a deferred basis.

In connection with the closing of the Business Combination, the status of PCCU has changed from Parent to majority shareholder of the Company pursuant to its ownership of 60.8% of the Company.

The Company generates both interest income and fee income through providing a variety of services to financial institutions desiring to service the cannabis industry including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB depository accounts held at PCCU, and sourcing and managing loans. In addition to PCCU, the Company provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided to other financial institutions under the Safe Harbor Master Program Agreement.

Pursuant to the purchase agreement, the Company entered into an amended services agreements under similar terms as the July 2021 agreements. In addition, in conjunction with the purchase agreement, SHF and PCCU entered into an Amended and Restated Loan Servicing Agreement. Refer to Note 7 for additional information.

The purpose of the aforementioned $56,949,800 deferral is to provide SHF Holdings, Inc. with additional cash to support its post-closing activities. Pursuant to the third amendment to the unit purchase agreement, the Company will pay the deferred consideration in one payment of $21,949,801 on or before December 15, 2022, and the $35,000,000 balance in six equal installments of $6,416,667, payable beginning on the first business day following April 1, 2023 and on the first business day of each of the following five fiscal quarters, for a total of $38,500,002, including interest of $3,500,002. Furthermore, PCCU agreed to defer $3,143,388, representing certain excess cash of SHF, LLC due to PCCU under the definitive unit purchase agreement, and the reimbursement of certain reimbursable expenses under the definitive unit purchase agreement.

On October 26, 2022, SHF Holdings, Inc., entered into a Forbearance Agreement (the “Forbearance Agreement”) with PCCU and Luminous Capital USA Inc. (“Luminous”). As per the terms of the agreement, PCCU has agreed to defer all payments owed by the Company pursuant to the Purchase Agreement for a period of six (6) months from the date hereof while the Parties engage in good faith efforts to renegotiate the payment terms applicable to the Deferred Obligation (the “Forbearance Period”).

Basis of Presentation

Financial statements have not historically been prepared for the Carved-Out Operations. For the nine months ended September 30, 2021, the combined financial statements consist of the balances of SHS and SHF as prepared on a stand-alone basis and the balances of the Branches on a “carve-out” basis. For the three and nine months ended September 30, 2022, the financial statements represent SHF on a stand-alone basis as the period is post reorganization. All intercompany transactions have been eliminated for all periods presented. These combined financial statements reflect the Company’s historical financial position, results of operations and cash flows as they have been historically managed in conformity with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

All depository asset accounts and liabilities are retained by PCCU as the Carved-Out Operations are not organized as a chartered financial institution. Accordingly, none of the cash of PCCU has been attributed to these combined financial statements. Asset and liabilities maintained by SHS and SHF have been included in these financial statements along with any specific assets and liabilities associated with the Branches.

F-45

Revenue and expenses for the Branches were included based on specific identification as they relate to customer deposits, professional services, compensation and employee benefits, rent expense, provision for loan losses and other general and administrative expenses. Corporate allocations such as information technology, customer support, marketing, executive compensation and other general and administrative expenses are attributed to the Branches proportionately based on the size of the specifically identifiable CRB’s deposit balances, deposit activity and accounts relative to the totals of the consolidated PCCU entity. This allocation method was consistent for all periods prior to July 2021. Beginning in July 2021, a services agreement was entered into between Newco and PCCU (see Note 7). In exchange for services provided to PCCU via the Carved-Out Operations, Newco receives 100% of CRB related revenue. PCCU receives (and Newco pays) a monthly per account fee, split loan servicing fees and split investment income associated with Carved-Out Operations depository accounts. The fees are meant to represent PCCU’s cost for hosting depository accounts and funding related loans and providing certain limited infrastructure support.

Management has considered the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Branches during the periods presented.

All revenue and expenses of SHS and SHF are specific to the entity. Corporate allocations were attributed for the nine months ended September 30, 2021.

Liquidity and Going Concern

As of September 30, 2022, the Company had $7,273,012 in cash and net working capital of ($28,241,810), as compared to $5,495,905 in cash and net working capital of $5,922,023 at December 31, 2021. The driver of the working capital deficit is the current portion of the long-term payable owed to the Seller, PCCU, from the aforementioned business combination. To permit the business combination transaction to be completed, PCCU agreed to an unsecured future payment obligation of $56,949,800, the current portion of which is $33,616,468. This large payment is offset by $4,090,000 in proceeds the Company expects pursuant to the PIPE offering currently held in escrow to be released when its currently pending registration statement on Form S-1 becomes effective, as well as proceeds from the Forward Purchase Agreement subsequent to the effectiveness of the pending Form S-1. Furthermore, PCCU has agreed to a six-month deferral while the Company and PCCU negotiate a solution regarding the Company’s payment obligation to PCCU.

The Company has not incurred significant cumulative consolidated operating losses and does not have negative cash flows. As of September 30, 2022, the Company has retained earnings of $243,981; furthermore, for the nine months ended September 30, 2022, the Company generated $1,894,179 in net income and $1,972,803 in operating cash flows. The Company also has the potential ability to renegotiate its aforementioned payable with PCCU, thus eliminating any working deficit. These factors, however, do not remove substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is not able to sustain its present level of operations, it may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned expansion programs. Any of these actions could materially harm the Company’s business, results of operations and future prospects. The accompanying unaudited combined financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result should the Company not continue as a going concern. If the current terms of the aforementioned PCCU payable are enforced as contemplated, management does not believe they have sufficient cash for the next twelve months from the date of this report to continue as a going concern without maintaining its present level of business activity. The Company also believes that its pending business combination transaction, which will add additional depository accounts, incremental revenue, and additional deposits, that was agreed to on October 31, 2022 (refer to the “Subsequent Events” section within Note 14 below) will be consistent with allowing the Company to continue as a going concern.

Despite the going concern disclosure, we have determined not to take a valuation allowance on the Deferred Tax Asset (“DTA”). The Company does not have a history of operating loss or tax credit carry forwards expiring unused; no losses expected in early future years given that the Company is presently profitable; no unsettled circumstances that, if unfavorably resolved, would adversely affect future operations and profit levels on a continuing basis in future years; no adverse carry back or carry forward periods; and no business cyclicality concerns. The Company also has enhanced lending capacity pursuant to increased deposits and greater credit pools, additional interest income, and more service fees accentuate the Company’s stance that a DTA valuation allowance is not required.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Material estimates that are particularly subject to change in the near term include the determination of the allowance for loan losses, and the fair value of financial instruments. Actual results could differ from the estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from financial institutions, and investments with maturities of three months or less.

Concentrations of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally in accounts at PCCU which is insured by the National Credit Union Share Insurance Fund (“NCUSIF”) up to regulatory limits. From time to time, cash balances may exceed the NCUSIF insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

Currently the Company only services the cannabis industry. Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Currently the Company substantially relies on PCCU to hold customer deposits and fund its originated loans. As of this time, substantially all of the Company’s revenue is generated by deposits and loans hosted by PCCU pursuant to various services agreements.

F-46

Accounts Receivable-PCCU and Allowance for Doubtful Accounts

Accounts receivable are recorded based on account fee schedules. While fees are generated from individual CRB related accounts, amounts are initially collected by the financial institutional partners and remitted in the subsequent month. As of September 30, 2022, and December 31, 2021, 100% of the Accounts Receivable, respectively is due from PCCU. Effective January 2021 through June 2021, PCCU elected to transfer account servicing from SHS to the Branches. In accordance with this change, a policy was adopted wherein substantially all cash was collected by PCCU and retained by PCCU outside of the Branches and SHS. This policy was eliminated in conjunction with the July 2021 reorganization and execution of the Account Servicing Agreement and Support Servicing Agreement discussed at Note 7. The Company maintains allowances for doubtful accounts for estimated losses as a result of a customers’ inability to make required payments. The Company estimates anticipated losses from doubtful accounts based on days past due as measured from the contractual due date and historical collection history. The Company also takes into consideration changes in economic conditions that may not be reflected in historical trends, for example customers in bankruptcy, liquidation or reorganization. Receivables are written-off against the allowance for doubtful accounts when they are determined uncollectible. Such determination includes analysis and consideration of the particular conditions of the account, including time intervals since last collection, customer performance against agreed upon payment plans, solvency of customer and any bankruptcy proceedings.

At September 30, 2022 and December 31, 2021, there were no recorded allowances for doubtful accounts.

Loans Receivable

PCCU originates mortgage, commercial and consumer loans to members and other businesses. Commercial CRB loans originated by the Company and funded by PCCU are typically managed by the Company, inclusive of originated and funded loans that are on the PCCU balance sheet only. Certain CRB Loans were contributed to the Carved-out Operations. Such loans where the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at principal balance outstanding, net of an allowance for loan losses and net deferred loan origination fees and costs when applicable. Interest income on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding.

Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired, or payments are past due ninety days or more. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts are satisfied to where the loan is less than ninety days past due and future payments are reasonably assured.

Loans are evaluated for charge-off on a case-by-case basis and are typically charged off at the time of foreclosure.

Past-due status is based on the contractual terms of the loans. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if the collection of principal and interest is considered doubtful.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the required allowance for loan losses balance using past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

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Due to the nature of uncertainties related to any estimation process, management’s estimate of loan losses inherent in the loan portfolio may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Impairment is generally evaluated in total for smaller-balance loans of similar nature such as commercial lines of credit, but may be evaluated on an individual loan basis if deemed necessary. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

The loans SHF intends to originate will be secured by various types of assets of the borrowers, including real property and certain personal property, including value associated with other assets to the extent permitted by applicable laws and the regulations governing the borrowers. The documents governing the loans also include a variety of provisions intended to provide remedies against the value associated with licenses. Collection procedures are designed to ensure that neither SHF nor its financial institution clients who provide funding for a loan, nor a third-party agent engaged to assist with the liquidation or foreclosure process, will take possession of cannabis inventory, cannabis paraphernalia, or other cannabis-related assets, nor will they take title to real estate used in cannabis-related businesses. Upon default of a loan, a third-party agent will be engaged to work with the borrower to have the borrower sell collateral securing the loan to a third party or to institute a foreclosure proceeding to have such collateral sold to generate funds towards the payoff of the loan. Applicable regulations under state law that govern CRBs generally do not permit the taking of title to real estate involved in commercial sales of cannabis, whether through foreclosure or otherwise, without prior regulatory approval. The sale of a license or other realization of the value of licenses also requires the approval of state and local regulatory authorities. A defaulted loan may also be sold if such a sale would yield higher proceeds or that a sale could be accomplished more quickly than a foreclosure proceeding while yielding proceeds comparable to what would be expected from a foreclosure sale. Such sale of the loan would be conducted through a third-party administrative agent. However, SHF can provide no assurances that a sale of such loans would be possible or that the sales price of such loans would be sufficient to recover the outstanding principal balance, accrued interest, and fees.

Net Deferred Loan Origination Fees and Cost

When included with a new loan origination, the Company receives loan origination fees in conjunction with new loans funded and any indemnified liabilities which are not recorded on the balance sheet from our financial institution partners. Where applicable, the loan origination fee is netted with loan origination costs associated with originating a specific loan. These loan origination costs are typically incremental direct costs (non-reimbursed) paid to third parties. Net loan origination fees are initially deferred and recognized as interest income utilizing the interest method.

Indemnity Liability

Effective February 11, 2022, SHF entered into an Amended and Restated Loan Servicing Agreement with PCCU. Under the Loan Servicing Agreement, PCCU, in exchange for a fee at an annual rate of 0.25% of the outstanding principal balance, funds certain loans. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The indemnification component of the Loan Servicing Agreement (refer to Note 7) is accounted for in accordance with ASC 450-20 Loss Contingencies. In determining the applicability of ASC 450-20, we considered that the agreement outlines a broad indemnification of all claims related to the cannabis-related business. The most immediate and potentially significant of these are potential default-related loan losses. In the lending industry, it is inherently anticipated future loan losses will result from currently issued debt. SHF’s indemnity obligation is subordinate to PCCU’s and other financial institution clients’ other means of collecting on the loans including foreclosure of the collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not party to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the debtor. Therefore, as defined in ASC 450-20, the indemnification clause represents a general loss contingency in that it is an existing condition, situation or set of circumstances involving uncertainty as to possible loss to the Company that will ultimately be resolved when one or more future events occur or fail to occur. SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated quarterly by SHF management based on each situation.

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In addition to default-related loan losses, SHF continuously monitors all other circumstances pursuant to the agreement and identifies events that may necessitate a loss contingency under the Loan Servicing Agreement. A loss contingency is reported when it is both probable that a future event will confirm that a loss had been incurred on or before the related balance sheet date and the loss is reasonably estimable.

Property and Equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation. Depreciation is provided over the assets’ useful lives on a straight-line basis - 4-5 years for equipment and furniture and fixtures. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of tangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. There were no impairments for the three and nine months ended September 30, 2022 and the year ended December 31, 2021.

Other Investments

These investments are accounted for at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment.

Fair Value Measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

With the exceptions of loans receivable, warrants (public and private), and the derivative liability, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments. The fair values of loans receivables, warrants, and derivative are fully disclosed in Note 10.

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Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative- effect adjustment was not required.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts held at PCCU but serviced by the Company such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

In addition, the Company recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective, and a service fee recognized ratable over the contract term as the compliance program is executed.

Lastly, the Company also records revenue for interest on loans and investment income allocated by PCCU based on specific customer balances.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the combined balance sheets. Typical Safe Harbor Program contracts are three-year contracts with amounts due monthly, quarterly or annually based on contract terms.

Customers consist of financial institutions providing services to CRBs. Revenues are concentrated in the United States.

Contract Assets / Contract Liabilities

A contract asset is the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer. Conversely, the Company recognizes a contract liability if the customer’s payment of consideration precedes the reporting entity’s performance.

As of September 30, 2022, the Company reported contract assets and contract liabilities of $7,676 and $14,583, respectively, from contracts with customers. As of December 31, 2021, the Company reported a contract asset and liability of $18,317 and $8,333, respectively. During the three and nine months ended September 30, 2022, the Company recognized revenue $18,987 and $59,081, respectively related to the contract liability outstanding at December 31, 2021.

Advertising/Marketing Costs

Advertising/marketing costs are expensed as incurred. For the three and nine months ended September 30, 2022, advertising/marketing costs were $81,130 and $231,970, respectively. For the three and nine months ended September 30, 2021, advertising/marketing costs were $21,327 and $48,730, respectively.

Software Development Cost

The Company applied agile development methodologies to their software development projects, which are characterized by a more dynamic development process with more frequent and iterative revisions to the product features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, the costs incurred to get to, and have incurred after the achievement of technological feasibility, have been expensed as incurred.

Software development costs amounted to $35,880 and $88,550 for the three and nine months ended September 30, 2022, respectively. Software development costs amounted to $30,973 and $88,499 for the three and nine months ended September 30, 2021, respectively.

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Warrants Liability

The Company accounts for the warrants assumed in the business combination in accordance with the guidance contained in ASC Topic 815, “Derivatives and Hedging” (“ASC 815”), under which warrants that do not meet the criteria for equity classification and must be recorded as derivative liabilities. Accordingly, the Company classifies the warrants as liabilities carried at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the warrants are exercised or expire, and any change in fair value is recognized in the consolidated statement of operations

Earnings Per Share

Basic and diluted earnings per share are computed and disclosed in accordance with FASB ASC Topic 260, Earnings Per Share. The Company utilizes the two-class method to compute earnings available to common shareholders. Under the two-class method, earnings are adjusted by accretion amounts to redeemable noncontrolling interests recorded at redemption value. The adjustments represent dividend distributions, in substance, to the noncontrolling interest holder as the holders have contractual rights to receive an amount upon redemption other than the fair value of the applicable shares. As a result, earnings are adjusted to reflect this in substance distribution that is different from other common shareholders. In addition, the Company allocates net earnings to each class of common stock and participating security as if all of the net earnings for the period had been distributed. The Company’s participating securities consist of share-based payment awards that contain a non-forfeitable right to receive dividends and therefore are considered to participate in undistributed earnings with common shareholders. Basic earnings per common share excludes dilution and is calculated by dividing net earnings allocated to common shares by the weighted-average number of common shares outstanding for the period. Diluted earnings per common share is calculated by dividing net earnings allocable to common shares by the weighted-average number of common shares outstanding for the period, as adjusted for the potential dilutive effect of non-participating share-based awards.

Income Tax

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets and liabilities are adjusted through the provision for income taxes as changes in tax laws or rates are enacted.

Effective September 28, 2022, the Company complies with the accounting and reporting requirements of ASC Topic 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

PCCU was exempt from most federal, state, and local taxes under the provisions of the Internal Revenue Code and state tax laws. However, PCCU was subject to unrelated business income tax. The Carved-Out Operations were wholly owned by PCCU and therefore, were exempt from most federal and state income taxes. The ASC Topic 740, “Income Taxes,” under US GAAP clarifies accounting for uncertainty in income taxes reported in the financial statements. The interpretation provides criteria for assessment of individual tax positions and a process for recognition and measurement of uncertain tax positions. Tax positions are evaluated on whether they meet the “more likely than not” standard for sustainability on examination by tax authorities. The Company’s Management has determined there are no material uncertain tax positions.

ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate applied to year to date income in interim periods. If management is unable to estimate a portion of its ordinary income, but is otherwise able to reliably estimate the remainder, ASC 740-270-25-3 provides that the tax applicable to that item be reported in the interim period in which the item occurs. The tax (or benefit) related to ordinary income (or loss) shall be computed at an estimated annual effective tax rate and the tax (or benefit) related to all other items shall be individually computed and recognized when the items occur. Management is unable to estimate a portion of its ordinary income and as a result had computed the company’s tax provision in accordance with ASC 740-270-25-3. The Company’s effective tax rate was 0.00% and 0.00% for the three months ended September 30, 2022, and 2021, respectively, and 0.00% and 0.00% for the nine months ended September 30, 2022 and September 30, 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three months and nine months ended September 30, 2022 and 2021 primarily due to the aforementioned tax exemption available to PCCU.

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ASC Topic 740 also prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Offering Costs Associated with the Initial Public Offering and PIPE Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as offering costs allocated to warrants in the statements of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Deferred offering costs as of September 30, 2022 consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the PIPE Offering.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective and are not expected to have a material impact on the Company’s financial position or results of operations upon adoption.

Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduces a model based on expected losses to estimate credit losses for most financial assets and certain other instruments. In November 2019, the FASB issued ASU No. 2019-10 Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The update allows the extension of the initial effective date for entities which have not yet adopted ASU No. 2016-02. The standard is effective for annual reporting periods beginning after December 15, 2022 for private companies and SEC filers classified as smaller reporting entities, with early adoption permitted. Entities apply the standard’s provisions by recording a cumulative effect adjustment to retained earnings. The Company has not yet adopted ASU 2016-13 and is currently assessing the impact of this new standard on its financial statements.

Collaborative Arrangements

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This update clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers (“ASU 2018-18”). The update clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, the update precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606 and early adoption is permitted.

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The ASU’s amendments were effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods therein. The adoption of this standard did not have a material impact on the Company’s financial statements as the Company does not have any collaborative agreements. However, there is a potential for the Company to enter into collaborative agreements in the future, as it expands into additional markets.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). FASB issued ASU 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. In June 2020, FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Deferral of the Effective Dates for Certain Entities, which deferred the effective date of ASU 2016-02 to annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. Management is currently evaluating this standard but anticipates the adoption of the new lease standard to be immaterial. Effective July 1, 2022, the Company amended its existing lease to a month-to-month lease and therefore no asset or liability amounts are reported pursuant to ASC 842.

Business Combination

The Business Combination detailed in Note 1 above was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, NLIT is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of SHF issuing shares for the net assets of NLIT, accompanied by a recapitalization. The net assets of NLIT are recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Other related events in connection with the Business Combination are summarized below:

●	The 2,875,000 of Founder Class B Stock converted at the closing to an equal number of shares of Class A stock.

●	Upon closing of the Business Combination, 11,386,139 shares of Class A Stock were issued to the Seller as set forth in and pursuant to the terms of the Purchase Agreement.

The Seller was due to receive a cash payment of $3.1 million at the consummation of the Business Combination, which represented the amount of SHF’s cash on hand at July 31, 2021, less accrued but unpaid liabilities. In addition, pursuant to the terms of the purchase agreement, the Company is responsible for reimbursing the Seller for its transaction expenses.

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●	Approximately $56.9 million of the $70.0 million of cash proceeds due to PCCU was deferred and is due to the Seller. Approximately $21.9 million of the amount is payable to PCCU beginning December 15, 2022. The residual $35.0 million is due in six quarterly instalments of $6.4 million thereafter. Interest accrues at an effective annual rate of approximately 7.7%. A sum of 1,200,000 founder shares were escrowed until the amount is paid in full.

●	The Parent-Entity Net Investment appearing in the balance sheet of SHF amounting to $9,124,297 on the date of the business combination was transferred to additional paid in capital.
●	Immediately prior to the Closing, 20,450 shares of Series A Convertible Preferred were purchased by the PIPE Investors pursuant to the PIPE Securities Purchase Agreements for an aggregate value of $20,450,000. The shares of Series A Convertible Preferred are convertible into 2,045,000 shares of Class A Stock assuming a purchase price of $10.00 per share of Class A Stock. Twenty (20) percent of the aggregate value was deposited into a third party escrow account for purposes of paying the PIPE Investors any required Registration Delay Payments. Upon the filing of a registration statement 10 calendar days subsequent to closing, 17.5% of the escrow amount will be released with the remaining amount released once all securities are included in an effective registration statement.

●	For tax purposes, the transaction will be treated as a taxable asset acquisition, resulting in an estimated tax basis Goodwill balance of $43,411,985, creating a deferred tax asset reported as Additional Paid-in Capital in the equity section of the balance sheet as of the date of the business combination. There is not any goodwill for book reporting purposes as no goodwill or other intangible assets are to recorded in accordance with accounting principles generally accepted in the United States of America.

●

Preferred Stock

The Company is authorized to issue 1,250,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of September 30, 2022, there were 20,450 preferred shares issued or outstanding and no preferred shares outstanding on December 31, 2021.

●

Class A Common Stock

The Company is authorized to issue up to 125,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. As of September 30, 2022 and December 31, 2021, there were 18,715,912 and 0 shares, respectively, of Class A Common Stock issued or outstanding. As of September 30, 2022, 3,804,872 Class A Common Stock are held by the purchasers under that certain forward purchase agreement dated June 16, 2022 by and among the Company and such purchasers.

●

Parent-Entity Net Investment

Parent-Entity Net Investment balance in the combined balance sheets represents PCCU’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with PCCU is required. No separate equity accounts are maintained for SHS, SHF or the Branches.

Note 3. Loans Receivable

Commercial real estate loans receivable, net consist of the following:

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Commercial real estate loans receivable, gross	$1,443,060	1,478,301
Allowance for loan losses	(21,646)	(14,741)
Commercial real estate loans receivable, net	1,421,414	1,463,560
Current portion	(71,168)	(52,833)
Noncurrent portion	$1,350,246	1,410,727

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Note 4. Other Investment

At September 30, 2022, the Company had a $500,000 unsecured loan receivable amount that contained a conversion feature. The Company had the right to convert the outstanding balance of the loan, including all accrued but unpaid interest, into equity of the borrower. In the event that no agreement for acquisition is reached, the Company, in its sole and subjective discretion, may elect to proceed under the existing repayment schedule or convert the loan to equity. Given this conversion feature, the amount receivable from the borrower is thus classified as an “Other Investment” as of September 30, 2022.

Note 5. Allowance for Loan Losses

The allowance for loan losses is maintained at a level believed to be sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management’s analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the amount and composition of the loan portfolio, delinquency levels, actual loss experience, current economic conditions, and detailed analysis of individual loans for which the full collectability may not be assured. The detailed analysis includes methods to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment.

The allowance may consist of specific and general components. While the allowance may consist of general and specific components, the allowance is general in nature and is available for the loan portfolio in its entirety.

The allowance for loan losses consists of the following activity for the three and nine months ended September 30, 2022 and 2021:

	Commercial real estate loans	Total
Nine Months ended September 30, 2022:
Allowance for loan losses:
Beginning balance	$14,741	$14,741
Charge-offs	-	-
Recoveries	-	-
Provision	6,905	6,905
Ending balance	$21,646	$21,646

Three Months ended September 30, 2022:
Allowance for loan losses:

Beginning balance	$21,801	$21,801
Charge-offs	-	-
Recoveries	-	-
Provision (benefit)	(155)	(155)
Ending balance	$21,646	$21,646

Loans receivable at September 30, 2022
Individually evaluated for impairment	$-	$-
Collectively evaluated for impairment	1,443,060	1,443,060
	$1,443,060	$1,443,060

Allowance for loan losses at September 30, 2022
Individually evaluated for impairment	$-	$-
Collectively evaluated for impairment	21,646	21,646
	$21,646	$21,646

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	Commercial real estate loan	Total
Nine Months ended September 30, 2021:
Allowance for loan losses:
Beginning balance	$13,342	$13,342
Charge-offs	-	-
Recoveries	-	-
Provision	12,441	12,441
Ending balance	$25,783	$25,783

Three Months ended September 30, 2021:
Allowance for loan losses:

Beginning balance	$25,269	$25,269
Charge-offs	-	-
Recoveries	-	-
Provision	514	514
Ending balance	$25,783	$25,783

Loans receivable at September 30, 2021
Individually evaluated for impairment	$-	$-
Collectively evaluated for impairment	1,741,475	1,741,475
	$1,741,475	$1,741,475

Allowance for loan losses at September 30, 2021
Individually evaluated for impairment	$-	$-
Collectively evaluated for impairment	25,783	25,783
	$25,783	$25,783

At September 30, 2022 and September 30, 2021, no loans were past due, classified as non-accrual or considered impaired.

Indemnity Liability

As discussed at Note 7, and pursuant to PCCU Agreements, PCCU funds loans originated and serviced by SHF either directly or through a third-party vendor. SHF retains the associated interest and pays PCCU a fee at an annual rate of 0.25% of the outstanding loan principal. The below schedule details outstanding amounts funded by PCCU and categorized as either collateralized loans or unsecured loans and lines of credit. No loans were funded by PCCU prior to January 1, 2022.

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Secured term loans	$17,200,000	$-
Unsecured loans and lines of credit	528,042	-
Total loans funded by Parent	$17,728,042	$-

All amounts were performing at September 30, 2022. Secured loans contained an interest rate ranging from 8.25% to 12.0%. Unsecured loans and lines of credit contain variable rates ranging from Prime + 1.5% to Prime + 6%. Unsecured lines of credit had incremental availability of $996,958 and $225,000 at September 30, 2022 and December 31, 2021.

SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated at least a quarterly based on each situation by SHF management. Given the Company’s limited lending history, the estimate is based on risk adjusted national charge off rates as published by the US Federal Reserve.

The indemnity liability activity on September 30, 2022 are as follows:

	Three months ended September 30, 2022	Nine months ended September 30, 2022
	(Unaudited)	(Unaudited)

Beginning balance	288,505	-
Charge-offs	-	-
Recoveries	-	-
Provision	88,500	377,005
Ending balance	377,005	377,005

All loans were current and considered performing at September 30, 2022

SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business. Other than potential loan losses, no other circumstances were identified meeting the requirements of a loss contingency.

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The provision for loan losses on the statement of operations consists of the following activity for the three and nine months ended September 30, 2022:

	Three months ended			Nine months ended
	Commercial real estate loans	Indemnity liability	Total	Commercial real estate loans	Indemnity liability	Total
Provision (benefit)	(155)	88,500	88,345	6,905	377,005	383,910

Note 6. Property and equipment, net

Property and equipment consist of the following:

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Equipment	$41,815	$28,080
Office furniture	7,070	7,070
	48,885	35,150
Less: accumulated depreciation	(32,375)	(28,799)
Property and equipment, net	$16,510	$6,351

Depreciation expense was $3,576 and $1,264 for the nine months ended September 30, 2022 and September 30, 2021, respectively.

Note 7. Related party transactions

Account Servicing Agreement

Effective July 1, 2021, SHF, LLC (“SHF”) entered into an Account Servicing Agreement with PCCU. SHF provides services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF assumes the costs associated with the CRB accounts. These costs include employees to manage account onboarding, monitoring and compliance, rent and office expense, insurance and other operating expenses necessary to service these accounts. Under the agreement, PCCU agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or PCCU provide sixty days prior written notice. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

Pursuant to this agreement, as amended and restated, the Company reported revenue of $2,340,716 and $5,777,446 for the three month and nine month periods ended September 30, 2022 and $1,633,667 and $4,938,413 for the three and nine month periods ended September 30, 2021.

Support Services Agreement

Effective July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. In addition, 25% of any investment income associated with CRB deposits is paid to PCCU. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or PCCU upon giving sixty days prior written notice. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

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Pursuant to these agreements and as amended and restated, the Company reported expense of $204,535 and $420,085 for the three-month and nine-month periods ended September 30, 2022, and $93,285 and $261,496 for the three-month and nine-month periods ended September 30, 2021.

Significant terms of the Amended and Restated Accounting Servicing Agreement and Support Services Agreement are as follows:

●	Pursuant to the Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Account Servicing Agreement and Support Services Agreement are for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The Account Servicing Agreement will also terminate within 60 days of SHF no longer qualifying as a “credit union service organization” (a “CUSO”) or within 60 days of the assumption by a third party of all CRB-related accounts. On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Account Servicing Agreement and Support Services Agreement, which agreement amended and restated the Amended and Restated Account Servicing and Support Services Agreements to remove the provision providing for the termination of the agreements within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF ceased to qualify as a CUSO following the closing of the Business Combination.

●	Pursuant to the Support Services Agreement, as amended, PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing and capacity for CRB depository accounts for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to PCCU and 75% to SHF and SHF will reimburse PCCU for any of its out-of-pocket expenses relating to the services provided to SHF. The Amended and Restated Support Services Agreement also sets forth certain agreements of PCCU to limit bonus distributions to its members to $30,000,000 during any 12-month period following the effective date of the agreement. Finally, under the Support Services Agreement PCCU will continue to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The below schedule demonstrates PCCU’s deposit capacity at September 30, 2022 and December 31, 2021.

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
PCCU total assets	$636,482,187	$575,170,939
Capacity at 65%	413,713,422	373,861,110
CRB related deposits	165,697,653	146,267,976
Incremental capacity	$248,015,769	$227,593,134

PCCU policy also requires they maintain an internal ratio of net worth to total assets of at least 10%. CRB related deposit capacity maybe limited if PCCU ratio declines below this threshold.

F-58

Loan Servicing Agreement

Effective February 11, 2022, SHF entered into an Amended and Restated Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB customers and the loan servicing and monitoring responsibilities provided by both PCCU and SHF. PCCU will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU. For the loans that are subject to this agreement, SHF originates the loans and performs all compliance analysis, credit analysis of the potential borrower, due diligence and underwriting and all administration, including hiring and incurring the costs of all related personnel or third-party vendors necessary to perform these services. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to default-related loan losses as defined in the Loan Servicing Agreement. The agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

SHF’s loan program currently depends on PCCU as SHF’s largest funding source for new loans to CRBs. Under PCCU’s loan policy for loans to CRBs, PCCU’s Board of Directors has approved aggregate lending limits at the lessor of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as i) real estate secured, ii) construction, iii) unsecured and iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. In addition, loans to any one borrower or group of associated borrowers are limited by applicable National Credit Union Association regulations to the greater of $100,000 or 15% of PCCU’s net worth.

The below schedule demonstrates the ratio of CRB related loans funded by PCCU to the relative lending limits at September 30, 2022. No amounts were funded prior to January 1, 2022.

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
CRB related deposits	$165,697,653	$146,267,976
Capacity at 65%	107,703,474	95,074,184
PCCU net worth	97,656,494	61,925,336
Capacity at 1.3125	128,174,148	81,227,003
Limiting capacity	$128,174,148	$81,227,003
PCCU loans funded	17,728,042	-
Amounts available under lines of credit	996,958	225,000
Incremental capacity	$109,449,148	$81,002,003

Pursuant to this agreement, the Company reported expenses of $9,160 and $14,264 for the three-month and nine-month periods ended September 30, 2022 and $0 for the three-month and nine-month periods ended September 30, 2021.

Collectively the Account Servicing Agreement, Support Servicing Agreement and Loan Servicing Agreement are referred to as the “Parent Agreements.”

Operating leases

Effective July 1, 2021, SHF entered into a one-year gross lease with PCCU to lease space in its existing office at a monthly rent of $5,400. Effective July 1, 2022, the Company amended its existing lease to a month-to-month lease and therefore no asset or liability amounts are reported pursuant to ASC 842.

F-59

Note 8. Revenue

Disaggregated revenue

Revenue by type are as follows:

For the three-month period ended September 30,	2022	2021
	(Unaudited)	(Unaudited)
Deposit, activity, onboarding income	$1,369,559	$1,494,204
Safe Harbor Program income	38,598	83,194
Investment income	558,860	111,052
Loan interest income	412,297	28,411
Total Revenue	$2,379,314	$1,716,861

For the nine-month period ended September 30,	2022	2021
	(Unaudited)	(Unaudited)
Deposit, activity, onboarding income	$4,179,323	$4,588,471
Safe Harbor Program income	125,767	359,044
Investment income	935,993	271,113
Loan interest income	662,130	78,829
Total Revenue	$5,903,213	$5,297,457

Note 9. Commitments and contingencies

From time to time, the Company is subject to claims in legal proceedings arising in the normal course of business. The Company does not believe that it is currently party to any pending legal action that could reasonably be expected to have a material adverse effect on our business or operating results.

Note 10. Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value hierarchy ranks the inputs used in measuring fair value as follows:

○	Level 1 – Observable, unadjusted quoted prices in active markets
○	Level 2 – Inputs other than quoted prices included in Level 1 that are directly or indirectly observable for the asset or liability
○	Level 3 – Unobservable inputs with little or no market activity that require the Company to use reasonable inputs and assumptions

The Company uses fair value measurements to record adjustments to certain financial assets and liabilities on a recurring basis. The Company may be required to record certain assets at fair value on a nonrecurring basis in specific circumstances, such as evidence of impairment. Methodologies used to determine fair value might be highly subjective and judgmental in nature; therefore, valuations may not be precise. If the Company determines that a valuation technique change is necessary, the change is assumed to have occurred at the end of the respective reporting period.

F-60

 Assets and Liabilities Reported at Fair Value on a Recurring Basis

Public and Private Placement Warrants:

Public and private placement warrants are recorded at fair value on a recurring basis. The Company obtains dealer quotes, Level 1 and Level 3 inputs, based on observable data to value these warrants.

Forward purchase option derivative:

Forward purchase option derivative are recorded at fair value on a recurring basis. The Company obtains dealer quotes, Level 3 inputs, based on observable data to value these warrants.

The following tables summarize financial assets and liabilities recorded at fair value on a recurring basis, by the level of valuation inputs in the fair value hierarchy on September 30, 2022:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Unobservable Inputs (Level 3)

Description
Liabilities:
Public warrants	$704,375	$704,375	-
Private placement warrants	$32,682	-	$32,682
Assets:
Forward purchase option derivative	$1,085,839	-	$1,085,839

Assets Measured at Fair Value on a Nonrecurring Basis

There were no assets or liabilities recorded at fair value on a nonrecurring basis for the periods ended September 30, 2022, and December 31, 2021.

Fair Value of Financial Instruments

The Company uses various methodologies and assumptions to estimate the fair value of certain financial instruments. With the exceptions of loans receivable, warrants and forward purchase option derivatives, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

The following tables present the carrying amounts and fair values of financial instruments, by the level of valuation inputs in the fair value hierarchy, as of the dates indicated:

	As on September 30, 2022
			Fair value measurement using
	Carrying amount	Fair value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	7,273,012	7,273,012	7,273,012	-	-
Accounts receivable – trade	813,257	813,257	813,257	-	-
Contract assets	7,676	7,676	7,676	-	-
Prepaid expenses	941,478	941,478	941,478	-	-
Accrued interest receivable	25,422	25,422	25,422	-	-
Forward purchase derivative assets	1,085,839	1,085,839	1,085,839	-	1,085,839
Loans	1,421,414	1,280,815	-	-	1,280,815

Liabilities
Accounts payable	2,263,746	2,263,746	2,263,746	-	-
Accrued expenses	5,569,026	5,569,026	5,569,026	-	-
Contract liabilities	14,583	14,583	14,583	-	-
Public Warrants	704,375	704,375	704,375	-	-
Private Placement Warrants	32,682	32,682	-	-	32,682

F-61

	As on December 31, 2021
			Fair value measurement using
	Carrying amount	Fair value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	5,495,905	5,495,905	5,495,905	-	-
Accounts receivable – trade	522,896	522,896	522,896	-	-
Contract assets	18,317	18,317	18,317	-	-
Prepaid expenses	6,021	6,021	6,021	-	-
Accrued interest receivable	7,556	7,556	7,556	-	-
Loans	1,463,560	1,417,637	-	-	1,417,637

Liabilities
Accounts payable	43,626	43,626	43,626	-	-
Accrued expenses	129,546	129,546	129,546	-	-
Contract liabilities	8,333	8,333	8,333	-	-

The change in the assets measured at fair value on a recurring basis for which we have utilized Level 3 inputs to determine fair value are presented in the following table:

	As on September 30, 2022
	Warrants Liability	Forward purchase derivative assets
Balance at the beginning of the period	-	-
Acquired under business combination	1,605,529	1,687,530
Fair value adjustment	(868,472)	(601,691)
Balance at the end of the period	737,057	1,085,839

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The Warrants are measured at fair value on a recurring basis. The Warrants were initially valued using a Modified Monte Carlo Simulation. As of September 30, 2022, the warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is a Level 1 measurement due to the use of an observable market quote in an active market.

The fair value of the forward purchase option derivative was estimated using a Monte-Carlo Simulation in a risk-neutral framework (a special case of the Income Approach). Specifically, the future stock price is simulated assuming a Geometric Brownian Motion (“GBM”). For each simulated path, the forward purchase value is calculated based on the contractual terms and then discounted at the term-matched risk-free rate. Finally, the value of the forward is calculated as the average present value over all simulated paths. The Company measured the fair value of the forward purchase option derivative upon execution of the Forward Purchase Agreement and as of September 30, 2022, with the respective fair value adjustments recorded within its Statements of Operations. The Company will continue to monitor the fair value of the forward option derivative each reporting period with subsequent revisions to be recorded in the Statements of Operations.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the warrants as of their measurement dates:

September 30, 2022
Exercise price	11.50
Share Price	6.99
Expected term (years)	4.99
Probability of Acquisition	100.0%
Volatility	11.3%
Risk-free rate	4.06%
Dividend yield (per share)	0.00%

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the forward purchase agreement as of their measurement dates:

September 30, 2022
Share Price	6.99
Expected term (years)	3
Probability of Acquisition	100%
Volatility	11.3%
Risk-free rate	4.25%
BB Bond rate	7.72%
C bond rate	15.63%

F-62

Note 11. Earnings Per Share

Basic net income (loss) per common share is calculated by dividing the net income (loss) attributable to common stockholders’ by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders’ by the weighted average number of common shares and potentially dilutive securities outstanding for the period. For the Company’s diluted earnings per share calculation, the Company uses the “if-converted” method for preferred stock and convertible debt and the “treasury stock” method for Warrants and Options.

As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

	For the Nine Months Ended September 30,
	2022	2021
Net income	1,894,179	2,568,537
Weighted average shares outstanding – basic	18,715,912	18,715,912
Basic net earnings per share	0.10	0.14
Weighted average shares outstanding – diluted**	20,760,912	18,715,912
Diluted net earnings per share	0.09	0.14

	For the Three Months Ended September 30,
	2022	2021
Net income	1,056,235	946,063
Weighted average shares outstanding – basic	18,715,912	18,715,912
Basic net earnings per share	0.06	0.05
Weighted average shares outstanding – diluted**	20,760,912	18,715,912
Diluted net earnings per share	0.06	0.05

Weighted average share calculations, basic	As of,
	September 30, 2022	September 30, 2021
Company public shares	3,926,598	2,568,537
Company initial stockholders’	3,403,175	18,715,912
SHF stockholders’	11,386,139	11,386,139
Weighted average shares outstanding – basic	18,715,912	18,715,912

Weighted average shares calculations, diluted	As of,
	September 30, 2022	September 30, 2021
Company public shares	3,926,598	2,568,537
Company initial stockholders’	3,403,175	18,715,912
PIPE Investors**	2,045,000	-
SHF stockholders’	11,386,139	11,386,139
Weighted average shares outstanding – diluted	20,760,912	18,715,912

**	PIPE investors initial shares represent preferred stock without voting rights. Preferred stock initially converts at $10 per share which would result in an additional 2,045,000 shares of Class A Stock.

F-63

Note 12. Forward Purchase Agreement

On June 16, 2022, NLIT entered into a Forward Purchase Agreement with Midtown East Management NL, LLC (“Midtown East”). Subsequent to entering into the Forward Purchase Agreement, the Company, NLIT, and Midtown East entered into assignment and novation agreements with Verdun Investments LLC (“Verdun”) and Vellar Opportunity Fund SPV LLC – Series 1 (“Vellar”), pursuant to which Midtown East assigned its obligations as to 1,666,666 shares of the shares of Class A Stock to be purchased under the Forward Purchase Agreement to each of Verdun and Vellar. As contemplated by the Forward Purchase Agreement:

●	Prior to the Closing, Midtown East, Verdun and Vellar purchased approximately 3.8 million shares of NLIT Class A common stock directly from investors at market price in the public market. Midtown East and other counter parties waived their redemption rights with respect to the acquired shares;

●	One business day following the Closing, NLIT paid approximately $39.3 million from the cash held in its trust account to Midtown East; Verdun and Vellar for the shares purchased and approximately $0.3 million in related expense amounts.

●	At any time prior to the Maturity Date (defined as the earlier of i) the third anniversary of the Closing of the Business Combination, ii) the shares are delisted from The Nasdaq Stock Market or (iii) during any 30 consecutive Scheduled Trading Day-period following the closing of the Business Combination, the Volume Weighted Average Share Price (VWAP) Price for 20 Scheduled Trading Days during such period shall be less than $3.00 per share), Midtown East, Verdun and Vellar may elect an optional early termination to sell some or all of the shares (the “Terminated Shares”) of Class A Stock in the open market. If Midtown East, Verdun and Vellar sell any shares prior to the Maturity Date, the pro-rata portion of the Reset Price will be released from the escrow account and paid to SHF. Midtown East, Verdun and Vellar shall retain any proceeds in excess of the Reset Price that is paid to SHF.

●	At the Maturity Date, Midtown East, Verdun and Vellar shall be entitled to (1) the product of the shares then held by them multiplied by the Forward Price, and (2) an amount, in cash or shares at the sole discretion of NLIT, equal to (a) in the case of cash, the product of(i)(x) 3.8 million shares less (y) the number of Terminated Shares and (ii) $2.00 (the “Maturity Cash Consideration”) and (b) in the case of shares, (i) the Maturity Cash Consideration divided by (ii) the VWAP Price for the 30 Scheduled Trading Days prior to the Maturity Date.

Note 13. Warrant Liability

As of September 30, 2022, the Company has 5,750,000 Warrants and 264,088 Private Placement Warrants; there are no warrants as of December 31, 2021.

Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Warrants will become exercisable on the later of (i) the date of the completion of a Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

Redemption of warrants become exercisable when the price per Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption rights; this is also the case if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Placement Warrants are identical to the Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A Common Stock issuable upon the exercise of the Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants are exercisable on a cashless basis and non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

F-64

Note 14. Subsequent events

Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued. The Company noted the following subsequent events that occurred after the balance sheet date of September 30, 2022:

●	On October 26, 2022, SHF Holdings, Inc., entered into a Forbearance Agreement (the “Forbearance Agreement”) with PCCU and Luminous Capital USA Inc. (“Luminous”). As per the terms of the agreement, PCCU has agreed to defer all payments owed pursuant to the Purchase Agreement for a period of six (6) months from the date hereof while the Parties engage in good faith efforts to renegotiate the payment terms applicable to the Deferred Obligation (the “Forbearance Period”).

●	On October 29, 2022, SHF Holdings, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the PCCU, SHF Merger Sub I and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), SHF Merger Sub II, LLC, and a direct wholly-owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Rockview Digital Solutions, Inc., d/b/a Abaca (the “Company”) and Dan Roda, solely in such individual’s capacity as the representative of the Company Security Holders (the “Company Stockholders’ Representative”). The Merger Agreement provides that the Parent will acquire the Company in exchange for (a) cash consideration in an amount equal to (i) $9,000,000 ($3,000,000 is payable at closing, with an additional $3,000,000 payable at each of the one-year and two-year anniversaries of the closing); and (b) $21,000,000 of validly issued, fully paid and non-assessable shares of the Parent’s common stock, $0.0001 par value per share, payable in two installments of $8,400,000 on the closing date of merger and $12,600,000 on the first anniversary of the closing year. This transaction is expected to close in the fourth quarter of 2022.

●	On November 2, 2022, EF Hutton, a division of Benchmark Investments, LLC (“EF Hutton”) issued a notice of default to the Company towards a promissory note (the “Note”) entered with the company on September 28, 2022, amounting to $2,166,250. The Note provides that the Company was obligated to pay EF Hutton the principal sum of $2,166,250 on the following schedule: (i) $715,750 on October 14, 2022 and (ii) $362,625 on each of October 31, 2022, November 30, 2022, December 31, 2022, and January 31, 2023. The legal notice indicates that the principal balance of the $1,450,500 is immediately due and payable with default interest of 24% per annum, and that EF Hutton intended to pursue legal action if full payment was not received by November 7, 2022. EF Hutton claimed that SHF defaulted on the Note by failing to pay the $362,625 instalment payment due on October 31, 2022. The Company is currently investigating available remedies and intends to defend itself against any claims.

●	As noted in Note 12 above, on June 16, 2022, NLIT entered into a Forward Purchase Agreement with Midtown East. Subsequent to entering into the Forward Purchase Agreement, the Company, NLIT, and Midtown East entered into assignment and novation agreements with Verdun and Vellar pursuant to which Midtown East assigned its obligations as to 1,666,666 shares of the shares of Class A Stock to be purchased under the Forward Purchase Agreement to each of Verdun and Vellar. As contemplated by the Forward Purchase Agreement, should the Volume Weighted Average share Price (VWAP) Price for 20 Scheduled Trading Days be less than $3.00 prior to the maturity date, Midtown East, Verdun and Vellar may elect an optional early termination to sell some or all of the shares (the “Terminated Shares”) of Class A Stock in the open market. If Midtown East, Verdun and Vellar sell any shares prior to the Maturity Date, the pro-rata portion of the Reset Price will be released from the escrow account and paid to SHF. Midtown East, Verdun and Vellar shall retain any proceeds in excess of the Reset Price that is paid to SHF. The Company will continue to monitor the aforementioned VWAP during the fourth quarter of 2022.

F-65

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Northern Lights Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Northern Lights Acquisition Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the period from February 26, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from February 26, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Hartford, CT
March 25, 2022

F-66

NORTHERN LIGHTS ACQUISITION CORP.

BALANCE SHEET

December 31,
2021
ASSETS
Current Assets
Cash	$254,523
Prepaid expense	7,499
Prepaid insurance-current portion	175,000
Total current assets	437,022

Noncurrent Assets
Prepaid insurance-noncurrent portion	87,500
Investments held in Trust Account	117,321,508
Total assets	$117,846,030

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	306,792
Franchise tax payable	168,767
Total current liabilities	475,559

Noncurrent liabilities
Warrant liabilities	2,826,876
Deferred underwriter fee payable	4,025,000
Total liabilities	7,327,435

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption; 11,500,000 shares at redemption value of $10.20	117,300,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,250,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 125,000,000 shares authorized; 528,175 issued and outstanding, excluding 11,500,000 shares subject to redemption	53
Class B common stock, $0.0001 par value; 12,500,000 shares authorized; 2,875,000 issued and outstanding	288

Accumulated deficit	(6,781,746)
Total stockholders’ deficit	(6,781,405)
Total liabilities and stockholders’ deficit	$117,846,030

The accompanying notes are an integral part of the financial statements

F-67

NORTHERN LIGHTS ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the Period from February 26, 2021 (inception) through December 31, 2021

Formation and operating costs	$550,343
Franchise tax expenses	168,767
Loss from operation costs	(719,110)
Other income and expense:
Change in fair value of warrant liabilities	2,204,598
Offering costs allocated to warrants	(261,838)
Realized gain from marketable securities held in Trust Account	21,508
Net income	$1,245,158

Weighted average shares outstanding of Class A common stock subject to redemption	6,944,805
Basic and diluted net income per common stock subject to redemption	$0.12
Weighted average shares outstanding Class A and Class B non-redeemable common stock	3,193,963
Basic and diluted net income per common stock not subject to redemption	$0.12

The accompanying notes are an integral part of the financial statements

F-68

NORTHERN LIGHTS ACQUISITION CORP.

STATEMENT OF CHANGES STOCKHOLDER’S DEFICITS

For the period from February 26, 2021 (inception) through December 31, 2021

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid in	Accumulative	Stockholders’
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit
Balance — February 26, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Common Stock to Sponsor	—	—	2,875,000	288	24,712	—	25,000

Sale of non-redeemable private placement units to sponsor	528,175	53	—	—	5,281,697	—	5,281,750
Redemption of Class A common stock subject to possible redemption	—	—	—	—	(5,306,409)	(8,026,904)	(13,333,313)
Net income	—	—	—	—	—	1,245,158	1,245,158
Balance – December 31, 2021	528,175	$53	2,875,000	$288	$—	$(6,781,746)	$(6,781,405)

The accompanying notes are an integral part of the financial statements

F-69

NORTHERN LIGHTS ACQUISITION CORP.

STATEMENT OF CASH FLOWS

For the
Period from
February 26, 2021 (inception)
Through
December 31, 2021
Cash flows from operating activities:
Net loss	$1,245,158
Adjustments to reconcile net loss to net cash used in operating activities:
Realized gain from securities held in Trust Account	(21,508)
Change in fair value of warrant liability	(2,204,598)
Offering costs allocated to warrants	261,838
Changes in operating assets and liabilities:
Prepaid insurance	(262,500)
Prepaid expenses	(7,499)
Accrued expense	271,792
Franchise tax payable	168,767
Net cash used in operating activities	(548,550)

Cash flows from investing activities:
Investment of cash in Trust Account	(117,300,000)
Net cash used in investing activities	(117,300,000)

Cash flows from financing activities:
Proceeds from issuance of Class B common stock to sponsor	25,000
Proceeds from sale of Units, net of underwriting discount paid	113,275,000
Proceeds from sale of Private units	5,281,750
Proceeds from related party promissory note	92,737
Payment of related party promissory note	(92,737)
Payment of offering costs	(478,677)
Net cash provided by financing activities	118,103,073

Net change in cash	254,523
Cash at beginning of period	—
Cash at end of period	$254,523

Non-cash investing and financing activities:
Deferred underwriting fee payable	$4,025,000
Initial classification of warrant liabilities	$5,031,474
Offering costs charged to additional paid-in capital included in accrued expense	$35,000

The accompanying notes are an integral part of the financial statements

F-70

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Northern Lights Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 26, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At December 31, 2021, the Company had not yet commenced any operations. All activity from inception through December 31, 2021 relates to the Company’s formation and the initial public Offering (as defined below), and, since the closing of the initial public offering, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company has selected December 31 as its fiscal year end.

The Registration Statement for the Company’s Initial Public Offering was declared effective on June 23, 2021. On June 28, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (“Units” and, with respect to the shares of Class A Common Stock included in the Units offered, the “Public Shares”), generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 528,175 private placement units (the “Private Placement Units”) at a price of $10.00 per unit in a private placement to 5AK, LLC (the “Sponsor”), generating gross proceeds of $5,281,750, which is described in Note 4.

Following the closing of the Initial Public Offering on June 28, 2021, an amount of $117,300,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

Transaction costs of the Initial Public Offering amounted to $6,263,677, of which $1,725,000 was for underwriting fees paid at the time of the IPO, $4,025,000 was for deferred underwriting commissions, and $513,677 was for other offering costs.

Following the closing of the Initial Public Offering $938,853 of cash was held outside of the Trust Account available for working capital purposes. As of December 31, 2021, we have available to us $254,523 of cash on our balance sheet and a working capital deficit of $38,537.

F-71

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its Stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants or rights. These Common Stock are recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

F-72

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B Common Stock, the Common Stock included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B Common Stock) and Private Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Class B Common Stock and Private Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have up to 12 months from the closing of our IPO, or until June 28, 2022, to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months, or until December 28, 2022 (“the Combination Period”), to complete a business combination), subject to the sponsor depositing additional funds into the trust account. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-73

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of December 31, 2021, the Company had $254,523 in cash and a working capital deficit of $38,537. As described above, on June 28, 2021 the Company closed its IPO of 11,500,000 Units at $10.00 per Unit, generating gross proceeds of $115.0 million, and also consummated the Private Placement of 528,175 Private Placement units to the Sponsor at a purchase price of $10.00 per Private Placement unit, generating gross proceeds of $5,281,750.

The Company’s liquidity needs prior to the consummation of its IPO were satisfied through the proceeds of $25,000 from the sale of the Founder Shares and proceed from the promissory note from sponsor of $92,737, which was repaid upon closure of the IPO. Subsequent to the IPO, the Company’s liquidity will be satisfied through a portion of the net proceeds from IPO held outside of the Trust Account.

The Company intends to complete its initial Business Combination before June 28,2022 and we believe we have sufficient arrangements with our vendors to continue to operate until we complete our initial Business Combination. However, there can be no assurance that the Company will be able to consummate the Business Combination by then. In the event that we are unable to consummate the Business Combination before June 28, 2022 we anticipate identifying and accessing additional capital resources in order to extend the Business Combination period up to 18 months. However, there can be no assurance that the Company will have access to sufficient capital to extend the deadline to consummate the Business Combination. As a result, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” it is uncertain that the Company will have sufficient liquidity to fund the working capital needs of the Company beyond June 28, 2022. Management has determined that given the liquidity condition of the Company, should a Business Combination not occur by June 28, 2022, there is substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, the Company may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. the Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through June 28, 2022.

F-74

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-75

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $254,523 in cash and no cash equivalents as of December 31, 2021.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $117,300,000 ($10.20 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act 1940, as amended (the “Investment Company Act”), which will be invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

F-76

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (Continued)

The Company is considered an exempted State of Delaware company and is presently not subject to income taxes or income tax filing requirements in the State of Delaware or the United States. As such, the Company’s tax provision is zero for the period presented.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as offering costs allocated to warrants in the condensed statements of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

On December 31, 2021, there are 528,175 shares of Class A Common Stock in Private Placement Unit (Note 5) outstanding. 11,500,000 shares of Class A Common Stock are subject to possible redemption.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2021, the Class A Common Stock reflected on the balance sheet are reconciled in the following table:

As of December 31, 2021
Gross Proceeds	$115,000,000
Less:
Proceeds allocated to public warrants	(5,031,474)
Proceeds allocated to shares not subject to redemption	(59)
Issuance costs related to Class A common stock	(6,263,677)
Plus:
Accretion of carrying value to redemption value	13,595,210
Class A common stock subject to possible redemption	117,300,000

F-77

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2021, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted average number of common stock shares outstanding for the period. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company applies the two-class method in calculating earnings per share. The contractual formula utilized to calculate the redemption amount approximates fair value. The Class feature to redeem at fair value means that there is effectively only one class of stock. Changes in fair value are not considered a dividend of the purposes of the numerator in the earnings per share calculation. Net income per common share is computed by dividing the pro rata net loss between the redeemable shares and the non-redeemable shares by the weighted average number of common shares outstanding for each of the periods. The calculation of diluted income per common stock does not consider the effect of the warrants issued in connection with the IPO since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable for 6,014,088 shares of common stock in the aggregate.

The following table reflects the calculation of basic and diluted net income per common share:

For the Period from February 26, 2021 (inception)
Through December 31, 2021
Redeemable Class A common stock subject to possible redemption
Numerator: earnings allocable to redeemable Class A common stock subject to possible redemption	$852,903

Denominator: weighted average number of redeemable Class A common stock	6,944,805
Basic and diluted net income per redeemable Class A common stock	$0.12

Non-redeemable Class A and Class B common stock
Numerator: net income allocable to non-redeemable Class A and Class B common stock	$392,255

Denominator: weighted average number of non-redeemable Class A and Class B common stock
Non-redeemable Class A private placement and Class B common shares, basic and diluted	3,193,963
Basic and diluted net income per non-redeemable Class A and Class B common stock	$0.12

F-78

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

F-79

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt—Debt with Conversion and Other Options(Subtopic 470- 0) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 —Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit on June 28, 2021. Each Unit consists of one share of the Company’s Class A Common Stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per whole share (see Note 7).

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 528,175 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $5,281,750.

The Private Placement Units are identical to the Units, except that (a) the Private Placement Units and their component securities will not be transferable, assignable or saleable until the consummation of the Company’s initial business combination except to permitted transferees and (b) the Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) may be exercised by the holders on a cashless basis and (ii) will be entitled to registration rights.

F-80

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions

Founder Shares

On March 19, 2021, the Company issued an aggregate of 2,875,000 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On March 24, 2021, the Sponsor transferred 10,000 shares to the Company’s Chief Financial Officer and 10,000 shares to each of the Company’s three independent directors. The Founder Shares which the Sponsor and its permitted transferees will collectively own, on an as-converted basis, represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On February 26, 2021, the Sponsor committed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of July 31, 2021 or the completion of the Initial Public Offering. On July 7, 2021, the Company paid off the promissory note in full. At December 31, 2021, there is no outstanding balance under the Promissory Note. From inception to December 31, 2021, we borrowed and repaid $92,737 pursuant to the promissory note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into units at a price of $10.00 per unit. The Units will be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. To date and as of December 31, 2021, the Company has no working capital loans outstanding.

If the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may, by resolution of the Company’s board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the Company’s amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,150,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $2,300,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit) (the “Extension Loans”). Any such payments would be made in the form of non-interest bearing loans. If the Company completes its initial Business Combination, the Company will, at the option of the Sponsor, repay the Extension Loans out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the Private Placement Units.

F-81

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (Continued)

If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement among the Company and the Company’s officers, directors, and the Sponsor contains a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. The public stockholders will not be afforded an opportunity to vote on the extension of time to consummate an initial Business Combination from 12 months to 18 months described above or redeem their shares in connection with such extensions.

Administrative Support Agreement

Commencing on the date of the Initial Public Offering and until completion of the Company’s Business Combination or liquidation, the Company may reimburse Luminous Capital Inc., an affiliate of the Sponsor, up to an amount of $10,000 per month for office space, secretarial and administrative support. Through December 31, 2021, $60,000 of support fees were incurred and are included in formation and operating costs in the accompanying statement of operations.

Note 6 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on June 23, 2021, the holders of the Founder Shares, Private Placement Units (including the securities contained therein), the units (including the securities contained therein) that may be issued upon conversion of the Working Capital Loans, and any shares of Class A Common Stock issuable upon the exercise of the Placement Warrants and any shares of Class A Common Stock, warrants (and underlying Class A Common Stock) that may be issued upon conversion of the units issued as part of the working capital loans and Class A Common Stock issuable upon conversion of the founder shares are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriter’s over-allotment option was exercised in full on June 28, 2021.

The underwriter was paid a cash underwriting discount of 1.50% of the gross proceeds of the Initial Public Offering, or $1,725,000. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $4,025,000. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on June 28, 2021 and ending 12 months from the closing of a business combination, we have granted the underwriters a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of our Registration Statement.

F-82

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 7 – Warrant Liability

At December 31, 2021 the Company has 5,750,000 Public Warrants and the 264,088 Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (i) the date of the completion of a Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of its initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Company’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.. Notwithstanding the above, if the Company’s shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, it may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants when the price per Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

F-83

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 7 – Warrant Liability (Continued)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the greater of the Market Value and the Newly Issued Price.

The Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Placement Warrants and the Class A Common Stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company accounted for the aggregate 6,014,088 warrants issued in connection with the Initial Public Offering (the 5,750,000 Public Warrants and the 264,088 Placement Warrants) in accordance with the guidance contained in FASB ASC Topic 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability due to the existence of provisions whereby adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a ‘‘fixed-for-fixed’’ option and the existence of the potential for net cash settlement for the warrant holders (but not all common stockholders) in the event of a tender offer.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to remeasurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification

F-84

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 8 – Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,250,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2021, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 125,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. At December 31, 2021, there were 528,175 shares of Class A Common Stock issued or outstanding, excluding 11,500,000 shares of Class A Common Stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue up to 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On March 24, 2021, the Sponsor transferred 10,000 shares to the Company’s Chief Financial Officer and 10,000 shares to each of the Company’s three independent directors. At December 31, 2021, there were 2,875,000 shares of Class B common stock issued and outstanding.

Holders of Class A Common Stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A Common Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A Common Stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A Common Stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

Note 9 – Fair Value Measurements

The following table presents information about the Company’s assets and derivative warrant liabilities that are measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Marketable securities held in Trust Account	$117,321,508	$—	$—

Warrant Liabilities:
Public Warrants	$2,701,925	$—	$—
Private Placement Warrants	$—	$—	$124,951

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. In 2021, the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurements, after they split from the units and started trading.

The Warrants are measured at fair value on a recurring basis. The Public Warrants were initially valued using a Modified Monte Carlo Simulation. As of December 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

At December 31, 2021, assets held in the Trust Account were comprised of $508 in cash and $117,321,000 in a mutual fund invested in U.S. Treasury Securities.

F-85

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 – Fair Value Measurements (Continued)

The Company recognized $5,031,474 for the derivative warrant liabilities upon their issuance on June 28, 2021. The Sponsor paid an aggregate of $5,281,750 for Private Placement Warrants with an initial aggregate fair value of $224,474. The excess purchase price over the initial fair value on the private placement closing date is recognized as a capital contribution from the Sponsor.

The Company utilizes a binomial Monte-Carlo simulation to estimate the fair value of the warrants at each reporting period for warrants that are not actively traded. The estimated fair value of the derivative warrant liabilities is determined using Level 3 inputs. Inherent in a binomial Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	June 28, 2021	December 31, 2021
	(Public and Private Warrant)	(Private Warrant)
Exercise price	$11.50	$11.50
Share price	$10.00	$10.07
Expected term (years)	5.86	5.28
Probability of Acquisition	90.0%	90.0%
Volatility	14.7%	8.3%
Risk-free rate	1.04%	1.28%
Dividend yield (per share)	0.00%	0.00%

The change in the fair value of the derivative warrant liabilities for the period from June 28, 2021 (Initial Public Offering) through December 31, 2021 is summarized as follows:

	Private Placement	Public Warrant	Warrant Liability
Fair value as of June 28, 2021 (Initial Public Offering)	$224,474	$4,807,000	$5,031,474
Change in valuation inputs or other assumptions (1)(2)	(99,523)	(2,105,075)	(2,204,598)
Fair value as of December 31, 2021	$124,951	2,701,925	2,826,876

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liability in the statement of operations.
(2)	Changes are due to the use of quoted prices in an active market (Level 1) and the use of unobservable inputs based on assessment of the assumptions (Level 3) for Public Warrants (after becoming actively traded) and Private Placement Warrants, respectively.

Note 10 – Income Taxes

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

For the period from February 26, 2021 to December 31, 2021
Deferred Tax Assets:
Net operating loss carryforwards	$87,611
Transaction costs	42,000
Start-up costs	16,885
Total deferred tax assets	146,496
Valuation allowance	(146,496)
Deferred tax asset, net of valuation allowance	$—

F-86

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The income tax provision (benefit) consists of the following:

For the period from February 26, 2021 to December 31, 2021
Federal:
Current	$—
Deferred	(146,496)

State and local:
Current	—
Deferred	—
(146,496)
Change in valuation allowance	146,496
Income tax provision (benefit)	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. After consideration of all information available, management believes that significant uncertainty exists with the respect to the realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from February 26, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $146,496.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

For the period from February 26, 2021 to December 31, 2021
Tax benefit at federal statutory rate	21.0%
Increase (decrease) in tax provision resulting from:
Warrants – fair market value change	(37.2)
Warrants – formation costs	4.4
Change in valuation allowance	11.8
Effective income tax rate	0.0%

At December 31, 2021, we had $417,198 of U.S. net operating loss carryforwards available to offset future taxable income. These net operating losses do not expire.

There were no unrecognized tax benefits related to uncertain tax positions at December 31, 2021.

As a result of our operations, we file income tax returns in the US federal jurisdiction and in New York state and are subject to examination by the various taxing authorities, since exception.

F-87

Note 11 – Subsequent Event

On February 11, 2022, the Company and the Sponsor entered into a definitive unit purchase agreement (the “Unit Purchase Agreement”) with SHF, LLC d/b/a Safe Harbor Financial (“SHF”), SHF Holding Co., LLC, the sole member of SHF (the “Seller”), and Partner Colorado Credit Union, the sole member of the Seller (“PCCU”). Pursuant to the Unit Purchase Agreement, upon the closing (the “Closing”) of the contemplated transactions (collectively, the “Business Combination”), the Company will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of Class A Common Stock with an aggregate value equal to $115,000,000 and (b) $70,000,000 in cash. The obligations of the parties to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (a) the representations and warranties of the respective parties being true and correct subject to the materiality standards contained in the Unit Purchase Agreement; (b) material compliance by the parties of their respective pre-closing covenants and agreements, subject to the standards contained in the Unit Purchase Agreement; (c) the approval by the Company’s stockholders of the Business Combination; (d) the approval by the Seller’s manager of the Business Combination; (e) the approval by SHF’s managers of the Business Combination; (f) the absence of any Material Adverse Effect (as defined in the Unit Purchase Agreement) with respect to the Company or with respect to SHF since the effective date of the Unit Purchase Agreement that is continuing and uncured; (g) the Company having at least $5,000,001 in tangible net assets upon the Closing; (h) the election of the members of the post-Closing board of directors consistent with the provisions of the Unit Purchase Agreement, a majority of which are to be independent in accordance with the Nasdaq rules; (i) the entry into certain ancillary agreements as of the Closing; (j) the lack of any notice or communication from, or position of, the SEC requiring the Company to amend or supplement the proxy statement on Schedule 14A to be delivered to its stockholders in connection with the approval of the Business Combination and related matters; and (k) the receipt of certain closing deliverables.

Concurrently with entering into the Unit Purchase Agreement, the Company entered into a securities purchase agreement (a “Securities Purchase Agreement”) with certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, an aggregate of 60,000 shares (the “PIPE Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”), and warrants to purchase up to a number of shares of Class A Common Stock equal to 50% of shares of the Class A Common Stock issuable upon conversion of the PIPE Shares (the “PIPE Warrants”) for gross proceeds of $60.0 million (the “PIPE Financing”). The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Securities Purchase Agreement provides that it will terminate upon the earlier to occur of (i) termination of the Unit Purchase Agreement and (ii) the mutual written agreement of each of the parties.

Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, other than the events included in the above notes, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

F-88

SHF HOLDINGS, INC.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$17,592.65
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

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Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

Amended and Restated Securities Purchase Agreement.

In order to finance a portion of the purchase price payable under the Unit Purchase Agreement, and the costs and expenses incurred in connection therewith, the Company previously entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (the “Initial PIPE Investors”) concurrently with the execution of the Unit Purchase Agreement, pursuant to which such PIPE Investors committed to purchase shares of Class A Convertible Preferred Stock (the “PIPE Shares”) and warrants (the “PIPE Warrants”) to purchase up to a number of shares of the Class A Common Stock equal to 50% of shares of the Class A Common Stock issuable upon conversion of the PIPE Shares (the “Conversion Shares”). On September 27, 2022, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Amended and Restated Securities Purchase Agreement”) with certain of the Initial PIPE Investors and certain additional investors (collectively, the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, an aggregate of 20,450 PIPE Shares and 1,022,500 PIPE Warrants for gross proceeds of approximately $20.4 million (the “PIPE Financing”). On September 28, 2022, in connection with the Closing, the PIPE Financing closed, and 20,450 PIPE Shares and 1,022,500 PIPE Warrants were issued to the PIPE Investors.. The PIPE Shares and PIPE Warrants issued to the PIPE Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated thereunder.

Class A Common Stock

Pursuant to our prior amended and restated certificate of incorporation, each share of NLIT’s Class B Common Stock converted into one share of NLIT’s Class A Common Stock at the Closing of the Business Combination. The issuance of Class A Common Stock upon automatic conversion of Class B Common Stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Private Warrants.

Simultaneously with the consummation of the Initial Public Offering, the Company consummated the private placement of an aggregate of 528,175 units (the “Private Placement Units”) to the Sponsor, at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $5,281,750 (the “Private Placement”). No underwriting discounts or commissions were paid with respect to the Private Placement.. The Private Placement was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits.

Exhibit No.	Description

2.1†	Unit Purchase Agreement dated February 11, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 14, 2022)
2.2	First Amendment to Unit Purchase Agreement dated September 19, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 19, 2022)
2.3	Second Amendment to Unit Purchase Agreement dated September 22, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 23, 2022)
2.4	Third Amendment to Unit Purchase Agreement dated September 28, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 29, 2022)
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on September 29, 2022).
3.2	Certificate of Designation (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on September 29, 2022).
3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed on June 2, 2021).
4.1	Warrant Agreement, dated June 23, 2021, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 25, 2021).
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-1 filed on October 7, 2022).
10.1	Registration Rights Agreement dated September 28, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 4, 2022).
10.2†	Lock-Up Agreement dated September 28, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 4, 2022).
10.3	Non-Competition Agreement dated September 28, 2022 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 4, 2022).
10.4	SHF Holdings, Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 4, 2022).
10.5	Letter Agreement, dated June 23, 2021, among the Company, its officers and directors and 5AK, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 25, 2021).
10.6	Registration Rights Agreement, dated June 23, 2021, by and among the Company and certain securityholders (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 25, 2021).
10.7	Placement Unit Purchase Agreement, dated June 23, 2021, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 25, 2021).
10.8	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on June 2, 2021).
10.9†	Form of Amended and Restated Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed on September 29, 2022).
10.10†	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed on September 29, 2022).
10.11	Form of Voting Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed on September 29, 2022).
10.12	Forward Purchase Agreement dated June 16, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on June 17, 2022).
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed on October 4, 2022).

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23.1*	Consent of Elliott Davis, PLLC
23.2*	Consent of Marcum LLP
23.3	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1, which is incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 filed on October 7, 2022).
24.1	Power of Attorney (incorporated by reference to Page II-7 of the Company’s Registration Statement on Form S-1 filed on October 7, 2022).
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form S-1 filed on October 7, 2022).

* Filed herewith.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer

Date: November 22, 2022

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sundie Seefried	Chief Executive Officer	November 22, 2022
Sundie Seefried

/s/ James H. Dennedy	Chief Financial Officer	November 22, 2022
James H. Dennedy*

/s/ Jonathon F. Niehaus	Director	November 22, 2022
Jonathon F. Niehaus*

/s/ Joshua Mann	Director	November 22, 2022
Joshua Mann*

/s/ John Darwin	Director	November 22, 2022
John Darwin*

/s/ Jennifer Meyers	Director	November 22, 2022
Jennifer Meyers*

/s/ Jonathan Summers	Director	November 22, 2022
Jonathan Summers*

	Director	November 22, 2022
Karl Racine

/s/ Richard Carleton	Director	November 22, 2022
Richard Carleton*

*By: Sundie Seefried, as Attorney-in-fact, pursuant to Power of Attorney, dated October 7, 2022.

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